Exhibit T3C-1
Form of Note Indenture

INDENTURE
Dated as of                     , 2009
CORPORACIÓN DURANGO, S.A.B. DE C.V.,
as the Issuer,
THE NOTE GUARANTORS NAMED HEREIN
and
WILMINGTON TRUST FSB,
as Trustee
$250,000,000 STEP UP RATE
SENIOR GUARANTEED NOTES DUE 2016

Cross-Reference Table*

TIA Section	Indenture Section

§ 310(a)(1)	8.10
(a)(2)	8.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	8.10
(b)	8.10
(c)	N.A.
§ 311(a)	8.11
(b)	8.11
(c)	N.A.
§ 312(a)	2.04
(b)	15.03
(c)	15.03
§ 313(a)	8.06
(b)	8.06; 8.07; 10.02
(c)	8.06; 15.02
(d)	8.06; 15.02
§ 314(a)(1)	8.06; 15.02
(a)(2)	8.06; 15.02
(a)(3)	8.06; 15.02
(a)(4)	15.07
(b)	N.A.
(c)(1)	15.04
(c)(2)	15.04
(c)(3)	15.04
(d)	N.A.
(e)	15.07
(f)	N.A.
§ 315(a)(1)	8.01
(a)(2)	8.02
(b)	8.05; 15.02
(c)	8.01
(d)	8.02; 8.01
(e)	6.11
§ 316(a)(1)(A) and last sentence of (a)	6.05
(a)(1)(B)	6.04
(b)	6.07
(c)	15.06
§ 317(a)(1)	6.08
(a)(2)	6.09
(b)	2.05
§ 318(a)	15.01
(b)	N.A.
(c)	N.A.

N.A. means Not Applicable

*	Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

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		Page

Section 11.07	Reliance by Guarantor Paying Agent	67
Section 11.08	Replacement of Guarantor Paying Agent; Fees of Guarantor Paying Agent	67
Section 11.09	Release	67

ARTICLE 12 SATISFACTION AND DISCHARGE		68

Section 12.01	Satisfaction and Discharge	68
Section 12.02	Application of Trust Money	69

ARTICLE 13 WITHHOLDING TAXES		69

Section 13.01	Additional Amounts	69
Section 13.02	Mitigation	70
Section 13.03	Notification	71
Section 13.04	Payment of Additional Amounts	72
Section 13.05	Withholding and Reporting Requirements	72
Section 13.06	Stamp Taxes, Etc	72
Section 13.07	Limitation on Obligation	72

ARTICLE 14 DISCHARGE OF INDENTURE		72

Section 14.01	Option to Effect Legal Defeasance or Covenant Defeasance	72
Section 14.02	Legal Defeasance and Discharge	73
Section 14.03	Covenant Defeasance	74
Section 14.04	Conditions to Legal or Covenant Defeasance	73
Section 14.05	Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions	74
Section 14.0	6 Application of Trust Money; Miscellaneous	75
Section 14.07	Repayment to the Issuer	75
Section 14.08	Reinstatement	76

ARTICLE 15 MISCELLANEOUS		76

Section 15.01	Trust Indenture Act Controls	76
Section 15.02	Notices	76
Section 15.03	Communication among Holders	77
Section 15.04	Certificate and Opinion as to Conditions Precedent	78
Section 15.05	Payment Date Other Than a Business Day	78
Section 15.06	Acts of Holders	78
Section 15.07	Statements Required in Certificate or Opinion	79
Section 15.08	Rules by Trustee, Paying Agent or Registrar	80
Section 15.09	Judgment Currency	80
Section 15.10	Costs and Expenses	80
Section 15.11	Indemnification	81
Section 15.12	Limitation of Rights; No Waiver	81
Section 15.13	Payments Set Aside	82

(continued)

		Page
Section 15.14	Governing Law	82
Section 15.15	No Adverse Interpretation of Other Agreements	82
Section 15.16	Successors	82
Section 15.17	Severability	82
Section 15.18	Consent to Jurisdiction; Process Agent	83
Section 15.19	Counterpart Originals	83
Section 15.20	Table of Contents, Headings, etc	83
Section 15.21	No Waiver; Remedies	83
Section 15.22	Binding Effect	84
Section 15.23	Entire Agreement	84

Exhibit A — Form of Note
Exhibit B — Form of Closing Conditions Side Letter
Exhibit C — Form of Intercompany Note
Exhibit D — Form of Rep & Warranty Certificate
Exhibit E — Form of Supplemental Indenture (Additional Note Guarantor)
Exhibit F — Form of Notice of Election of Holder to Required Repurchase

 v

     INDENTURE (this “Indenture”), dated as of                     , 2009, between CORPORACIóN DURANGO, S.A.B. DE C.V., a sociedad anónima bursátil de capital variable organized under the laws of Mexico (the “Issuer”), and WILMINGTON TRUST FSB, as Trustee (the “Trustee”).
     WHEREAS, on October 6, 2008, the Issuer initiated a voluntary insolvency proceeding under the Mexican Business Reorganization Act with the First Federal District Court of Durango, Mexico (the “Mexico Bankruptcy Court”) which proceeding (the “Concurso Mercantil Proceeding”) was declared open by the Mexico Bankruptcy Court on October 10, 2008, and on November 26, 2008 the Mexico Bankruptcy Court issued the Concurso Judgment pursuant to which the Concurso Mercantil Proceeding formally initiated by declaring the Issuer under a Concurso;
     WHEREAS, on October 6, 2008 a case ancillary to a foreign proceeding was commenced on behalf of the Issuer under Chapter 15 of the U.S. Bankruptcy Code before the United States Bankruptcy Court for the Southern District of New York (“U.S. Bankruptcy Court”);
     WHEREAS, on October 6, 2008 Paper International, Inc., a New Mexico corporation and Fiber Management of Texas, Inc., a Texas corporation (the “U.S. Debtors”) commenced voluntary cases under chapter 11 of the U.S. Bankruptcy Code before the U.S. Bankruptcy Court (the “U.S. Cases”), which cases were jointly administered for procedural purposes, pursuant to which U.S. Cases the Issuer and the U.S. Debtors proposed the First Amended Joint Chapter 11 Plan of Reorganization for the U.S. Debtors (the “U.S. Plan”);
     WHEREAS, on June 29, 2009, the conciliator in the Concurso Mercantil Proceeding presented a restructuring plan (the “Convenio”) to the Mexico Bankruptcy Court;
     WHEREAS on June 19, 2009, the U.S. Bankruptcy Court confirmed the U.S. Plan;
     WHEREAS, on [                    ], the Mexico Bankruptcy Court entered its final judgment in the Concurso Mercantil Proceeding (the “Final Judgment”) and the Concurso Mercantil Proceeding was terminated;
     WHEREAS, in accordance with the Final Judgment, the Convenio authorizes the Issuer to issue, among other things, up to $250,000,000 in principal amount of its Step Up Rate Senior Guaranteed Notes due 2016 (the “Notes”);
     WHEREAS, the Issuer and the U.S. Debtors have effected a financial restructuring through the Concurso Mercantil Proceeding and the U.S. Cases, respectively; and in connection with the Concurso Mercantil Proceeding, the Issuer is required, among other things, to issue the Notes pursuant to the terms of this Indenture;
     WHEREAS, the U.S. Debtors have effected a financial restructuring through the U.S. Cases; and in connection with the U.S. Cases, the U.S. Debtors are required, among other things, to guarantee the Obligations of the Issuer pursuant to the terms of this Indenture; and

     WHEREAS, each additional Note Guarantor has agreed to guarantee the Obligations of the Issuer pursuant to the terms of this Indenture.
     NOW, THEREFORE, the Issuer and the Trustee agree as follows for the equal and ratable benefit of the Holders:
     This Indenture is subject to, and shall be governed by, the provisions of the TIA (as hereinafter defined) that are required to be a part of and to govern indentures under the TIA.
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE
     Section 1.01 Certain Definitions.
     As used herein, the following terms have the respective meanings set forth below.
          “Acceptable Bank” means a bank or trust company (a) that the Issuer shall certify in an Officer’s Certificate as one of the five largest banks (based upon assets as of last day of the immediately preceding calendar year) organized under the laws of Mexico and is not under intervention or controlled by the Mexican Instituto para la Protección al Ahorro Bancario or any successor thereto, or (b) organized under the laws of the United States of America or any State thereof and having capital, surplus and undivided profits of at least $50,000,000.
          “Affiliate” means, as to any specified Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person; provided, that for purposes of Sections 2.09, 2.14, 5.04, 5.07 and 5.10, an Affiliate of the Issuer or any Note Guarantor shall include (i) any Person that beneficially owns or holds 10% or more of any class of Capital Stock of such specified Person, (ii) any related Person or shareholder of the Issuer or a Note Guarantor that constitutes an “affiliate” within the meaning of applicable Mexican or U.S. securities laws or Mexican or U.S. accounting practices, as applicable (including Mexican NIF and U.S. GAAP), (iii) any first- or second-degree relative of any Affiliate who is a natural person and (iv) any lineal descendent of any natural person described in clauses (i), (ii) and (iii) of this proviso. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of Capital Stock or by contract or otherwise.
          “Applicable Laws” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
          “Asset Sale” means any sale, conveyance, lease, sublease, assignment, transfer or other disposition of any Assets (whether now owned or hereafter acquired) of the Issuer, any of its Subsidiaries or any Note Guarantor to any other Person (other than the Issuer or any Note Guarantor; provided that any such asset sale transaction between or among two or more Obligors shall be deemed an “Asset Sale” hereunder and subject to the terms hereof unless such transaction complies with Applicable Law, including the tax laws of the United States and Mexico, to the extent applicable), excluding any sale, assignment, transfer or other disposition of inventory sold or disposed of in the ordinary course of business and on ordinary business terms.

          “Assets” means any right or interest in or to any asset or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.
          “Audit Committee” means the audit and corporate practices committee (comité de auditoría y prácticas societarias) of the Board of Directors of the Issuer.
          “Authenticating Agent” has the meaning set forth in Section 2.04(d).
          “Bankruptcy Law” means Title 11, U.S. Bankruptcy Code, the Mexican Business Reorganization Act (Ley de Concursos Mercantil), governing the concurso mercantil proceeding in Mexico, or any similar body of bankruptcy or insolvency law applicable to or binding on the Issuer and the Note Guarantors.
          “Beneficial Holders” has the meaning set forth in Section 6.09(b)(i).
          “Benefit Plan” means any pension, stock option plan or similar arrangement with respect to any of the officers, directors and employees of any of the Issuer and the Note Guarantors as shall be approved by the Audit Committee from time to time.
          “Board of Directors” means, as to any Person, the Board of Directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee of the Board of Directors.
          “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City, Mexico City or Mexico are authorized or required by law to close.
          “Capital Assets” means tangible assets (such as land, buildings, fixtures, machinery and equipment); provided, that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with Mexican NIF.
          “Capital Lease Obligations” means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Assets to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under Mexican NIF, and, for purposes of this Indenture, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with Mexican NIF.
          “Casualty Event” means any loss of or damage to or destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of the Issuer or any Note Guarantor. “Casualty Event” shall include any taking of all or any part of any real property of any person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any legal requirement, or by reason of the temporary requisition of the use or occupancy of all or any substantial portion of any real property of any person or any part thereof by any Governmental Authority, or any settlement in lieu thereof.

          “Certificate” has the meaning set forth in Section 6.09(b)(i).
          “Change of Control” means that the Controlling Shareholders collectively shall cease to have the power, directly or indirectly, to direct the management or policies of the Issuer, whether through the exercise of voting power, by contract, or otherwise, or otherwise cease to beneficially own, directly or indirectly, at least a majority of the outstanding Capital Stock of the Issuer.
          “Closing Conditions Side Letter” means the side letter delivered by the Issuer and each Note Guarantor in connection with the execution of the Restructuring Documents containing certain conditions precedent to the execution and delivery of the Restructuring Documents, including the Closing Certificate attached thereto, substantially in the form of Exhibit B hereto.
          “Closing Date” means the date upon which all of the conditions set forth in the Closing Conditions Side Letter shall have occurred and each of the Restructuring Documents are executed and delivered.
          “CNBV” means the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores).
          “Code” has the meaning set forth in Section 8.06.
          “Common Shares” means common shares (acciones comunes) of the Issuer.
          “Concurso Mercantil Proceeding” has the meaning set forth in the Preamble.
          “Consolidated Net Worth” means, at any date of determination, (a) as to the Issuer, stockholders’ equity as set forth on its most recently available quarterly or annual balance sheet prepared on a consolidated basis, determined in conformity with Mexican NIF, (except to the extent that such statements by their nature deviate from the consolidation methodology required under Mexican NIF), or (b) as to any Note Guarantor, stockholders’ equity as set forth on its most recently available quarterly or annual balance sheet prepared on a consolidated basis, determined in conformity with Mexican NIF.
          “Contractual Obligations” means, as to any Person, any applicable provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.
          “Controlling Shareholders” means any of (a) Miguel Rincón Arredondo, (b) José Antonio Rincón Arredondo, (c) Jesús Rincón Arredondo, (d) any spouse, brother, sister or lineal descendent of any of the individuals listed in clauses (a), (b) or (c) of this definition, and (e) any trust established for the benefit of any of the individuals listed in clauses (a), (b), (c) or (d) of this definition.

          “Convenio” has the meaning set forth in the Preamble.
          “Covenant Defeasance” has the meaning set forth in Section 12.03.
          “CUSIP,” “CINS,” or “ISIN” have the meanings set forth in Section 2.12.
          “Default” means any act, condition or event that with the giving of notice or lapse of time or both would constitute an Event of Default.
          “Defaulted Interest” has the meaning set forth in Section 2.13(b).
          “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.02 as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and, thereafter, “Depositary” means or includes such successor.
          “DTC” means the Depository Trust Company.
          “Equity Fiduciary” has the meaning set forth in Section 4.12.
          “Equity Issuance” means any issuance or sale by any Person of any of its Capital Stock, other than (i) warrants or options issued to directors, officers or employees of such Person as part of the compensation of such director, officer or employee, and (ii) Investments permitted by Section 5.03(b).
          “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
          “Existing Indebtedness” means Indebtedness of the Issuer and its Subsidiaries as identified on Schedule A hereto.
          “Event of Default” has the meaning set forth in Section 6.01.
          “Fairness Opinion” means a fairness opinion or appraisal as to (i) the fair market value of the Capital Stock of a Note Guarantor delivered pursuant to Section 5.05(b) or Section 5.09 or (ii) the fair market consideration with respect to any transaction, or series of related transactions, with an Affiliate involving $100,000 or more, delivered pursuant to Section 5.07from (A) any of the top five banks in Mexico, any of the big four accounting firms or their affiliates, or an internationally recognized investment bank or (B) with respect to any transaction the value of which (as determined in good faith by the Board of Directors of the Issuer) is $5,000,000 or less, a Mexican public broker (corredor público), an appraiser officially recognized by the Mexican Secretaría de Educación Pública or an appraiser accredited by the American Society of Appraisers.
          “Final Judgment” has the meaning set forth in the Preamble.
          “Global Note” means a Note registered in the name of the Depositary, substantially in the form attached hereto as Exhibit A.
          “Global Note Legend” has the meaning set forth in Section 2.02.

          “Governing Body” means the Board of Directors or other body having the power to direct or cause the direction of the management and policies of a Person that is a corporation, partnership, trust or limited liability company.
          “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to a government.
          “Government Securities” means direct obligations of, or obligations guaranteed by, the United States for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.
          “Guaranteed Party(ies)” has the meaning set forth in Section 11.01
          “Guaranteed Obligations” has the meaning set forth in Section 11.01.
          “Guarantees” means, with respect to any Person, without duplication, a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any other Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any other Person, or an agreement to purchase, sell or lease (as lessee or lessor) Assets, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor’s obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit entered into in the ordinary course of business or agreements providing for indemnification, adjustment of purchase price or similar obligations not constituting Indebtedness. The terms “Guarantee” and “Guaranteed” used as verbs have the correlative meanings.
          “Guarantor Paying Agent” means the Paying Agent.
          “Hedging Agreements” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement, in each case, entered into to protect against fluctuations in interests rates or currency exchange rates in the ordinary course of business, consistent with past practice and not for speculative and/or investment purposes.
          “Holder,” “holder of Notes,” “Noteholder” or other similar terms mean, with respect to any Note, the Person in whose name such Note is registered in the Note Register.

          “Indebtedness” means, for any Person, without duplication: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of assets to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such assets from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of assets or services, other than trade accounts payable arising, and expenses incurred, in the ordinary course of business so long as such trade accounts payable are no more than 60 days past due (but, in any event, are payable no more than one year after the date on which the respective goods are delivered or the respective services are rendered); (c) obligations of others secured by a lien on the assets of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; provided, that, if not assumed, the amount of such Indebtedness shall be the lesser of (i) the fair market value of the assets secured by such lien at such date of determination and (ii) the amount of the obligations secured; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person, net of any cash deposits securing the same; (e) Capital Lease Obligations of such Person; and (f) obligations of others of the type described in clauses (a) through (e) above guaranteed by such Person.
          The amount of Indebtedness of any Person at any date shall be the outstanding principal balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided, that (i) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with Mexican NIF, and (ii) Indebtedness shall not include (A) any liability of such Person for federal, state, local or other taxes of any jurisdiction or (B) agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds, performance bonds or similar arrangements securing any obligations of the Issuer or any Note Guarantors pursuant to such agreements, in any case incurred in connection with any disposition of assets (other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of the assets subject to the disposition for the purpose of financing the acquisition of such assets), so long as the principal amount does not to exceed the gross proceeds actually received by the Issuer or any Note Guarantor in connection with such disposition.
          For the purposes of computing the amount of Indebtedness outstanding at any time, all items shall be excluded to the extent that they would be eliminated as intercompany items for purposes of such Person’s consolidated financial statements.
          “Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.
          “Indeval” has the meaning set forth in Section 4.11.
          “Indirect Participant” means a Person who holds a beneficial interest in the Notes through a Participant.
          “Intercompany Loan” means any existing or future Indebtedness (a) from the Issuer to a Subsidiary of the Issuer, (b) from a Subsidiary of the Issuer to the Issuer, or (c) from a Subsidiary of the Issuer to another Subsidiary of the Issuer.

          “Intercompany Note” means the note evidencing all Intercompany Loans, which shall be subordinated to the Notes on the terms set forth in Article 7 and substantially in the form of Exhibit C attached hereto.
          “Interest Payment Date” means the Stated Maturity of each quarterly interest payment on the Notes.
          “Intermediary” has the meaning set forth in Section 4.12.
          “Investment” means, for any Person, without duplication: (a) the acquisition (whether for cash, Assets, services or securities or otherwise) of Capital Stock, bonds, notes, debentures or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Assets from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Assets to such Person), but excluding (i) any such advance, loan or extension of credit (x) having a term not exceeding 90 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business or (y) to suppliers in the ordinary course of business, (ii) endorsements for collection or deposit in the ordinary course of business, (iii) Intercompany Loans not prohibited by Section 5.07, (iv) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes, and (v) deposit accounts that function solely as payroll accounts; or (c) the entering into of any Guarantee (other than Guarantees permitted under Section 5.01) or (d) the entering into of any Hedging Agreement.
          “Issuer Notice” has the meaning set forth in Section 10.02.
          “Legal Defeasance” has the meaning set forth in Section 14.02.
          “Lien” means, with respect to any Asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Asset. For purposes of this Indenture and the other Restructuring Documents, a Person shall be deemed to own subject to a Lien any Asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Asset.
          “Mandatory Redemption/Repurchase Event” means an event that, with the giving of notice or passage of time, would result in the application of amounts pursuant to Article 3.
          “Market Fiber Transactions” means the acquisition or transfer by the Issuer or any Note Guarantor of waste paper, cardboard or other paper products, such as those known in the pulp and paper industry as Old Corrugated Container (“OCC”), Old Newsprint (“ONP”) and Double Kraft Lined (“DKL”), for recycling, at prices no less favorable to the Issuer or such Note Guarantor, as the case may be, than those most recently published by the RISI PPI Pulp & Paper Week Price Watch, US Dallas-Houston, FOB Seller’s dock, or Official Board Markets “the Yellow Sheet,” FOB Seller’s dock, or by a comparable, industry-recognized source on comparable terms, if such sources or terms are not available.

          “Material Adverse Effect” means a material adverse effect with respect to (a) the operations, business, properties, or condition (financial or otherwise) of the Issuer and the Guarantors, taken as a whole; (b) the ability of the Issuer or any Note Guarantor to perform its obligations under any Restructuring Document; or (c) the legality, validity, binding effect or enforceability against the Issuer or any Note Guarantor of any Restructuring Document or the rights and remedies of the Trustee or the Noteholders thereunder.
          “Mexican Stock Exchange” means the Bolsa Mexicana de Valores.
          “Mexican NIF” means, as of any date of determination, the Mexican Financial Reporting Standards (NIF’s principles) issued by the Mexican Board for Research and Development of Financial Reporting Standards as of such date of determination.
          “Mexico Bankruptcy Court” has the meaning set forth in the Preambles.
          “Net Cash Proceeds” means:
          (a) with respect to any Asset Sale, the proceeds thereof in the form of cash, cash equivalents and marketable securities (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable, or by the sale, transfer or other disposition of any non-cash consideration received in connection therewith or otherwise, but only as and when received) received by the Issuer or any of the Note Guarantors (including cash proceeds subsequently received (as and when received by the Issuer or any of the Note Guarantors) in respect of non-cash consideration initially received) net of (i) reasonable and customary selling expenses (including reasonable brokers’ fees or commissions, legal, accounting and other professional and transactional fees, transfer and similar taxes and Issuer’s good faith estimate of income taxes paid or payable in connection with such sale (after taking into account any available tax credits or deductions and any tax sharing arrangements)); and (ii) amounts provided as a reserve, in accordance with Mexican NIF, against any liabilities under any indemnification obligations associated with such Asset Sale (provided, that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds);
          (b) with respect to any Equity Issuance, the cash proceeds thereof received by the Issuer or any of the Note Guarantors, net of reasonable and customary fees, commissions, costs and other expenses incurred in connection therewith; and
          (c) with respect to any Casualty Event, the cash insurance proceeds, condemnation awards and other compensation received by the Issuer or any of the Note Guarantors in respect thereof, net of all reasonable costs and expenses (including transfer and similar taxes and the Issuer’s good faith estimate of income taxes paid or payable in connection therewith) incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Casualty Event.

          “Note Documents” means this Indenture, the Notes, the Rep & Warranty Certificate, the Closing Conditions Side Letter and the Intercompany Note.
          “Note Guarantors” means, collectively, each direct and indirect Subsidiary of the Issuer, including Porteadores de Durango, S.A. de C.V., Reciclajes Centauro, S.A. de C.V., Compañia Norteamericana de Inversiones En Celulosa Y Papel, S.A. de C.V. Administración Corporativa de Durango, S.A. de C.V. (“ACD”), Líneas Aéreas Ejecutivas de Durango, S.A. de C.V., Empaques de Cartón Titán, S.A. de C.V. (“Titán”), Inmobiliària Industrial Tizayuca, S.A. de C.V., Servicios Industriales Tizayuca, S.A. de C.V., Atenmex, S.A. de C.V., Atensa, S.A. de C.V., Ectsa Industrial, S.A. de C.V., Eyemsa Industrial, S.A. de C.V., Cartonpack Industrial, S.A. de C.V. (“Cartónpack”), Administración Industrial Centauro, S.A. de C.V., Administradora Industrial Durango, S.A. de C.V., Ponderosa Industrial De México, S.A. de C.V. (“PIMSA”), Mexpape, S.A. de C.V., Fapatux, S.A. de C.V., Servicios Pipsamex, S.A. de C.V., Formatodo Industrial, S.A. de C.V., Paper International, Inc., Fiber Management of Texas, Inc., Pipsamex, McKinley Paper Company, Summafibers Inc., Empresas Titán, S.A. de C.V. and each Subsidiary of any of the foregoing (including of the Issuer), now existing or hereinafter formed or acquired.
          “Note Register” has the meaning set forth in Section 2.06.
          “Notes” has the meaning set forth in the Preamble.
          “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
          “Officer” means the president, chief executive officer, a vice president, chief financial officer, secretary, treasurer, general partner (if an individual), managing member (if an individual) or other individual appointed by the Governing Body or the organizational documents of a corporation, partnership, trust or limited liability company to serve in a similar capacity as the foregoing; provided, that as used with respect to the Issuer, in the Rep & Warranty Certificate, Article 4, Article 6, Article 11 and Article 14, “Officer” means the then acting Chief Financial Officer or Treasurer of the Issuer (or his or her respective replacement or successor).
          “Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer, that meets the requirements of Section 15.07.
          “Opinion of Counsel” means an opinion from legal counsel reasonably acceptable to the Trustee, that meets the requirements of Section 15.07.
          “Other Material Indebtedness” means Indebtedness other than Indebtedness under the Restructuring Documents (whether evidenced by any mortgage, indenture or other agreement relating thereto) of the Issuer or any Note Guarantor with an outstanding principal amount in excess of $10,000,000 (or its equivalent in any other applicable currency), individually or together with other Indebtedness of the Issuer or any Note Guarantor as to which an event of default or acceleration condition exists.

          “Participant” means, with respect to DTC, a Person who has an account with DTC.
          “Paying Agent” has the meaning set forth in Section 2.04 and as of Closing Date means Wilmington, or after the Closing Date, such other institution satisfactory to the Holders and the Issuer, which shall not be an Affiliate of the Issuer.
          “Permitted Indebtedness” has the meaning set forth in Section 5.01.
          “Pesos” or “P$” means the lawful currency of Mexico.
          “Physical Note” has the meaning set forth in Section 2.01(b).
          “Pipsamex” means Grupo Pipsamex, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico.
          “Plan” has the meaning set forth in the Preamble.
          “Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.08 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen security.
          “Process Agent” means, at any time, the agent at such time which is appointed by the Issuer to receive on its behalf service of process in any action or proceeding relating to this Indenture in the courts referred to in the first sentence of Section 15.18.
          “Redemption Date,” when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.
          “Redemption Price,” when used with respect to any Note to be redeemed, means the price at which such note is to be redeemed pursuant to this Indenture.
          “Registrar” has the meaning set forth in Section 2.04.
          “Regular Record Date” shall have the meaning set forth in Exhibit A hereto.
          “Relevant Period” has the meaning set forth in Section 4.12.
          “Rep & Warranty Certificate” means a certificate of an Officer of the Issuer and each Note Guarantor, setting forth certain representations and warranties of the Issuer and each Note Guarantor dated as of the Closing Date, and delivered in connection with the other Restructuring Documents, substantially in the form of Exhibit D attached hereto.
          “Repurchase Date” has the meaning set forth in Section 10.01.
          “Repurchase Price” has the meaning set forth in Section 10.01.

          “Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
          “Restricted Payment” means dividends (in cash, Assets or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of Capital Stock of the Issuer or any Note Guarantor, but excluding (x) dividends payable solely in shares of Capital Stock of the Issuer or any Note Guarantor and (y) Investments permitted under Section 5.03(o).
          “Restructuring Documents” means each of the Note Documents, the Closing Conditions Side Letter, documentation setting forth the terms of the Restructuring Equity, the Convenio, the U.S. Plan, the First Amended Disclosure Statement related thereto, and the Order Approving the First Amended Disclosure Statement, and all required documents under applicable Bankruptcy Laws executed in connection with the foregoing.
          “Restructuring Equity” means Common Shares of the Issuer in an aggregate amount representing six percent (6%) of the issued and outstanding Common Shares of the Issuer on the Closing Date on a fully diluted basis issued to each Noteholder in connection with the Restructuring described in the Preamble.
          “S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Companies, Inc., or any successor to the rating agency business thereof.
          “SEC” means the U.S. Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
          “Secured Indebtedness” means any “Secured Indebtedness” of the Issuer and its Subsidiaries identified as such in Section A of Schedule A hereto.
          “Segment Disclosure” means (a) with respect to any quarterly reporting period pursuant to Section 4.01(a), an unaudited report on the total shipment volume, net sales, unit pricing, unit cost, operating income, depreciation and amortization, and (b) with respect to any annual reporting period pursuant to Section 4.01(b), an unaudited report on the total shipment volume, net sales, unit pricing, unit cost, total shipment volume, net sales, unit pricing, unit cost, operating income, depreciation and amortization, fixed assets, capital expenditures, and assets and liabilities, in each case for each of the Issuer’s segments described as “Paper Division” and “Packaging Division” for such period.
          “Senior Debt” has the meaning set forth in Section 7.01.

          “Stated Maturity” means, with respect to any debt security, (a) the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable, and (b) with respect to any scheduled installment of principal or interest on any debt security, the date specified in such debt security as the fixed date in which any schedule installment of principal of or interest is due and payable.
          “Steering Group” means Gramercy Advisors LLC and Credit Renaissance Partners, LLC.
          “Subordinated Creditors” means the holders of any Subordinated Debt.
          “Subordinated Debt” has the meaning set forth in Section 7.01.
          “Subsidiary” means, with respect to any specified Person, any other Person (other than an individual) of which more than fifty percent (50%) of the voting power of the Capital Stock is owned directly or indirectly by such specified Person, by one or more of the Subsidiaries of such specified Person, or by a combination thereof.
          “Subsidiary Guarantee” means the Guarantee by each Note Guarantor of the Issuer’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.
          “TIA” means the Trust Indenture Act of 1939 (15 U.S. Code sections 77aaa — 77bbbb), as amended, as in effect on the Closing Date; provided, that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.
          “TIIE” means during any relevant period the per annum rate of interest equal to the twenty-eight (28) day Tasa de Interés Interbancaria de Equilibrio Diaria for Pesos published in the Mexican Diario Oficial de la Federación on the Business Day immediately prior to the first day of such period.
          “Trust” has the meaning set forth in Section 4.12.
          “Trustee” has the meaning set forth in the Preamble hereto and shall include any successor thereto appointed pursuant to Section 8.08 or becoming the successor to the Trustee pursuant to Section 8.09.
          “United States” or “U.S.” means the United States of America.
          “U.S. Bankruptcy Court” has the meaning set forth in the Preamble.
          “U.S. Cases” has the meaning set forth in the Preamble.
          “U.S. Debtors” has the meaning set forth in the Preamble.
          “U.S. Dollars” or “$” means the lawful currency of the United States.
          “U.S. GAAP” means, as of any date of determination, generally accepted accounting principles that are applicable in the United States as of the date of determination.

          “U.S. Plan” has the meaning set forth in the Preamble.
          “Wilmington” means Wilmington Trust FSB.
     Section 1.02 Incorporation by Reference of Trust Indenture Act.
          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Indenture.
          The following TIA term used in this Indenture has the following meaning:
          “Obligor” on the Notes and any Subsidiary Guarantee means the Issuer and each Note Guarantor, respectively, and any successor obligor upon the Notes and any Subsidiary Guarantee, respectively.
          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by the SEC pursuant to a rule under the TIA have the meanings so assigned to them therein.
     Section 1.03 Rules of Construction.
          Unless the context otherwise requires, for purposes of this Indenture: (a) the singular number includes the plural number and vice versa; (b) reference to any Person includes such Person’s successors and assigns, but, with respect to the Issuer, only if such successors and assigns are permitted by this Indenture, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (c) reference to any gender includes each other gender; (d) reference to any law means such law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any law means that provision of such law from time to time in effect and constituting the substantive amendment, modification, codification, replacement and reenactment of such section or other provision; (e) “hereunder,” “hereof,” and words of similar import shall be deemed references to this Indenture as a whole and not to any particular Article, Section or other provision hereof; (f) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision thereof; (g) “including” (and with correlative meaning, the term “include”) means including without limiting the generality of any description preceding such term; (h) “or” is not exclusive; and (i) relative to the determination of any period of time, “from” means “from and including,” and “to” means “to but excluding.”
     Section 1.04 Accounting Terms.
          In each Restructuring Document, unless expressly otherwise provided, accounting terms shall be construed and interpreted, accounting determinations and computations shall be made, and financial statements will be presented, in accordance with Mexican NIF and, when Mexican NIF does not provide guidance, International Accounting Standards shall be looked to for guidance.

     Section 1.05 Exchange Rate Convention.
          With respect to any amounts required to be measured in U.S. Dollars but denominated in Pesos, such amounts shall be converted to U.S. Dollars at the exchange rate published by the Mexican Central Bank (Banco de México) set forth in the Mexican Diario Oficial de la Federación on the Business Day immediately prior to the relevant date of determination.
ARTICLE 2
THE NOTES
     Section 2.01 Form and Dating.
          (a) The Issuer has authorized the issuance of Notes of up to a maximum principal amount of $250,000,000. The Notes and the Trustee’s certificate of authentication shall be substantially in the form annexed hereto as Exhibit A with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange or securities depository agreements to which the Issuer is subject. The Issuer shall approve the form of the Notes and any notation, legend or endorsement on the Notes. Each Note issued shall be dated the date of its authentication. The terms and provisions contained in the form of the Notes annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.
          (b) Notes shall be issued as one or more global notes in registered form substantially in the form of Exhibit A bearing the legend set forth in Section 2.02 (collectively, “Global Notes”) or, pursuant to Section 2.07(c), as certificated notes in registered form substantially in the form set forth on Exhibit A, except that such notes will not bear the legend applicable to the Global Notes (the “Physical Notes”). The aggregate principal amount of the Global Notes may be increased or decreased from time to time by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.
          (c) The Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

     Section 2.02 Restrictive Legends.
          Each Global Note shall bear the following legend (the “Global Note Legend”) on the face thereof:
THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE OR IN PART PURSUANT TO SECTION 2.06 OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.
UNLESS AND UNTIL IT IS EXCHANGED FOR PHYSICAL NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     Section 2.03 Execution, Authentication and Denominations.
          The Notes shall be executed by two Officers of the Issuer. The signature of any Officer on the Notes may be by facsimile or manual signature in the name and on behalf of the Issuer. If any Officer whose signature is on a Note no longer holds that office at the time the Trustee or authenticating agent authenticates the Note, the Note shall be valid nevertheless. A Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. At any time and from time to time after the execution of this Indenture, the Trustee or authenticating agent shall, upon receipt from the Issuer of an order to do the same, authenticate for original issue Notes in the aggregate principal amount specified in such order up to the maximum principal amounts at maturity specified in Section 2.01; provided, that the Trustee shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel of the Issuer in connection with such authentication of Notes. The Trustee may appoint an authenticating agent to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Issuer or an Affiliate of the Issuer. The Notes shall be issuable only in denominations of $1.00 and any integral multiple thereof.

     Section 2.04 Registrar and Paying Agent.
          (a) The Issuer shall appoint and cause to be maintained a registrar to register transfers and exchanges of Notes (the “Registrar”), a paying agent (the “Paying Agent”) to whom Notes may be presented or surrendered for payment, and an agent to authenticate Notes (the “Authenticating Agent”) each of which must have an office in the Borough of Manhattan, The City of New York. The Issuer shall give prompt written notice to the Trustee of the name and address of each such agent and any change in the address of such agent. If the Issuer fails to maintain any such agent, the Trustee shall act in such capacity and, to the extent not already compensated therefor, shall be entitled to appropriate compensation therefor pursuant to Section 8.07.
          (b) In addition to the requirements of clause (a) of this Section 2.04, the Issuer may (but shall not be required to) also from time to time designate one or more (i) co-Registrars or (ii) offices or agencies (in or outside the Borough of Manhattan in The City of New York) where the Notes may be presented or surrendered for payment, registration of transfer or for exchange or where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served and may from time to time rescind such designations; provided, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain the offices and agencies required by clause (a) of this Section 2.04. The Issuer shall give prompt written notice to the Trustee of any such designation and of any change in the location of any agent.
          (c) The Issuer may remove any agent appointed by it upon 30 days written notice to such agent and the Trustee; provided, that, in the case of the removal of the Registrar, the Paying Agent or the Authenticating Agent (and not in the case of any agent appointed pursuant to clause (b) of this Section 2.04), no such removal shall become effective until (i) notification to the Trustee by the successor to such agent that it has accepted such appointment or (ii) notification to the Trustee by the Issuer that the Trustee shall serve as such agent until notice of acceptance of the appointment of a successor in accordance with clause (i) of this proviso.
          (d) The Issuer initially appoints Wilmington as Registrar, Paying Agent and Authenticating Agent. If, at any time, Wilmington or the Trustee is not the Registrar, the Registrar shall make available to the Trustee at least ten (10) Business Days before each Interest Payment Date and at such other times as the Trustee may reasonably request, the names and addresses of the Holders as they appear in the Note Register, which list may conclusively be relied upon by the Trustee. The Trustee shall comply with the requirements of Section 312 of the Trust Indenture Act, without prejudice to and subject to the other provisions of this Indenture.
     Section 2.05 Paying Agent to Hold Money in Trust.
          Not later than 3:00 PM New York City time on the Business Day prior to each Business Day on which payment of principal, premium or interest on any Notes is due, the Issuer shall deposit (or cause to be deposited) with the Paying Agent money in immediately available funds sufficient to pay such principal, premium and interest on such due date. The Paying Agent shall hold in trust for the benefit of the Holders and the Trustee all money deposited with the Paying Agent for the payment of principal, premium or interest on the Notes (whether such money has been paid to it by the Issuer or any other obligor on the Notes), and such Paying Agent shall promptly notify the Trustee of any default by the Issuer (or any other obligor on the Notes) in making any such payment. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any Event of Default under Section 6.01(a) or (b), upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee.

     Section 2.06 Transfer and Exchange.
          (a) The Notes are issuable only in fully registered form without coupons. The Issuer shall cause the Registrar to keep a register of the Notes and of their transfer and exchange (the “Note Register”). A Holder may transfer a Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Note Register. Prior to the registration of any transfer by a Holder as provided herein, the Issuer, the Trustee, and any agent of the Issuer shall treat the Person in whose name the Note is registered as the owner thereof for all purposes whether or not the Note shall be overdue, and neither the Issuer, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.
          (b) When Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee or Authenticating Agent shall authenticate Notes at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange or redemption of the Notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.10 or 8.05). The Registrar shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 3.04 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
     Section 2.07 Book-Entry Provisions for Global Notes.
          (a) The Global Notes initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.02. Members of, or Participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

          (b) The registered holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
          (c) Global Notes and interests therein may not be exchanged for Physical Notes, whether in whole or in part, unless (i) the Depositary (x) notifies the Issuer that it is unwilling or unable to continue as depositary for the Global Notes and the Issuer thereupon fails to appoint a successor depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of Physical Notes, or (iii) an Event of Default exists and the Depositary requests the issuance of Physical Notes by written notice to the Issuer, the Trustee, and the Registrar. In any such case upon surrender of the Global Notes, Physical Notes will be issued to such Persons as the Participants and Indirect Participants identify as being the beneficial owner of such Notes.
     Section 2.08 Replacement Notes.
          If a mutilated Note is surrendered or if a Holder claims that a Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee or Authenticating Agent shall authenticate a replacement Note of like tenor and amount and bearing a number not contemporaneously outstanding; provided, that the requirements of this Section 2.08 are met. If required by the Trustee or the Issuer, an indemnity bond must be furnished by such Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer and the Trustee from any loss that any of them may suffer if a Note is replaced. The Issuer may charge such Holder for its reasonable expenses and the expenses of the Trustee or its agent, as applicable, in replacing a Note. If any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay such Note instead of issuing a new Note in replacement thereof. Every replacement Note is an additional obligation of the Issuer and shall be entitled to the benefits of this Indenture.

     Section 2.09 Outstanding Notes.
          Notes outstanding at any time are all Notes that have been authenticated by the Trustee or Authenticating Agent except for those cancelled by it, those delivered to it for cancellation, those retired and/or pledged pursuant to Section 5.10 and those described in this Section 2.09 and in Section 2.14 as not outstanding. If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless and until the Trustee, the Registrar and the Issuer receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser. If the Paying Agent (other than the Issuer or an Affiliate of the Issuer) holds on the maturity date money sufficient to pay Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them shall cease to accrue. Any Note that is retired or irrevocably pledged to the Issuer, any Note Guarantor, or any of their respective Affiliates pursuant to Section 5.10 in connection with a repurchase of such Note by the Issuer, any Note Guarantor or any of their respective Affiliates (including any shareholder or related entity) ceases to be outstanding and shall be disregarded in determining whether the Holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder; provided that, in determining whether the Trustee or any agent of the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee or its agent knows to be so owned shall be so disregarded. As provided in Section 5.10, Notes purchased by the Issuer, any Note Guarantor or any of their respective Affiliates (including any shareholder or related entity) shall have no voting rights, whether in bankruptcy, a concurso mercantil, or otherwise.
     Section 2.10 Temporary Notes.
          Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee or Authenticating Agent shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Notes, as evidenced by their execution of such temporary Notes. If temporary Notes are issued, the Issuer will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer designated for such purpose pursuant to Section 2.04, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Issuer shall execute and the Trustee or Authenticating Agent shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.
     Section 2.11 Cancellation.
          The Issuer at any time may deliver to the Trustee, Registrar or Paying Agent for cancellation any Notes previously authenticated and delivered hereunder that the Issuer may have acquired in any manner whatsoever, and may deliver to the Trustee, Registrar or Paying Agent for cancellation in accordance with the terms of an order from the Issuer accompanying the same, any Notes previously authenticated hereunder that the Issuer has not issued and sold. The Trustee or, at the direction of the Trustee, the Registrar or Paying Agent shall cancel all Notes surrendered for transfer, exchange, payment or cancellation in accordance with its normal procedure. Subject to Section 2.08, the Issuer shall not issue new Notes to replace Notes that it has paid or delivered to the Trustee, Registrar or Paying Agent for cancellation.

     Section 2.12 CUSIP Numbers.
          The Issuer in issuing the Notes may use “CUSIP,” “CINS” or “ISIN” numbers (if then generally in use), and the Trustee shall use CUSIP, CINS or ISIN numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided, that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange shall not be affected by any defect in, or omission of, such numbers. The Issuer shall promptly notify the Trustee of any change in any of such numbers.
     Section 2.13 Defaulted Interest.
          (a) Interest on any Note which is payable and is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.
          (b) Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in clause (i) or (ii) below:
               (i) The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee and Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee or Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee or Paying Agent for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause (i) provided. Thereupon the Trustee or Paying Agent shall fix a special record date for the payment of such Defaulted Interest, which shall be not more than 15 days and not less than ten days prior to the date of the proposed payment and not less than ten days after the receipt by the Trustee and Paying Agent of the notice of the proposed payment. The Trustee or Paying Agent shall promptly notify the Issuer of such special record date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each Holder at the address of such Holder as it appears in the Note Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefore having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer by payable pursuant to the following clause (ii).

               (ii) The Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause (ii), such manner of payment shall be deemed practicable by the Trustee or Paying Agent.
               (iii) Subject to the foregoing provisions of this Section 2.13, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.
     Section 2.14 Treasury Notes.
          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any Note Guarantor, or by any Affiliate of the Issuer or any Note Guarantor, or any Notes repurchased from the Holders and retired or irrevocably pledged to the Issuer, any Note Guarantor or their respective Affiliates (including any shareholder or related entity pursuant to Section 5.10) shall not be considered outstanding. Notwithstanding the foregoing, Notes that are to be acquired by the Issuer or any Note Guarantor or an Affiliate of the Issuer or any Note Guarantor pursuant to an exchange offer, tender offer, repurchase pursuant to Section 5.10 or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.
ARTICLE 3
REDEMPTION
     Section 3.01 Mandatory Redemption.
          The Issuer shall redeem all or a portion of the Notes in the manner, on the dates and upon the occurrence of certain events, as set forth in this Section 3.01. All such redemptions shall be at par (e.g., 100% of the principal amount of the Notes being redeemed) and shall include accrued and unpaid interest to the Redemption Date as described in Section 3.01(d). Proceeds of Asset Sales and Equity Issuances permitted under Sections 5.05(a)(iii) and 5.09 respectively, and proceeds of Casualty Events, shall be treated in accordance with this Section 3.01.

          (a) Asset Sales by the Issuer or any Note Guarantor. If the Issuer or any Note Guarantor receives Net Cash Proceeds from any Asset Sale permitted pursuant to Section 5.05(a)(iii), then (x) the Issuer or such relevant Note Guarantor shall deliver to the Trustee an Officer’s Certificate stating (and showing in reasonable detail the basis of calculation thereof) the amount of the Net Cash Proceeds of such Asset Sale and (y) the Issuer or such relevant Note Guarantor shall apply 100% of such Net Cash Proceeds to redeem a portion of the principal amount then outstanding under the Notes in the manner set forth in Section 3.01(d). Notwithstanding the foregoing clause (y), so long as (A) no Event of Default shall have occurred and be continuing and (B) (i) the Net Cash Proceeds of a single Asset Sale (or series of related Asset Sales) do not exceed $5,000,000 and (ii) the Net Cash Proceeds generated from all Asset Sales completed in any consecutive 180-day period do not exceed $10,000,000 in the aggregate, the Issuer or relevant Note Guarantor shall not be required to apply such Net Cash Proceeds to redeem the Notes and, upon delivery to the Trustee of an Officer’s Certificate specifying the proposed use of such Net Cash Proceeds prior to the expiration of the five (5) Business Day period referenced in Section 3.01(e), shall instead be permitted to reinvest or contractually commit to reinvest such Net Cash Proceeds in Capital Assets or other fixed or tangible Assets, in each case related to the core business of the Issuer or such Note Guarantor; provided, that the Trustee receives evidence reasonably satisfactory to it that such funds have been actually utilized for such acquisitions of Capital Assets or other Assets (or contractually committed to be so utilized) within 180 days of the Issuer’s or such Note Guarantor’s receipt of such funds. Such evidence may be in the form of an Officer’s Certificate from the Issuer or Note Guarantor. Any Net Cash Proceeds subject to clause (y) which are not utilized (or contractually committed to be utilized) within 180 days as required by the immediately preceding sentence shall forthwith be applied in accordance with Section 3.01(d).
          (b) Casualty Events. If the Issuer or any Note Guarantor receives Net Cash Proceeds in any fiscal year as the result of a Casualty Event, then (x) the Issuer or such relevant Note Guarantor shall deliver to the Trustee an Officer’s Certificate stating (and showing in reasonable detail the basis of calculation thereof) the amount of the Net Cash Proceeds of such Casualty Event and (y) the Issuer or such relevant Note Guarantor shall apply 100% of such Net Cash Proceeds to redeem a portion of the principal amount then outstanding under the Notes in the manner set forth in Section 3.01(d). Notwithstanding the foregoing clause (y), so long as (A) no Event of Default shall have occurred and be continuing and (B) (i) the Net Cash Proceeds of a single Casualty Event (or series of related Casualty Events) do not exceed $5,000,000 and (ii) the Net Cash Proceeds generated from all Casualty Events occurring in any consecutive 180-day period do not exceed $10,000,000 in the aggregate, the Issuer or relevant Note Guarantor shall not be required to apply such Net Cash Proceeds to redeem the Notes and, upon delivery to the Trustee of an Officer’s Certificate specifying the proposed use of such Net Cash Proceeds prior to the expiration of the five (5) Business Day period referenced in Section 3.01(e), shall instead be permitted to apply or contractually commit to apply such Net Cash Proceeds to repair, replace or restore any Assets in respect of which such Net Cash Proceeds were received, or to otherwise reinvest or contractually commit to reinvest such Net Capital Proceeds in Capital Assets or other fixed or tangible Assets, in each case related to the core business of the Issuer or such Note Guarantor; provided, that the Trustee receives evidence reasonably satisfactory to it that such funds have been actually utilized for such acquisitions of Capital Assets or other Assets (or contractually committed to be so utilized) within 180 days of the Issuer’s receipt of such funds. Such evidence may be in the form of an Officer’s Certificate from the Issuer or Note Guarantor. Any Net Cash Proceeds subject to clause (y) which are not utilized (or contractually committed to be utilized) within 180 days as required by the immediately preceding sentence shall forthwith be applied in accordance with Section 3.01(d).
     (c) Equity Issuances. In the event the Issuer or any Note Guarantor receives proceeds from any Equity Issuance permitted under Section 5.09, the Issuer or such Note Guarantor shall (x) deliver to the Trustee an Officer’s Certificate stating (and showing in reasonable detail the basis of calculation thereof) the amount of the Net Cash Proceeds of such Equity Issuance, (y) apply 85% of such Net Cash Proceeds to redeem a portion of the principal amount then outstanding under the Notes in the manner set forth in Section 3.01(d) and (z) may retain or otherwise apply 15% of such Net Cash Proceeds.

          (d) Application of Certain Net Cash Proceeds to Mandatory Redemptions. All Net Cash Proceeds required to be applied in accordance with this Section 3.01 at any time shall be applied to redeem the outstanding principal amount of the Notes on a pro-rata basis (based on the then outstanding principal amount) at par (e.g., at 100% of the principal amount of the Notes being redeemed), plus accrued and unpaid interest to the Redemption Date. Each redemption payment shall include accrued and unpaid interest to the Redemption Date on the amount redeemed (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).
          (e) Payments By Issuer and Note Guarantors. Unless otherwise specifically provided in this Section 3.01, when the Issuer or any Note Guarantor is required to pay any Net Cash Proceeds to the Trustee pursuant to Section 3.01, the Issuer or such Note Guarantor shall make such payment in immediately available funds within five (5) Business Days after it receives such Net Cash Proceeds.
     Section 3.02 Optional Redemption.
          The Issuer may redeem all or any portion of the outstanding principal amount of the Notes, in whole or in part on a pro-rata basis, at any time on or after the Closing Date at par (e.g., at 100% of the principal amount of the Notes being redeemed), plus accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).
     Section 3.03 Notices to Trustee.
          If the Issuer is to redeem Notes pursuant to Section 3.01 or 3.02, it shall furnish to the Trustee, at least 30 days (or such shorter period as is acceptable to the Trustee) and not more than 60 days before a Redemption Date, an Officer’s Certificate setting forth (i) the section of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Notes to be redeemed and (iv) the Redemption Price.
     Section 3.04 Selection of Notes to be Redeemed.
          (a) If less than all of the Notes are to be redeemed, the Trustee, Registrar or Paying Agent shall select the Notes to be redeemed on a pro rata basis based upon the principal amount then held by each Holder.
          (b) The Trustee, Registrar or Paying Agent shall promptly notify the Issuer in writing of the Notes selected for redemption and, in case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; provided, that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to entire Notes called for redemption also apply to portions of Notes called for redemption.

     Section 3.05 Notice of Redemption.
          (a) At least 30 days before a Redemption Date, the Issuer shall mail or cause to be mailed by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address. The notice shall identify the Notes to be redeemed and shall state:
               (i) the Redemption Date;
               (ii) the Redemption Price for the Notes, and the amount of accrued interest thereon;
               (iii) if any Note is being redeemed in part, the portion of the principal amount of such Notes to be redeemed and that, after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;
               (iv) the name and address of the Paying Agent;
               (v) that any Physical Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;
               (vi) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;
               (vii) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and
               (viii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.
          (b) At the Issuer’s request, the Trustee shall give the notice of redemption in the name of the Issuer and at the Issuer’s expense; provided, that the Issuer shall have delivered to the Trustee, at least 30 days prior to the Redemption Date an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in the notice as provided in the preceding paragraph. The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice.
     Section 3.06 Effect of Notice of Redemption.
          Once notice of redemption is mailed in accordance with Section 3.05, Notes called for redemption shall become irrevocably due and payable on the Redemption Date set forth therein at the Redemption Price plus accrued and unpaid interest thereon to such Redemption Date. Notice of redemption shall be deemed to be validly given to each Holder when properly mailed pursuant to Section 3.05, whether or not such Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given. A notice of redemption may not be conditional.

     Section 3.07 Deposit of Redemption Price.
          (a) At or prior to 3:00PM, New York City time, on the Business Day immediately prior to any Redemption Date, the Issuer shall deposit (or cause to be deposited) with the Trustee or with the Paying Agent money sufficient to pay the Redemption Price of and accrued and unpaid interest on all Notes to be redeemed on such Redemption Date. The Trustee or the Paying Agent shall promptly return to the Issuer upon its written request any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the Redemption Price of (including any applicable premium), and accrued interest on, all Notes to be redeemed.
          (b) If Notes called for redemption are paid or if the Issuer has deposited with the Trustee or Paying Agent money sufficient to pay the redemption price thereof, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed or purchased on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such Regular Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal until such principal is paid, and to the extent lawful, on any interest not paid on such unpaid principal, in each case, at the rate provided in the Notes and in Section 4.01.
     Section 3.08 Payment of Notes Called for Redemption.
          If notice of redemption has been given in the manner provided above in this Article 3, the Notes or portion of Notes specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless the Issuer shall default in the payment of such Notes at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes), such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Issuer at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date.
     Section 3.09 Notes Redeemed in Part.
          Upon surrender of a Note that is redeemed in part, the Issuer shall issue and, upon the Issuer’s written request, the Trustee or Authenticating Agent shall authenticate, in each case in accordance with Section 2.03, for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

     Section 3.10 Payments by Trustee.
          Whenever the Trustee is required to make a payment to the Holders in respect of Net Cash Proceeds pursuant to Section 3.01, the Trustee shall make such payments in immediately available funds within one (1) Business Day after it receives such funds.
ARTICLE 4
AFFIRMATIVE COVENANTS
     The Issuer and each Note Guarantor agrees with the Holders that, until all Notes and other amounts owing to Holders under the Note Documents have been paid in full, it shall comply with each of the following covenants:
     Section 4.01 Financial Reporting.
          (a) Quarterly Financial Reporting. The Issuer shall (i) deliver to the Trustee, (ii) make available through filing with and/or posting on the Mexican Stock Exchange and the Issuer’s website, and (iii) electronically distribute to any Noteholder who so requests the Issuer, on a quarterly basis for each fiscal quarter as soon as available, but not later than (x) thirty (30) days after the end of such fiscal quarter (with respect to the materials listed below in Spanish), and (y) forty-five (45) days after the end of such fiscal quarter (with respect to the materials listed below in English) such quarterly financial statements of the Issuer and its Subsidiaries on a consolidated basis and such related financial information, as may be required to be filed with the CNBV or the Mexican Stock Exchange pursuant to applicable Mexican securities laws and Mexican Stock Exchange requirements, regardless of whether the Issuer remains listed on the Mexican Stock Exchange; provided, however, that with respect to the last fiscal quarter of any fiscal year, the periods in clauses (x) and (y) above shall instead be sixty (60) days and seventy-five (75) days, respectively. Each of such quarterly financial statements shall set forth in comparative form the figures for the corresponding periods in the previous fiscal year, all certified by an Officer of the Issuer, which certification shall include any representations required to be provided pursuant to the CNBV, Mexican Stock Exchange requirements and/or Mexican securities laws, and specifically including the representation of such Officer that to the best of his or her knowledge, the information presented in such financial statements presents fairly in all material respects the operations and financial condition of the Issuer and its consolidated Subsidiaries, on a consolidated basis, in each case subject to normal year-end audit adjustments. In connection with such quarterly financial reporting requirements, the following items will also be delivered to the Trustee or electronically made available to any Noteholder who so requests (or such items will otherwise be covered and disclosed in such quarterly financial statements):
               (i) a consolidated balance sheet of the Issuer and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income, statement of changes in financial position and statement of cash flows for such fiscal quarter and the portion of the fiscal year ending with such quarter;

               (ii) Segment Disclosure, management’s analysis and discussion of financial results, industry overview and business description of the Issuer and its Subsidiaries for such fiscal quarter in each case consistent with those provided by the Issuer in respect of the fiscal quarter ending March 31, 2008; provided, that, for the avoidance of doubt, the management’s analysis and discussion shall include an explanation of the financial results for the relevant period, including management’s view on the reasons underlying any changes from prior periods;
               (iii) a certificate from the Officer of the Issuer that shall include (A) the basis for each of the calculations relating to any application of amounts pursuant to Article 3 (Redemptions) for such fiscal quarter, (B) a certification by such Officer that, to the best of his or her knowledge, each of such calculations is true and accurate in all material respects, and (C) a certification that, to the best of the knowledge of such Officer, no Default or Event of Default has occurred and is continuing, or if a Default or an Event of Default has occurred and is continuing, a description of the nature thereof and what action the Issuer is taking in respect thereto; and
               (iv) a certificate from an Officer of the Issuer attaching copies of any quarterly press releases of the Issuer, which press releases, with respect to the press releases for the last fiscal quarter of any fiscal year, shall report the Issuer’s and its Subsidiaries’ consolidated annual results of operations.
          (b) Annual Financial Reporting. The Issuer shall (i) deliver to the Trustee, (ii) make available through filing with and/or posting on the Mexican Stock Exchange and the Issuer’s website, and (iii) electronically distribute to any Noteholder who so requests the Issuer as soon as available, but not later than (x) 125 days after the end of each fiscal year (with respect to the materials listed below in Spanish), and (y) 150 days after the end of each fiscal year (with respect to the materials listed below in English) such audited annual financial statements (and notes thereto) of the Issuer and its Subsidiaries on a consolidated basis and such related financial information, as may be required to be filed with the CNBV or the Mexican Stock Exchange pursuant to applicable Mexican securities laws and Mexican Stock Exchange requirements, regardless of whether the Issuer remains listed on the Mexican Stock Exchange. Each of such annual audited financial statements shall set forth in comparative form the figures for the corresponding periods in the previous fiscal year, all certified by an Officer of the Issuer, which certification shall include any representations required to be provided pursuant to the CNBV, Mexican Stock Exchange requirements and/or Mexican securities laws, and specifically including the representation of such Officer that to the best of his or her knowledge, the information presented in such financial statements presents fairly in all material respects the operations and financial condition of the Issuer and its consolidated Subsidiaries, on a consolidated basis, in each case subject to normal year-end audit adjustments. In connection with the delivery of such audited annual financial statements, the following items will also be delivered to the Trustee, posted on the Issuer’s website or electronically made available to any Noteholder who so requests, in each case no later than within 150 days after the end of each fiscal year, which items shall include disclosure responsive to the categories of information similar to the disclosure under the requirements of the Form 20-F as if the Issuer were a foreign private issuer required to report under the Exchange Act, but without being subject to U.S. GAAP and Mexican NIF financial statement reconciliation requirements and in any event consistent with such disclosure as was provided in the annual report of the Issuer for the fiscal year 2007:

               (i) copies of the audited consolidated balance sheet of the Issuer and its Subsidiaries on a consolidated basis as at the end of such fiscal year, the related audited consolidated statements of income, statement of changes in financial position and statement of cash flows for such fiscal year and the notes thereto, accompanied by the opinion of an internationally recognized independent public accounting firm which shall state that such financial statements present fairly, in all material respects, the financial position of the Issuer and its Subsidiaries, on a consolidated basis;
               (ii) Segment Disclosure, business description of the Issuer and its Subsidiaries on a consolidated basis, corporate organization chart and Subsidiary ownership description, industry and competition overview, description of all material fixed Assets (plants and equipment), material dispositions or acquisitions, identity and background of directors and senior management (including shareholdings), list of major shareholders and related party transactions, disclosure of any threatened or then-pending legal proceedings and other material contingencies, identification of outside legal and auditing advisors, and financial statements and full notes, , in each case for such fiscal year;
               (iii) a certificate from the Officer of the Issuer substantially in the form of Schedule 4.01, that shall include (A) the basis for each of the calculations relating to any application of amounts pursuant to Article 3 (Redemption) for such fiscal year, (B) a certification by such Officer that, to the best of his or her knowledge, each of such calculations is true and accurate in all material respects, (C) a summary of all Indebtedness of the Issuer and the Guarantors, including with respect to interest rate, amortization and maturity and (D) a certification that, to the best of the knowledge of such Officer, no Default or Event of Default has occurred and is continuing, or if a Default or an Event of Default has occurred and is continuing, the nature thereof and what action the Issuer is taking in respect thereto; and
               (iv) a management discussion and analysis of the financial results of the Issuer and its Subsidiaries, providing an analysis of the audited annual financial statements delivered pursuant to clause (b) above, including an operating and financial review and discussion of prospects; provided, that, for avoidance of doubt, the management’s analysis and discussion shall include an explanation of the financial results for the relevant period, including management’s view on the reasons underlying any changes from prior periods.
          (c) Reporting Criteria. Each financial statement referred to in clauses (a) and (b) of this Section 4.01 shall be prepared in accordance with Mexican NIF; provided, that the Issuer shall provide an English translation of any text within such financial statements or in the notes thereto, or in the accompanying opinions or agreed upon procedures letters, that appear in a language other than English.

          (d) Public Reporting. Unless previously delivered pursuant to clauses (a) and (b) of this Section 4.01, the Issuer shall deliver to the Trustee promptly, but in any event within ten (10) Business Days after filing with the CNBV, copies of all financial statements and reports that the Issuer sends to its public shareholders, and copies of all financial statements and regular, periodic or special reports that the Issuer or any Subsidiary may furnish to, or file with, the CNBV.
          (e) Earnings Call. Within thirty (30) days after the end of each fiscal quarter and within sixty (60) days after the end of each fiscal year, the Issuer’s management shall hold a conference call, at the sole cost of the Issuer, with all Noteholders who choose to participate in such conference call, to explain the financial results of the previous fiscal quarter or fiscal year, as applicable, and the financial condition of the Issuer and its Subsidiaries, and to answer any questions from Noteholders or their financial advisors related to the Issuer’s financial results.
     Section 4.02 Certain Notices.
          The Issuer shall notify the Trustee (a) of the occurrence of any Default or Event of Default or other event of default under any other material agreement of the Issuer or any Note Guarantor within five (5) Business Days after the Issuer becomes aware of such occurrence; (b) promptly of the occurrence of any Mandatory Redemption/Repurchase Event; and (c) within five (5) Business Days of (i) any Asset Sale (including, solely for purposes hereof, any sale, conveyance, lease, sublease, assignment, transfer or other disposition of any Assets by and between or among the Issuer and/or the Note Guarantors) outside the ordinary course of business involving an aggregate consideration (whether cash or non-cash) in excess of $5,000,000, (ii) any Casualty Event (including condemnations) in respect of Assets with a fair market value or replacement value in excess of $5,000,000 or (iii) any Equity Issuance. Each notice under this Section 4.02 shall be accompanied by a written statement of an Officer of the Issuer (i) setting forth details of the occurrence referred to therein and stating what action the Issuer or the Note Guarantor proposes to take with respect thereto and the time frames in which such actions shall be taken, and (ii) describing any and all clauses or provisions of this Indenture, the Note Documents or other Restructuring Document that have been (or foreseeably will be) breached or violated in connection therewith.
     Section 4.03 Preservation of Existence.
          Except as otherwise permitted under Section 5.05 or Section 5.06, each of the Issuer and the Note Guarantors shall (a) preserve and maintain its existence in accordance with Applicable Law, (b) do all other things necessary to preserve and maintain in full force and effect (i) all of its concession rights material to its business activities and operations and shall comply in all material respects with all Applicable Laws and Contractual Obligations to which it is subject as a holder or beneficiary or user of such concession rights and (ii) its material other rights and franchises, permits, licenses, governmental authorizations and privileges and (c) use commercially reasonable efforts, in the ordinary course of business, to preserve or renew its material registered patents, trademarks, trade names and service marks.

     Section 4.04 Maintenance of Assets.
          Each of the Issuer and the Note Guarantors shall maintain all Assets material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.
     Section 4.05 Insurance.
          Each of the Issuer and the Note Guarantors shall maintain with financially sound and reputable independent insurers that are not Affiliates of either the Issuer or any Note Guarantor, insurance with respect to its properties and businesses against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar businesses in the same jurisdiction, in such amounts as are customarily carried under similar circumstances by such other Persons.
     Section 4.06 Payment of Taxes and Other Governmental Charges.
          Each of the Issuer and the Note Guarantors shall pay (a) all material taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, revenues, income or profits before any penalty or interest accrues thereon, and (b) all lawful claims (including claims for labor, services, materials and supplies) that have become due and payable and that by law have or might become a Lien (other than a Permitted Lien) upon any of its material Assets, property or revenues; provided, that no such tax, assessment, charge or claim need be paid if it is being contested in good faith in appropriate legal proceedings with respect to which bonds have been posted to the extent required by Applicable Law and any reserves or other appropriate provisions required by Mexican NIF as a result thereof have been made therefor.
     Section 4.07 Compliance with Laws.
          Each of the Issuer and the Note Guarantors shall comply in all material respects with all Applicable Laws (including applicable social security, IMSS, Infonavit, Sistema de Ahorro para el Retiro and labor laws) and its respective Contractual Obligations.
     Section 4.08 Maintenance of Books and Records/Fiscal Year.
          The Issuer and each Note Guarantor shall maintain proper books of record and account, in which full, true and correct entries shall be made in conformity with Mexican NIF. The Issuer and each Note Guarantor shall maintain the same fiscal year, as in effect on the Closing Date.
     Section 4.09 Further Assurances.
          Each of the Issuer and the Note Guarantors agrees that from time to time, at its own cost and expense, it will promptly prepare, execute and deliver, and will cause to be executed and delivered, all commercially reasonable further instruments and documents submitted to it by the Trustee, and will take or cause to be taken all commercially reasonable further actions as may be necessary to enable the Trustee to exercise and enforce its rights and remedies under, any Note Document.

     Section 4.10 New Subsidiaries and Additional Subsidiary Guarantees; Joinder to the Intercompany Note.
          (a) After the date hereof, the Issuer shall promptly notify the Trustee of any acquisition or formation of a new Subsidiary by itself or any Note Guarantor. The Issuer shall cause any such Subsidiary so identified, concurrently with such acquisition or formation, as the case may be, to execute and deliver opinions of legal counsel covering such matters as the Trustee may reasonably request in connection therewith.
          (b) Any Person identified pursuant to the first sentence of clause (a) above shall become a party to this Indenture and the other relevant Note Documents by executing and delivering to the Trustee a Subsidiary Guarantee pursuant to the terms of a supplemental indenture substantially in the form of Exhibit E hereto (each, a “Supplemental Indenture (Note Guarantor)”) and deliver a counterpart signature page to the Intercompany Note, as provided in Exhibit C. Each Person that executes and delivers the items set forth in this Section 4.10(b) by such execution and delivery (x) shall be deemed to be a Note Guarantor for all purposes of this Indenture and the other Note Documents as of the effective date of such items, (y) be an Additional Party to the Intercompany Note as described in Exhibit C and be bound by all of the provisions of Article 7 of this Indenture with respect to the Subordinated Debt under the Intercompany Note and (z) shall, following such effective date, be bound by all of the terms, conditions and provisions of this Indenture, its Subsidiary Guarantee and the other Note Documents which are applicable to the Note Guarantor.
     Section 4.11 Listing of Restructuring Equity.
          At or prior to the Closing Date, the Issuer shall have caused the Common Shares constituting Restructuring Equity to be registered with the Mexican National Registry of Securities (Registro Nacional de Valores) and listed and maintained on a securities listing (Listado de Valores) of the Mexican Stock Exchange (Bolsa Mexicana de Valores S.A.B. de C.V.). On the Closing Date the Issuer shall deliver to the Trustee satisfactory evidence that such registration, listing and maintenance shall be effective as of the Closing Date, which evidence shall consist of a certificate of the Secretary of the Board of Directors of the Issuer (i) certifying the approval of listing and registration of the Restructuring Equity by the CNBV and the listing of the Restructuring Equity on the Mexican Stock Exchange and (ii) attaching a true and correct copy of (a) a letter issued by the CNBV updating the aggregate registered shares of the Issuer to reflect the Restructuring Equity, (b) the notice submitted by the Issuer before the S.D. Indeval Institución para el Depósito de Valores, S.A. de C.V. (“Indeval”), pursuant to which the new global stock certificate including the aggregate amount of the Restructuring Equity was filed, and (c) the new global stock certificate filed before Indeval.

     Section 4.12 Distribution of Restructuring Equity.
          On the Closing Date, the Issuer shall: (i) execute, as settlor, at its sole cost and expense, a Mexican irrevocable trust agreement, creating a trust (the “Trust”), with a maximum duration of twelve (12) months following the registration of the Restructuring Equity (the “Relevant Period”), the beneficiaries of which shall be the Holders as of the record date fixed for such purpose under the terms of the Trust; (ii) convey to the Trust the capital stock representing the Restructuring Equity, with the purpose of having the Restructuring Equity distributed or credited to each of the Holders entitled thereto through its designee Mexican stock broker (each, an “Intermediary”), subject to the delivery of any information that the trustee of the Trust (the “Equity Fiduciary”) may request under the terms of the Trust in order to confirm such entitlement; (iii) perform any action reasonably deemed necessary or convenient by the Equity Fiduciary in order to have Indeval credit the relevant Intermediaries with ownership of their ratable share of the Restructuring Equity for the benefit of the Holders entitled thereto; and (iv) cause the Issuer’s Secretary of the Board of Directors to issue a global certificate evidencing the ownership of the Restructuring Equity by Indeval (or its nominee). In no event shall any Person vote, or receive a distribution on, any Restructuring Equity that has not been so distributed through the Trust (or distributed directly by the Issuer following the termination of the Trust as provided in the immediately succeeding sentence). The Trust will be immediately terminated upon the earlier of the completion of the distribution of the Restructuring Equity and the expiration of the Relevant Period, in which latter case the Restructuring Equity will be retained on behalf of the Issuer, by the Secretary of the Board of Directors of the Issuer, for a period of five (5) years thereafter for direct distribution to the Holders entitled thereto, subject to the submission of satisfactory evidence of such entitlement as reasonably determined by the Issuer.
     Section 4.13 Filing of Definitive Documents.
          The Issuer shall, promptly after publication of the Approval of the Convenio, file with the U.S. Bankruptcy Court executed copies of each of the Note Documents, the documents evidencing the Restructuring Equity, and the Court-approved Convenio, together with an English translation thereof, and shall file with the Mexican Bankruptcy Court appropriate documentation evidencing consummation of the transactions contemplated by the Restructuring Documents. The Issuer shall deliver to the Trustee a copy of the notice of the occurrence of the effective date for the U.S. Plan within five Business Days after such notice is filed with the U.S. Bankruptcy Court.
     Section 4.14 Payment of Notes.
          (a) The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium and interest, shall be considered paid for all purposes hereunder on the date the Paying Agent, if other than the Issuer, holds, as of 10:00AM (New York City time) money deposited by or on behalf of the Issuer or a Note Guarantor in immediately available funds and designated for and sufficient to pay all such principal, premium and interest then due.
          (b) Interest shall accrue on all overdue principal and overdue interest (including to the extent allowed by applicable law, post-petition interest in any proceeding under any Bankruptcy Law) at the rate equal to 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; and overdue interest shall be payable on demand.

     Section 4.15 Anti-Avoidance Covenant.
          For avoidance of doubt, any action, transaction or series of actions or transactions that is designed to evade or avoid the covenants and agreements contained in the Note Documents shall be disregarded, and the violation of the applicable covenant shall, following the expiration of any grace period applicable thereto, constitute an Event of Default under Section 6 hereof.
     Section 4.16 Maintenance of Rating Relationship.
          The Issuer shall take all commercially reasonable actions necessary to establish and maintain a current rating on the Notes with Moody’s, S&P or Fitch with respect to the Notes until the repayment or redemption in full of the Notes.
ARTICLE 5
NEGATIVE COVENANTS
          The Issuer and each Note Guarantor agrees with each Holder that, until all Notes and other amounts owing to Holders under the Note Documents have been paid in full, it shall comply with each of the following covenants:
     Section 5.01 Indebtedness.
          Neither the Issuer nor any Note Guarantor shall incur or permit to exist any Indebtedness other than Permitted Indebtedness. “Permitted Indebtedness” means Indebtedness incurred under the Notes and the other Restructuring Documents and each of the following items:
          (a) Indebtedness incurred in connection with any refinancing or replacement of any Permitted Indebtedness, which Indebtedness does not exceed the principal amount refinanced or replaced, or increase the amount of collateral given in connection therewith; provided, that no refinancing or replacement Indebtedness, whether such refinancing or replacement shall be made in whole or in part, shall contain terms that on the whole are less favorable or otherwise more burdensome to the Issuer or any Note Guarantor than the terms of the Note Documents;
          (b) the Existing Indebtedness;
          (c) Indebtedness, including Capital Lease Obligations, evidencing the deferred purchase price of, or capital lease payments with respect to, tangible Assets used (or to be used) in the revenue-generating business operations or administrative operations of the Issuer or any Note Guarantor; provided, that the aggregate principal amount of all such Indebtedness, when taken together with the Secured Indebtedness (other than the Secured Indebtedness identified in Section A2 of Schedule A) outstanding at any given time after the Closing Date shall not (i) during the period from the Closing Date to the first anniversary of the Closing Date, exceed $30,000,000, (ii) during the period from the first anniversary of the Closing Date to the second anniversary of the Closing Date, exceed $30,000,000, (iii) during the period from the second anniversary of the Closing Date to the third anniversary of the Closing Date, exceed $30,000,000, (iv) during the period from the third anniversary of the Closing Date to the fourth anniversary of the Closing Date, exceed $35,000,000, (v) during the period from the fourth anniversary of the Closing Date to the fifth anniversary of the Closing Date, exceed $40,000,000, (vi) during the period from the fifth anniversary of the Closing Date to the sixth anniversary of the Closing Date, exceed $50,000,000, and (vii) during the period following the sixth anniversary of the Closing Date and thereafter, exceed $60,000,000. For avoidance of doubt, the thresholds specified in clauses (i) through (vii) shall not be cumulative and at any given time after the Closing Date, only a single applicable threshold for the relevant post-Closing period shall apply;

          (d) Indebtedness (including trade letters of credit Indebtedness) incurred to finance trade payables of the Issuer or any Note Guarantor incurred in ordinary course of business and on customary industry terms;
          (e) Indebtedness incurred by the Issuer or any Note Guarantor in connection with any Hedging Agreements entered into in the ordinary course of the Issuer’s or such Note Guarantor’s financial planning and not for speculative purposes;
          (f) Indebtedness incurred by the Issuer or any Note Guarantor in respect of bid, reimbursement, performance, surety or appeal bonds and return-of-money bonds or similar obligations incurred in the ordinary course of business, including Guarantees and letters of credit functioning as (or supporting) such bonds or obligations (in each case other than obligations for the payment of borrowed money);
          (g) Indebtedness in respect of any Intercompany Loan arising after the date hereof; provided, that (i) any such Intercompany Loan is evidenced by the Intercompany Note in the form of Exhibit C and all the terms and provisions thereof (and subordinated to the Notes on the terms set forth in Article 7) and any Person incurring such Indebtedness who is not a Payor and/or Payee under the Intercompany Note as of the Closing Date, executes and delivers a counterpart signature to the Intercompany Note and becomes an Additional Party thereunder, (ii) any such Intercompany Loan is unsecured, (iii) the payee in respect of such Intercompany Loan has delivered any necessary endorsements to the Trustee in respect thereof; and
          (h) Guarantees of Permitted Indebtedness of a Note Guarantor or the Issuer; provided, that Guarantees in respect of any Intercompany Loan shall not be permitted.
     Section 5.02 Liens.
          Neither the Issuer nor any Note Guarantor shall make, create, incur, assume or suffer to exist any Lien, upon or with respect to, any part of its Assets or properties whether now owned or hereafter acquired, other than Permitted Liens unless the Notes are secured equally and ratably with (or if the obligation to be secured by a Lien is subordinated in right of payment to the Notes prior to) the obligations so secured for so long as such obligations are so secured. “Permitted Liens” means:

          (a) Liens securing Indebtedness permitted under Section 5.01(a); provided, that Liens in respect of such refinanced Indebtedness existed prior to such refinancing and do not extend beyond the collateral securing such Indebtedness prior to such refinancing;
          (b) Liens securing the Secured Indebtedness;
          (c) Liens on tangible Assets securing Indebtedness permitted pursuant to Section 5.01(c); provided, that such Liens encumber only the tangible Assets purchased or leased with the proceeds of such Indebtedness;
          (d) Liens securing Indebtedness permitted pursuant to Section 5.01(e);
          (e) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with applicable Mexican NIF shall have been made;
          (f) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with applicable Mexican NIF shall have been made;
          (g) Liens incurred on deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other legal requirements;
          (h) Liens securing Indebtedness permitted pursuant to Section 5.01(f);
          (i) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Issuer or any Note Guarantor;
          (j) any interest or title of a lessor in Assets subject to a capital lease or operating lease;
          (k) Liens securing reimbursement obligations with respect to trade letters of credit or Liens in the nature of purchase money liens securing ordinary course trade payables Indebtedness permitted pursuant to Section 5.01(d);
          (l) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Issuer or any Note Guarantor in the ordinary course of business in accordance with the past practices of the Issuer and the Guarantors prior to the Closing Date;
          (m) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Issuer or any Note Guarantor;

          (n) Liens arising from the filing of any applicable financing statements or similar recording documents regarding leases;
          (o) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
          (p) Liens arising from the rendering of a final judgment or order against the Issuer or any Note Guarantor that does not give rise to an Event of Default;
          (q) Liens arising by virtue of any statutory, regulatory, contractual or warranty requirements of the Issuer or any Note Guarantor, including, without limitation, provisions relating to rights of offset and set-off, bankers’ liens or similar rights and remedies; and
          (r) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods.
     Section 5.03 Investments.
          Neither the Issuer nor any Guarantor shall make or permit to remain outstanding any Investments except:
          (a) Investments outstanding on the Closing Date and identified on Schedule 5.03;
          (b) Investments by the Issuer and the Note Guarantors in their respective Subsidiaries;
          (c) Hedging Agreements entered into in the ordinary course of the Issuer’s or such Note Guarantor’s financial planning and not for speculative purposes;
          (d) Investments consisting of pledges or deposits made in connection with (i) the performance of tenders, bids, leases, statutory or regulatory obligations (including, without limitation, workers’ compensation, unemployment insurance and other types of social security), letters of credit, bankers’ acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business, (ii) continued obligations on surety or appeal bonds and (iii) obligations owing to utilities and other like Persons made in the ordinary course of business;
          (e) Purchases permitted pursuant to Section 5.10;
          (f) Investments received in satisfaction of judgments or in settlement of obligations owing to the Issuer or any Note Guarantor, or upon the perfection, foreclosure or enforcement of a Lien in favor of the Issuer or any Note Guarantor;
          (g) Investments received in connection with any Asset Sales permitted under Section 5.05;

          (h) direct obligations of Mexico, the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by Mexico, the United States of America, or of any agency thereof, which mature not more than 360 days from the date of acquisition thereof;
          (i) deposit accounts, money market accounts, bankers acceptances and certificates of deposit issued by an Acceptable Bank;
          (j) commercial paper rated A-1 or better by S&P or P-1 or better by Moody’s, maturing not more than 90 days from the date of acquisition thereof;
          (k) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with an Acceptable Bank;
          (l) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or Moody’s;
          (m) Investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (l) above, including, without limitation, any mutual fund for which the Trustee or an Affiliate of the Trustee serves as investment manager, administrator, shareholder or servicing agent, and/or custodian or subcustodian;
          (n) Investments in cogeneration facilities used in the core business of the Issuer and/or any Note Guarantor, in an aggregate amount not to exceed $500,000 in any fiscal year;
          (o) Investments in any Benefit Plan approved by the Audit Committee, so long as the aggregate of all such Investments made by the Issuer and the Note Guarantors does not exceed, during any fiscal year of the Issuer, 3% of the aggregate amount of total salaries and wages (sueldos y salarios integrados) paid by the Issuer and the Note Guarantors during such fiscal year; and
          (p) additional Investments up to but not exceeding $500,000 in the aggregate.
     Section 5.04 Restricted Payments; Payments of Intercompany Loans.
          (a) Neither the Issuer nor any Note Guarantor shall declare or make any Restricted Payment at any time; provided, that (i) any Note Guarantor may make Restricted Payments to the Issuer or any other Note Guarantor, and (ii) the Note Guarantors may make interest payments under the Notes;
          (b) Neither the Issuer nor any Note Guarantor shall make any payment on the Intercompany Note (including in respect of Intercompany Note obligations held by any Affiliate of the Issuer or a Note Guarantor that is not a Note Guarantor) in violation of the subordination provisions applicable thereto; and

          (c) Except as permitted under Section 5.03(o), neither the Issuer nor any Note Guarantor shall make any loans, advances, contributions or distributions to any of its respective Affiliates that is not the Issuer or a Note Guarantor.
     Section 5.05 Assets Sales by the Issuer and Note Guarantors.
          (a) Asset Sales Other than Capital Stock of Subsidiaries. Neither the Issuer nor any Note Guarantor shall make or commit to make any Asset Sales (other than Capital Stock of Subsidiaries) other than (i) Asset Sales of worn out or obsolete Assets, or involving fixed Assets with an aggregate value of less than $100,000; (ii) Assets Sales in the ordinary course of business; and (iii) Asset Sales, the Net Cash Proceeds of which are applied in accordance with Sections 3.01(a) and 3.01(d).
          (b) Sales of Capital Stock of Subsidiaries. Neither the Issuer nor any Note Guarantor shall make or commit to make any Asset Sale of the Capital Stock of its Subsidiaries other than a sale of such Capital Stock at fair market value, the Net Cash Proceeds of which are applied in accordance with Sections 3.01(c) and 3.01(d). The Issuer shall be required to deliver to the Trustee a Fairness Opinion in connection with an Equity Issuance or Asset Sale of Capital Stock of a Note Guarantor if such Equity Issuance or Asset Sale of Capital Stock involves (i) more than five percent (5%) of the Capital Stock of such Note Guarantor, or (ii) more than one percent (1%) of the Capital Stock of such Note Guarantor to an Affiliate, an Obligor or other related entity of a Note Guarantor or the Issuer pursuant to U.S. or Mexican securities laws, U.S. GAAP or Mexican NIF or other applicable U.S. or Mexican accounting practices; provided, that any Equity Issuance or Asset Sale of Capital Stock by a Note Guarantor shall not require a Fairness Opinion (regardless of the amount of such Equity Issuance or Asset Sale of Capital Stock) if the Issuer’s direct or indirect ownership interest in such Note Guarantor is not decreased as a result of such Equity Issuance or Asset Sale of Capital Stock.
     Section 5.06 Consolidations, Mergers, Etc.
          (a) Neither the Issuer nor any Note Guarantor shall, either in a single transaction or through a series of related transactions, merge, consolidate or combine into or with any other Person; provided, that:
               (i) any Note Guarantor may merge, consolidate or combine into or with any other Note Guarantor;
               (ii) a Person may merge, consolidate or combine into or with the Issuer; provided, that (A) the surviving entity shall be the Issuer or, if not the Issuer, shall be a corporation organized and validly existing under the laws of Mexico, the United States of America or any jurisdiction thereof and shall expressly assume all of the Issuer’s obligations hereunder and under the other Restructuring Documents to which the Issuer is a party as required by clause (b) below, (B) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing, (C) immediately after giving effect to such transaction on a pro forma basis, the Issuer or such other Person shall have a Consolidated Net Worth greater than the Consolidated Net Worth of the Issuer immediately prior to such transaction, (D) immediately prior to such transaction, two nationally recognized statistical rating organizations shall have a current rating for the Issuer’s long term Indebtedness in effect of at least B+/B1 (or its equivalent), and (x) any and all such ratings shall be reaffirmed or improved (but not downgraded) by such rating agencies, and (y) the ratings for the Issuer’s long term Indebtedness after giving effect to such merger, consolidation or combination, shall be at least B+/B1 (or its equivalent), (E) the Issuer shall deliver to the Trustee an Officer’s Certificate stating that such transaction complies with the requirements of this clause (ii) and such certificate shall attach the arithmetic computations necessary to demonstrate compliance with clause (C) above, and the correspondence with the relevant rating agencies necessary to comply with clause (D) above;

               (iii) a Person may merge, consolidate or combine into or with a Note Guarantor; provided, that (A) the surviving entity shall be the Note Guarantor or, if not the Note Guarantor, shall be a corporation organized and validly existing under the laws of Mexico, the United States of America or any jurisdiction thereof and shall expressly assume all of the Note Guarantor’s obligations hereunder and under the other Restructuring Documents to which such Note Guarantor is a party as required by clause (c) below, (B) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing, (C) immediately after giving effect to such transaction on a pro forma basis, such Note Guarantor or such other Person shall have a Consolidated Net Worth greater than the Consolidated Net Worth of the Note Guarantor immediately prior to such transaction, (D) immediately prior to such transaction, two nationally recognized statistical rating organizations shall have a current rating for the Issuer’s long term Indebtedness in effect of at least B+/B1 (or its equivalent), and (x) any and all such ratings shall be reaffirmed or improved (but not downgraded) by such rating agencies, and (y) the ratings for the Issuer’s long term Indebtedness after giving effect to such merger, consolidation or combination, shall be at least B+/B1 (or its equivalent), and (E) the Issuer shall deliver to the Trustee an Officer’s Certificate stating that such transaction complies with the requirements of this clause (iii) and such certificate shall attach the arithmetic computations necessary to demonstrate compliance with clause (C) above, and the correspondence with the relevant ratings agency or agencies necessary to comply with clause (D) above.
          (b) The continuing Person (if other than the Issuer) in any transaction permitted under Section 5.06(a)(ii) shall expressly assume the obligations of the Issuer under this Indenture and the other Note Documents to which the Issuer is a party by executing and delivering to the Trustee a supplemental indenture meeting the requirements of Section 9.01(a)(iii) of this Indenture. Any Person that executes and delivers the items set forth in this Section 5.06(b) by such execution and delivery (x) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer for all purposes of this Indenture and the other Note Documents as of the effective date of such items, with the same effect as if such successor Person had been named as the Issuer herein and therein, and (y) shall, following such effective date, be bound by all of the terms, conditions and provisions of this Indenture and the other Note Documents which are applicable to the Issuer.
          (c) The continuing Person (if other than a Note Guarantor) in any transaction permitted under Section 5.06(a)(iii) shall expressly assume the obligations of a Note Guarantor under this Indenture and the other relevant Note Documents by executing and delivering to the Trustee, a Supplemental Indenture (Note Guarantor). Any Person that executes and delivers the items set forth in this Section 5.06(c) by such execution and delivery (x) shall be deemed to be a Note Guarantor for all purposes of this Indenture and the other Note Documents as of the effective date of such items and (y) shall, following such effective date, be bound by all of the terms, conditions and provisions of this Indenture and the other Note Documents which are applicable to it as a Note Guarantor.

     Section 5.07 Transactions with Affiliates.
          Neither the Issuer nor any Note Guarantor shall, directly or indirectly, enter into any transaction with an Affiliate (including, without limitation, Guarantees and assumptions of obligations of an Affiliate), except on terms and conditions that are no less favorable to the Issuer or such Note Guarantor than the terms and conditions that the Issuer or such Note Guarantor would be able to reasonably obtain in a comparable arms’-length transaction with a Person that is not an Affiliate; provided, that any transaction or series of related transactions (other than Market Fiber Transactions) involving any of the Issuer and the Note Guarantors, on the one hand, and any of their Affiliates (other than the Issuer and the Note Guarantors), on the other hand, with an aggregate value in excess of $100,000 shall require a Fairness Opinion. Notwithstanding the foregoing, nothing contained in this Section 5.07 shall restrict: (i) any transaction between or among any of the Issuer and the Note Guarantors, (ii) the payment of compensation to, or customary indemnification provided on behalf of, officers, directors or employees of the Issuer and the Guarantors, including without limitation any Investments permitted under Section 5.03(o), and (iii) any transaction otherwise permitted under Sections 5.04, 5.05(a)(i), 5.05(a)(ii) or 5.05(b).
     Section 5.08 Change in Business; Changes in Fiscal Year.
          Neither the Issuer nor any Note Guarantor shall (a) engage in a line of business substantially different from those lines of business carried on by the Issuer and the Note Guarantors on the Closing Date and any business substantially related or ancillary thereto, or (b) change its applicable fiscal year as in effect on the Closing Date.
     Section 5.09 Equity Issuances.
          Neither the Issuer nor any Note Guarantor shall effect any Equity Issuance; provided, that an Equity Issuance will be permitted to the extent that (a) the consideration received by the issuer in consideration for such Equity Issuance is at least fair market value, validated by a Fairness Opinion delivered pursuant to Section 5.05(b); (b) the Net Cash Proceeds from such Equity Issuance are applied in accordance with Sections 3.01(c) and (d), and (c) with respect to any Equity Issuance by a Note Guarantor, no Change of Control shall occur. Notwithstanding the foregoing, any Note Guarantor may transact an Equity Issuance of its Capital Stock permitted pursuant to Section 5.05(b) so long as the Issuer’s direct or indirect ownership interest in such Note Guarantor is not decreased as a result of such Equity Issuance. Any Equity Issuances permitted under this Section 5.09 shall not release a Note Guarantor from its obligations under its Subsidiary Guarantee.

     Section 5.10 Purchases of Restructured Debt by the Issuer and Affiliates.
          The Issuer, any Note Guarantor or any their respective Affiliates (including any shareholder or related entity) may purchase Notes at any time at par (e.g., 100% of the outstanding principal amount of the Notes), plus accrued and unpaid interest; provided, that all such purchased Notes shall be promptly retired or pledged (and if pledged, shall be pledged with an irrevocable voting proxy or such other documentation as shall be reasonably acceptable to the Noteholders, the Trustee and their respective counsel). Notes purchased by the Issuer, any Note Guarantor or any of their respective Affiliates (including any shareholder or related entity) shall have no voting rights, whether in bankruptcy, a concurso mercantil, to the extent permitted by applicable law, or otherwise. All offers to purchase the Notes, whether by the Issuer, a Note Guarantor or an Affiliate of the foregoing, shall be made via a pro-rata offer (or pursuant to a formal tender offer in accordance with Applicable Laws) to all Noteholders. No open market purchases of the Notes shall be permitted by the Issuer, any Note Guarantor and any Affiliate thereof (including any shareholder or related entity).
     Section 5.11 Conflicting Agreements.
          Neither the Issuer nor any Note Guarantor shall enter into any agreement which requires that the proceeds of any Equity Issuance or any Asset Sale be applied in a manner other than as required by this Indenture.
     Section 5.12 Anti-Avoidance Covenant.
          For avoidance of doubt, any action, transaction or series of actions or transactions that is designed to evade or avoid the covenants and agreements contained in the Note Documents shall be disregarded, and the violation of the applicable covenant shall, following the expiration of any grace period applicable thereto, constitute an Event of Default under Section 6 hereof.
ARTICLE 6
DEFAULTS AND REMEDIES
     Section 6.01 Events of Default.
          “Event of Default” whenever used, means the occurrence of any of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or Governmental Authority):
          (a) default in the payment of interest, late fees, penalties or similar amounts on any Note or otherwise under the Note Documents when the same becomes due and payable and such default continues for a period of 10 days;

          (b) default in the payment of all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, upon redemption, by acceleration, or otherwise;
          (c) any representation or warranty made to the Holders of the Notes by the Issuer or any Note Guarantor in any Restructuring Document proves to have been untrue or inaccurate in any material respect when made;
          (d) failure by the Issuer to comply with Section 4.02;
          (e) failure by the Issuer or any Note Guarantor to observe or perform any covenant or agreement required to be observed or performed by it contained in the Notes or this Indenture, if such failure is not remedied within 30 days after written notice is given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, specifying such default, requiring that it be remedied and stating that such notice is a “Notice of Default”;
          (f) one or more final, non-appealable judgments or orders not fully covered by insurance shall be entered against the Issuer or any Note Guarantor for the payment of money in excess of $10,000,000 in the aggregate for all such judgments or orders (treating any deductibles, self-insurance or retention as not covered by insurance) and shall continue in existence and remain unpaid or otherwise discharged for more than five Business Days;
          (g) any Note Document (including, specifically, any Subsidiary Guarantee) shall be found by a court of competent jurisdiction to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Note Guarantor, or any Person acting on behalf of any Note Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee or any Note Document to which it is a party;
          (h) the Issuer or any Note Guarantor shall (i) admit in writing its inability to pay, its debts as they become due, (ii) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar Bankruptcy Law of any jurisdiction (including a concurso mercantil proceeding) (iii) make a general assignment for the benefit of its creditors, (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) be adjudicated insolvent, or to be liquidated, or (vi) take corporate action for the purpose of any of the foregoing;
          (i) a court or Governmental Authority of competent jurisdiction shall enter an order appointing, without consent by the Issuer or a Note Guarantor, a custodian, receiver, trustee or other officer with similar powers with respect to such Person or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any Bankruptcy Law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Issuer or any Note Guarantor, or any such petition shall be filed against the Issuer or any Note Guarantor and not be dismissed within 60 days; or

          (j) there shall have occurred and be continuing an event of default under any Other Material Indebtedness of the Issuer or any Note Guarantor that does not otherwise constitute an Event of Default hereunder (i) caused by a failure to pay principal, premium or interest when due under such Other Material Indebtedness (including as a result of acceleration by the holders of such Other Material Indebtedness (or by a trustee or agent on their behalf) before its Stated Maturity or before its regularly scheduled dates of payment), or (ii) that involves any other failure to perform or comply with any other term of such Other Material Indebtedness which has not been remedied or waived within the applicable grace period from the date an Officer of the Issuer provided (or was required by Section 4.02 to provide) notice thereof to the Trustee; provided, that if any waiver of any such event of default is granted by the holders of such Other Material Indebtedness prior to any remedial action (other than an acceleration which has been rescinded) being taken by Holders of the Notes in respect thereof, such Event of Default shall be deemed to have been remedied.
     Section 6.02 Acceleration.
          If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default as described in any of clauses (h) or (i) of Section 6.01, the Notes shall become immediately due and payable without further action or notice. Notwithstanding the foregoing, any such declaration of acceleration may be rescinded within sixty (60) days by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes. Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture.
     Section 6.03 Other Remedies.
          (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
          (b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy arising upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
          (c) If a Default or an Event of Default occurs, the Issuer shall deliver to the Trustee the notice required by Section 4.02.
     Section 6.04 Waiver of Past Defaults.
          The Holders of a majority in aggregate principal amount of the then outstanding Notes may, by notice to the Trustee, on behalf of the Holders of all of the Notes, waive any Default or Event of Default and its consequences (including any acceleration, subject to Section 6.02).

     Section 6.05 Control by Majority.
          The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust power conferred on it. However, (i) the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability, and (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In case an Event of Default shall occur (which shall not be cured), the Trustee shall be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of its own affairs under the circumstances. Notwithstanding any provision to the contrary in this Indenture, the Trustee is under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holder of Notes, unless the Trustee shall have received indemnity, security or pre-funding to its satisfaction against any loss, liability or expense.
     Section 6.06 Limitation on Suits.
          (a) A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:
               (i) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default or the Trustee receives such notice from the Issuer;
               (ii) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy with respect to the Notes;
               (iii) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity, security or pre-funding satisfactory to the Trustee against any loss, liability or expense;
               (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of such indemnity, security or pre-funding; and
               (v) during such 60-day period, the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.
          (b) A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.
     Section 6.07 Rights of Holders of Notes to Receive Payment.
     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest, on the Notes, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     Section 6.08 Collection Suit by Trustee.
          If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Issuer for the whole amount of principal of, premium and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
     Section 6.09 Trustee May File Proofs of Claim.
          (a) The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings, in Mexico, U.S. or abroad, relative to Issuer, any Note Guarantor (or any other obligor upon the Notes), its creditors or its property, to participate as a member, voting or otherwise, of any official committee of creditors appointed in such manner and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable upon the conversion or exchange of the Notes or on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.
          Notwithstanding the foregoing, any proof of claim filed by the Trustee may not impair the right of any Holder to participate in any receivership, insolvency, liquidation, bankruptcy, reorganization, concurso mercantil, arrangement, adjustment, composition, or other judicial proceeding relative to the Company or any Note Guarantor, to the extent such participation is permissible under applicable law (including without limitation participation described in Section (b) below), and to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same in accordance with this Indenture.

          (b) (i) Notwithstanding anything to the contrary herein, and to extent permissible under the laws of Mexico, the Trustee, acting as a recognized creditor under an insolvency procedure (concurso mercantil) of the Issuer or Note Guarantor under the Bankruptcy Law, shall provide in its corresponding Proof of Claim to be filed in Mexico, as the case may be, that: (i) is acting as a representative for all of the beneficial owners (beneficial holders) (“Beneficial Holders”) of the Notes issued by the Issuer pursuant to the Indenture; (ii) the Beneficial Holders own and hold their beneficial interests in the Notes through participants in the U.S. indirect holdings system managed by DTC or other similar depositary institution; (iii) pursuant to the Indenture, the Trustee is authorized and entitled to make the Proof of Claim for and on behalf of the Beneficial Holders, and is authorized and entitled to take certain other legal actions in such proceeding for and on behalf of the Beneficial Holders; (iv) it thereby reserves, for and on behalf of the Beneficial Holders, the rights of the Beneficial Holders arising from the Proof of Claim to participate individually in the corresponding concurso proceeding as separate creditors of the Issuer and/or Note Guarantors on account of their beneficial interests in the Notes; (v) in the event that any Beneficial Holder decides to participate individually and directly in the concurso proceeding, as separate creditor of the Issuer and/or Note Guarantors on account of their beneficial interest in the Notes, then such Beneficial Holder shall (x) evidence its capacity by means of its appearance in the legal proceeding of concurso, with the filing of the power of attorney of its legal representative for such purposes, in terms of the applicable International Treaties and laws of Mexico, and (y) file with the competent court a certificate confirming its beneficial interests, duly signed by the Beneficial Holder and by the custodian or broker through which the corresponding Beneficial Holder holds its beneficial interests in the U.S. indirect holdings system managed by the DTC (“Certificate”), together with any other documents which may be required under the applicable laws of Mexico; (vi) the Certificate, together with the Proof of Claim and such other documents, shall be useful as evidence of proof that each Beneficial Holder is an individual creditor of the Issuer and/or Note Guarantors on account of claims related to its respective beneficial holdings of the Notes; and (vii) to the extent that any Beneficial Holder participates individually in such concurso proceeding, or otherwise asserts, claims that duplicate the claims asserted in the Proof of Claim filed by the Trustee, then the Trustee is directed by the Holders to agree that those individual claims will be discounted in the corresponding proportions from the claims against the Issuer and/or Note Guarantors and will not constitute independent claims upon which a second recovery against the Issuer and/or Note Guarantors would be warranted.
               (ii) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, composition, or similar document or process affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that if under the laws of Mexico the Trustee is or is deemed to be the only creditor permitted to vote on, execute or approve a plan of reorganization or similar document or process on account of the Obligations, then each Holder may, in its sole discretion, authorize and direct the Trustee to vote on, execute or approve such plan or similar document or process on its behalf and to the extent of its ratable beneficial interest in the Obligations, through a writing signed by the Holder and proof of its beneficial interests in the Notes that is reasonably satisfactory to the Trustee (with respect to beneficial interests in a Note, proof as described in Section 6.09(b)(i) hereof shall be reasonably satisfactory for purposes of this Section 6.09(b)(ii)) and, in this case, the Trustee shall be empowered, authorized and directed to vote on, execute or approve such plan or similar document or process on behalf of said Holder and to the extent of its ratable beneficial interest in the Notes; and provided further, that the Trustee shall have no liability to any Person (including without limitation the Company, its Subsidiaries, and any Holder) based on a vote, execution or approval on behalf of a Holder in accordance with this Section 6.09(b) and, notwithstanding anything to the contrary in this Indenture, the Trustee shall not be entitled to demand indemnification from any Holder who authorizes and directs the Trustee to vote or approve a plan or similar document or process on its behalf in accordance with this Section 6.09(b).

     Section 6.10 Priorities.
          (a) If the Trustee collects any amounts due pursuant to this Article 6, it shall distribute all such amounts in the following order:
               (i) First, to the Trustee, its agents and attorneys for amounts due under Section 8.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
               (ii) Second, to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority or any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively;
               (iii) Third, without duplication, to the Holders for any other Obligations owing to the Holders under this Indenture and the Notes; and
               (iv) Fourth, to the Issuer or to such party as a court of competent jurisdiction shall direct.
          (b) The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10 (and at least 15 days before such record date the Trustee may mail to each Holder and the Issuer a notice that states the record date, the payment date and the amount to be paid).
     Section 6.11 Undertaking for Costs.
          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7
SUBORDINATION OF INTERCOMPANY LOANS
     Section 7.01 Defined Terms.
          As used in this Article 7, “Senior Debt” means all obligations created or evidenced by the Note Documents, including any subsequent notes, instruments or agreements of Indebtedness of any type or form whatsoever relating thereto, and “Subordinated Debt” means all Intercompany Loans evidenced or created by the Intercompany Note.
     Section 7.02 General Treatment of Intercompany Loans.
          In connection with the Concurso Mercantil Proceeding, the Convenio and the U.S. Plan prior to the Closing Date, all Intercompany Loans and the related intercompany claims of the Issuer and the Note Guarantors were amended and re-documented (or documented, if not previously documented, or will be documented with respect to any future Intercompany Loans) in the form of the Intercompany Note containing, among other provisions, the following terms: (w) the Subordinated Debt evidenced by the Intercompany Note shall be and hereby is fully and completely subordinated in right of payment and priority to the indefeasible payment in full in cash of any principal, interest, fees, penalties, premiums, or additional or other amounts owing in respect of the Senior Debt, (x) the maturity date of such Intercompany Loans shall be at least 15 years after the maturity date of the Notes, (y) the Intercompany Loans shall bear interest at a rate over TIIE commensurate with a loan of such tenor, capitalized annually and (z) the Intercompany Loans shall not receive any cash payments until maturity; provided, that with respect to clause (w), the following shall not be considered to be a payment of Subordinated Debt for purposes of this Section 7.02: (A) the cancellation by the Issuer or any Note Guarantor, by netting, return of capital or capitalization, of all or a portion of the Subordinated Debt owed to any Subordinated Creditor; and (B) the capitalization of interest.
     Section 7.03 Remedies.
          The Subordinated Creditors will not take or omit to take any action or assert any claim with respect to the Subordinated Debt or otherwise which is inconsistent with the provisions of this Indenture. Without limiting the foregoing, the Subordinated Creditors will not attempt to assert, collect or enforce the Subordinated Debt or any part thereof until the Senior Debt has been finally paid in full in cash. Until the Senior Debt has been finally paid in full in cash, the Subordinated Creditors shall not have any right of subrogation, reimbursement, restitution, contribution or indemnity whatsoever from any assets of the Issuer or any Note Guarantor of or provider of collateral security for the Senior Debt. The Subordinated Creditors further waive any and all rights with respect to marshalling.
     Section 7.04 Hold in Trust.
          The Subordinated Creditors will hold in trust and immediately pay over to the Trustee, in the same form of payment received, with appropriate endorsements, for application to the Senior Debt, any cash amount that the Subordinated Creditors receive as a payment with respect to the Subordinated Debt, or any property received as collateral for the Subordinated Debt.

     Section 7.05 Payments in Bankruptcy or Liquidation.
          In the event of any case or proceeding, voluntary or involuntary, for the distribution, division or application of all or part of the Assets of the Issuer, whether such case or proceeding be for the liquidation, dissolution or winding up of the Issuer, a receivership, insolvency or bankruptcy case or proceeding, an assignment for the benefit of creditors, or a concurso mercantil proceeding, the Trustee is hereby irrevocably authorized to receive and collect for the benefit of the Holders any cash or other Assets of the Issuer distributed, divided or applied by way of dividend or payment, or any securities issued on account of any Subordinated Debt, and apply such cash to, or to hold such other assets or securities as collateral for, the Senior Debt, until all of the Senior Debt shall have been paid in full in cash, rendering to the Subordinated Creditors any surplus to which the Subordinated Creditors are then entitled.
     Section 7.06 Subordinated Debt Voting Rights.
          By endorsing and delivering the Intercompany Note to the Trustee, each Subordinated Creditor conveys to the Trustee all voting rights associated with such Intercompany Note, including, in the event of any proceeding, voluntary or involuntary, for the distribution, division or application of all or part of the assets of the Issuer (whether such case or proceeding be for the liquidation, dissolution or winding up of the Issuer, a receivership, insolvency or bankruptcy case or proceeding, an assignment for the benefit of creditors, or a concurso mercantil proceeding), the right to file a proof of claim on behalf of such Subordinated Creditor and to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension, and such rights shall remain in full force and effect until all of the Senior Debt shall have been paid in full in cash.
     Section 7.07 Further Assurances.
          Each Subordinated Creditor hereby agrees, upon request of the Trustee at any time and from time to time, to execute such other documents or instruments, or take such actions, as may be requested by the Trustee further to effectuate the terms of this Article 7.
     Section 7.08 Modification or Sale of Subordinated Debt.
          The Subordinated Creditors will not modify any of the terms of any of the Subordinated Debt in a way that is adverse to the interests of the holders of the Senior Debt. Except for the netting and capitalization referred to in Section 7.02, no Subordinated Creditor will sell, transfer, pledge, assign, hypothecate or otherwise dispose of any or all of the Subordinated Debt to any Person.
     Section 7.09 Termination of Subordination.
          The terms of this Article 7 shall continue in full force and effect, and the obligations and agreements of the Subordinated Creditors and the Issuer hereunder shall continue to be fully operative, until the indefeasible payment in full in cash of any principal, interest, fees, penalties, premiums, or additional or other amounts owing in respect of the Senior Debt, and such full payment and satisfaction shall be final and not avoidable.

ARTICLE 8
TRUSTEE
     Section 8.01 Duties of Trustee.
          (a) If an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
          (b) Except during the continuance of an Event of Default:
               (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture or the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee (it being agreed that the permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty); and
               (ii) the Trustee shall be under no duty to make any investigation as to any statement contained in any such instance, but may accept the same as conclusive evidence of the truth and accuracy of such statement or the correctness of such opinions. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
               (i) this paragraph does not limit the effect of paragraph (b) of this Section 8.01;
               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
               (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 8.01.
          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, including without limitation the provisions of Section 6.05, unless the Trustee shall have received security, pre-funding and/or indemnity satisfactory to it against any loss, liability or expense that might be incurred by it in complying with such request.
          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
     Section 8.02 Rights of Trustee.
          (a) The Trustee may conclusively rely on the truth of the statements and correctness of the opinions contained in, and shall be protected from acting or refraining from acting upon, any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
          (b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. Prior to taking, suffering or admitting any action, the Trustee may consult with counsel of the Trustee’s own choosing and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.
          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless the Trustee shall have received security, prefunding and/or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

          (g) The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes unless either (i) a Responsible Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default shall have been given to the Trustee by the Issuer or by any Holder of the Notes.
          (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the holders of not less than a majority in principal amount of the Notes at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall Incur no liability of any kind by reason of such inquiry or investigation.
          (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
          (j) The Trustee shall not be responsible or liable for any action taken or omitted by it in good faith at the direction of the holders of not less than a majority in principal amount of the Notes as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.
          (k) Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding upon future holders of Notes and upon Notes executed and delivered in exchange therefor or in place thereof.
          (l) The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.
          (m) The Trustee shall not be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of actions.
          (n) The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture.
          (o) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services; labor disputes; and acts of civil or military authorities and governmental action.

     Section 8.03 Individual Rights of Trustee.
          The Trustee in its individual or any other capacity may become the owner of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 8.10 and 8.11.
     Section 8.04 Trustee’s Disclaimer.
          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes, the Intercompany Note or any Subsidiary Guarantee. The Trustee shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, nor shall be responsible for the use or application of any money received by any Paying Agent other than the Trustee. The Trustee shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication. In accepting the trust hereby created, the Trustee acts solely as Trustee for the holders of the Notes and not in its individual capacity and all Persons, including without limitation the holders of Notes and the Issuer, having any claim against the Trustee arising from this Indenture shall look only to the funds and accounts held by the Trustee hereunder for payment except as otherwise provided herein.
     Section 8.05 Notice of Defaults.
          If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 45 days after it occurs (or if the Trustee does not become aware of the Default or Event of Default immediately, within 45 days after it becomes so aware). Except in the case of a Default or Event of Default in payment on any Note pursuant to Section 5.01(a) or (b), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.
     Section 8.06 Reports by Trustee to Holders of the Notes.
          Within 60 days after the end of each May 15 beginning with the May 15 next following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA section 313(a) (but if no event described in TIA section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA section 313(b). The Trustee shall also transmit by mail all reports as required by TIA section 313(c).

          A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuer and filed with the SEC and each stock exchange on which the Issuer has informed the Trustee in writing the Notes are listed in accordance with TIA section 313(d). The Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange and of any delisting thereof.
          The Trustee shall comply with all federal withholding tax requirements respecting payments to the Holders of the Notes that the Trustee reasonably believes are applicable under the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder. Further, the Trustee shall file with the Internal Revenue Service and, where required to do so, provide to the Holders of the Notes, all federal information tax returns respecting payments to the Holders of the Notes that the Trustee reasonably believes are applicable under the Code and the Treasury Regulations.
     Section 8.07 Compensation and Indemnity.
          The Issuer shall pay to the Trustee from time to time such compensation as the Issuer and the Trustee shall agree from time to time in writing for the Trustee’s acceptance of this Indenture and services hereunder. To the extent permitted by law, the Trustee’s compensation shall not be limited by any law on compensation of a Trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and out of pocket expenses, including costs of collection, actually incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel, but shall not include expenses incurred as a result of the Trustee’s gross negligence or willful misconduct.
          The Issuer shall indemnify the Trustee and the Paying Agent against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer or any Note Guarantor (including this Section 8.07) and defending itself against any claim (whether asserted by the Issuer, any Note Guarantor or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder except to the extent any such loss, liability or expense may be attributable to its gross negligence or bad faith. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder, except to the extent of actual prejudice to the Issuer resulting from such failure. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel, including statements rendered prior to the formal resolution of the claim. The Issuer need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

          The obligations of the Issuer under this Section 8.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee or the Paying Agent.
          To secure the Issuer’s payment obligations in this Section 8.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.
          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
          The Trustee shall comply with the provisions of TIA section 313(b)(2) to the extent applicable.
     Section 8.08 Replacement of Trustee.
          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 8.08.
          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:
          (a) the Trustee fails to comply with Section 8.10;
          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
          (c) a custodian or public officer takes charge of the Trustee or its property; or
          (d) the Trustee becomes incapable of acting.
          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.
          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 8.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and the duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 8.07. Notwithstanding replacement of the Trustee pursuant to this Section 8.08, the Issuer’s obligations under Section 8.07 shall continue for the benefit of the retiring Trustee.
     Section 8.09 Successor Trustee by Merger, etc.
          If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee or any Agent, as applicable. In case at the time such successor or successors by consolidation with, merger with or conversion into the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.
     Section 8.10 Eligibility; Disqualification.
          There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities. The Trustee and its direct parent shall at all times have a combined capital surplus of at least $50,000,000 as set forth in its most recent annual report of condition.
          This Indenture shall always have a Trustee who satisfies the requirements of TIA section 310(a)(1), (2) and (5). The Trustee is subject to TIA section 310(b).
     Section 8.11 Preferential Collection of Claims Against The Issuer.
          The Trustee is subject to TIA section 311(a), excluding any creditor relationship listed in TIA section 311(b). A Trustee who has resigned or been removed shall be subject to TIA section 311(a) to the extent indicated therein.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER
     Section 9.01 Without Consent of Holders of Notes.
          (a) Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Notes, the Issuer and the Trustee may amend or supplement this Indenture and the Notes:
               (i) to cure any ambiguity, defect or inconsistency;
               (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes;
               (iii) to provide for the assumption of an Issuer’s or any Note Guarantor’s Obligations to the Holders of the Notes in the case of a permitted merger, consolidation or combination of the Issuer or any Note Guarantor into or with any other Person;
               (iv) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes;
               (v) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;
               (vi) to allow any Note Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Notes;
               (vii) to make any other change that, in the good faith opinion of the Issuer’s Board of Directors, does not adversely affect the rights of any Holder of Notes; or
               (viii) to evidence and provide for the acceptance of appointment by a successor Trustee.
          (b) Upon the written request of the Issuer accompanied by resolutions of the Board of Directors or other Governing Body of the Issuer authorizing the execution of any such amended or supplemental indenture and upon receipt by the Trustee of the documents described in Section 9.02, the Trustee shall join with the Issuer and the Note Guarantors (if applicable) in the execution of any amended or supplemental indenture.
     Section 9.02 With Consent of Holders of Notes.
          (a) Except as provided in Section 9.02(e), this Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class, and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes.

          (b) Upon the request of the Issuer accompanied by resolutions of the Board of Directors or other Governing Body of the Issuer authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, the Trustee shall join with the Issuer and the Note Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may, but shall not be obligated to, enter into such amended or supplemental indenture.
          (c) It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.
          (d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.
          (e) Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):
               (i) reduce the principal amount, or change the fixed maturity, of any Note;
               (ii) reduce the rate, or change the time for payment of interest, including Defaulted Interest, on any Note;
               (iii) reduce or waive the amount payable upon the redemption of any Note or change the time of redemption of any Note;
               (iv) waive a Default or Event of Default in the payment of principal of, or premium or interest on, the Notes except as permitted by Section 6.04;
               (v) make any Note payable in money other than that stated in the Notes;
               (vi) make any change in the provisions of this Indenture relating to waivers of Defaults or the rights of Holders of Notes to receive payments of principal of or premium or interest on the Notes;
               (vii) reduce the percentage of principal amount of the Notes required for amendments and waivers; or

               (viii) release any Note Guarantor from any of its Obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture.
     Section 9.03 Compliance with Trust Indenture Act.
          Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.
     Section 9.04 Revocation and Effect of Consents.
          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective upon the (i) receipt by the Issuer or the Trustee of consents by the holders of the requisite principal amount of the Notes, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment, supplement or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuer and the Trustee.
     Section 9.05 Notation on or Exchange of Notes.
          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
     Section 9.06 Trustee to Sign Amendments, etc.
          The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In signing or refusing to sign any amended or supplemental indenture the Trustee shall be entitled to receive and (subject to Section 8.01) shall be fully protected in relying upon, in addition to the documents required by Section 15.04, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it shall be valid and binding upon the Issuer and, to the extent applicable, each Note Guarantor in accordance with its terms.

ARTICLE 10
PURCHASE OF NOTES AT THE OPTION OF THE HOLDER UPON A CHANGE OF CONTROL
     Section 10.01 Right to Require Repurchase.
          In the event that a Change of Control shall occur, then each Holder shall have the right, at the Holder’s option, but subject to the provisions of Section 10.02, to require the Issuer to repurchase, and upon the exercise of such right the Issuer shall repurchase, all of such Holder’s Notes, or any portion of the principal amount thereof that is equal to U.S.$1,000 or any greater integral multiple of U.S.$1,000, on the date (the “Repurchase Date”) that is fixed by the Issuer at a cash purchase price equal to one hundred one percent (101%) of the principal amount of the Notes to be repurchased plus interest, accrued to, but excluding, the Repurchase Date (the “Repurchase Price”); provided, that installments of interest on Notes whose Stated Maturity is on or prior to the Repurchase Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such on the relevant Record Date according to their terms and the provisions of Section 2.08. The Repurchase Date will be determined by the Issuer in the following manner: (i) the Issuer will give notice of the Change of Control as contemplated in Section 10.02(a); (ii) each Holder electing to exercise the repurchase right must deliver, on or before the twentieth (20th) day (or such greater period as may be required by Applicable Law) after the date of the Issuer’s notice provided in provision (i) above: (A) irrevocable written notice to the Trustee of such Holder’s exercise of its repurchase right; and (B) the Notes (or, with respect to Notes not evidenced by a Physical Note, an instrument of transfer) with respect to which such repurchase right is being exercised; and (iii) the Issuer will make the repurchase on a date that is no later than twenty (20) Business Days after the Holder has delivered the notice provided in proviso (ii) above. Such right to require the repurchase of the Notes shall not continue after a discharge of the Issuer from its obligations with respect to the Notes in accordance with Article 11 unless a Change of Control shall have occurred prior to such discharge.
     Section 10.02 Notices; Method of Exercising Repurchase Right, Etc.
          (a) On or before the twentieth (20th) day after the occurrence of a Change of Control, the Issuer or, at the request and expense of the Issuer on or before the thirtieth (30th) day after such occurrence, the Trustee, shall give to all Noteholders, in the manner provided in Section 14.02, notice (the “Issuer Notice”) of the occurrence of the Change of Control and of the repurchase right set forth herein arising as a result thereof. The Issuer shall also deliver a copy of such notice of a repurchase right to the Trustee.
          Each notice of a repurchase right shall state:
               (i) the Repurchase Date,
               (ii) the date by which the repurchase right must be exercised,
               (iii) the Repurchase Price,

               (iv) a description of the procedure that a Holder must follow to exercise a repurchase right, and the place or places where such Notes are to be surrendered (or, with respect to Notes not evidenced by a Physical Note, instruments of transfer are to be delivered) for payment of the Repurchase Price and accrued interest, if any,
               (v) that on the Repurchase Date, the Repurchase Price, and accrued interest, if any, will become due and payable upon each such Note designated by the Holder to be repurchased and that interest thereon shall cease to accrue on and after said date,
               (vi) the place or places that the Notice of Election of Holder To Require Repurchase attached hereto as Exhibit F, shall be delivered, and the form of such notice, and
               (vii) the CUSIP number or numbers of such Notes.
          No failure of the Issuer to give the foregoing notices or defect therein shall limit any Holder’s right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Notes.
          If any of the foregoing provisions or other provisions of this Article 10 are inconsistent with Applicable Law, such Applicable Law shall govern.
          (b) To exercise a repurchase right, a Holder shall deliver to the Trustee on or before the twentieth (20th) day (or such greater period as may be required by applicable law) after the date of the Issuer Notice (A) written notice of the Holder’s exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Notes to be repurchased (and, if any Note is to repurchased in part, the serial number thereof (with respect to Notes evidenced by a Physical Note), the portion of the principal amount thereof to be repurchased and the name of the Person in which the portion thereof to remain outstanding after such repurchase is to be registered) and a statement that an election to exercise the repurchase right is being made thereby, and (B) the Notes with respect to which such repurchase right is being exercised. Such written notice shall be irrevocable.
          (c) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Issuer shall pay or cause to be paid to the Trustee the Repurchase Price in cash, as provided above, for payment to the Holder on the Repurchase Date together with accrued and unpaid interest to the Repurchase Date payable with respect to the Notes as to which the purchase right has been exercised.
          (d) If any Note (or portion thereof) surrendered for repurchase shall not be so paid on the Repurchase Date, the principal amount of such Note (or portion thereof, as the case may be) shall, until paid, bear interest to the extent permitted by Applicable Law from the Repurchase Date at the rate then in effect per annum.
          (e) Any Note that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Issuer or the Trustee so requires, due endorsement by, duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing, or, with respect to any Note not evidenced by a Physical Note, an instrument of transfer, shall be delivered to the Trustee, and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered (or, with respect to a Note not evidenced by a Physical Note, the Trustee shall record on its records the continuing ownership by such Holder of the unrepurchased portion of the principal of such Note).

          (f) All Notes delivered for repurchase shall be delivered to the Trustee to be canceled in accordance with Section 2.11.
ARTICLE 11
SUBSIDIARY GUARANTEES OF ISSUER’S OBLIGATIONS UNDER THE NOTES AND THE INDENTURE
     Section 11.01 Guarantee.
          (a) Subject to the provisions of this Article, each of the Note Guarantors, jointly and severally with each of the other Note Guarantors, hereby unconditionally Guarantees to each Holder of Notes authenticated and delivered by the Trustee, and to the Trustee and the Guarantor Paying Agent (each, a “Guaranteed Party” and collectively, the “Guaranteed Parties”), the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance to such Guaranteed Party of the principal of and interest under this Indenture and the Notes and all other amounts and obligations from time to time owing to such Guaranteed Party by the Issuer under the Restructuring Documents (such obligations being herein collectively called the “Guaranteed Obligations”). Each of the Note Guarantors further jointly and severally agrees that (x) if at the time any Guaranteed Obligation becomes due (whether at stated maturity, by acceleration or otherwise), the Note Guarantors will promptly pay or perform the same directly to the Guarantor Paying Agent, in accordance with this Article 11 and without any demand or notice to the Note Guarantors or the Issuer and (y) in the case of any extension of time of payment, performance or renewal of any Notes or any of such other Guaranteed Obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so Guaranteed or any performance so Guaranteed for whatever reason, each of the Note Guarantors will be jointly and severally obligated to pay the same immediately. Each Note Guarantor agrees that this is a Guarantee of payment and performance and not of collection.
          (b) Subject to Sections 11.09 and 14.02, unless such Note Guarantor’s obligations under this Subsidiary Guarantee have been waived, terminated or released, the obligations of the Note Guarantors under Section 11.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability this Indenture, the Notes or the Obligations of the Issuer under this Indenture, the Notes, or any other Restructuring Document, the absence of any action to enforce the same, any waiver or consent by any Noteholder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same, any substitution, release or exchange of any other Guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by Applicable Law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 11.01 that the obligations of the Note Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Note Guarantors hereunder, which shall remain absolute and unconditional as described above:

               (i) at any time or from time to time, without notice to the Note Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived (other than, with respect to a Note Guarantor, the extension or waiver of an obligation of such Note Guarantor);
               (ii) any of the acts mentioned in any of the provisions of this Indenture, the Notes, any Restructuring Document, or any other agreement or instrument referred to herein shall be done or omitted; or
               (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Indenture, the Notes, any Restructuring Document or any other agreement or instrument referred to herein shall be waived (other than, with respect to any Note Guarantor, the waiver, termination or release of an obligation of such Note Guarantor); or any other Guarantee of any of the Guaranteed Obligations shall be released or exchanged in whole or in part or otherwise dealt with.
          (c) Each of the Note Guarantors hereby covenants that its Subsidiary Guarantee made pursuant to this Indenture will not be discharged except by complete performance of the Guaranteed Obligations and expressly waives (x) diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, protest and all notices whatsoever, and any requirement that the Guarantor Paying Agent, the Trustee, or any Noteholder exhaust any right, power or remedy or proceed first against the Issuer this Indenture, the Notes, any Restructuring Document or any other agreement or instrument referred to herein, or against any other Person under any other Guarantee of any of the Guaranteed Obligations and (y) any right or benefit of orden, división and excusión that might be available to it under Articles 2813, 2814, 2815, 2817, 2818, 2820, 2821, 2822, 2823, 2827, 2840, 2842, 2844, 2845, 2846, 2847, 2848, 2849 and other related articles of the Código Civil Federal of México, and all other related or similar articles in the Código Civil para el Distrito Federal and in the civil codes of all the States of México, and agrees that the term “Guaranteed Obligations” shall not be affected by the application of any such provisions of Mexican law.
          (d) The obligations of the Note Guarantors under this Article 11 and their Subsidiary Guarantees shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Issuer in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Note Guarantors jointly and severally agree that they will indemnify each Guaranteed Party or demand for all reasonable costs and expenses (including, without limitation, the reasonable fees of counsel) incurred by such Guaranteed Party in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

          (e) Each of the Note Guarantors hereby jointly and severally agrees with the Guaranteed Parties that until the payment, performance and satisfaction in full of all due and owing Guaranteed Obligations, it shall not exercise any right or remedy arising by reason of any performance by its Subsidiary Guarantee, whether by subrogation or otherwise, against the Issuer, any other Note Guarantor or any other guarantor of any of the Guaranteed Obligations. Each of the Note Guarantors further jointly and severally agrees that, as between such Note Guarantor, on the one hand, and the Holders and the Trustee, on the other hand:
               (i) the maturity of the Guaranteed Obligations may be accelerated and declared forthwith due and payable as against the Issuer as provided in Article 6 of this Indenture for the purposes of its Subsidiary Guarantee made pursuant to this Indenture, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations; and
               (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6 of this Indenture, such Guaranteed Obligations (whether or not due and payable) will forthwith become due and payable by such Note Guarantor for the purposes of its Subsidiary Guarantee made pursuant to this Indenture.
          (f) The Note Guarantors will have the right to seek contribution from any non-paying Note Guarantor so long as the exercise of such right does not impair the rights of the Holders under their Subsidiary Guarantees pursuant to this Indenture.
          (g) In any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Note Guarantor under Section 11.01 would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 11.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Note Guarantor, any Guaranteed Party or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.
     Section 11.02 Execution and Delivery of Subsidiary Guarantees.
          (a) If the Issuer or a Note Guarantor creates or acquires any Subsidiary after the date of this Indenture, the Issuer shall concurrently cause (i) such Subsidiary to execute a Supplemental Indenture (Note Guarantor) in the form of Exhibit E attached hereto and to comply with the terms of this Article 11 as a Note Guarantor, and (ii) such Subsidiary to execute a counterpart signature page to the Intercompany Note and to comply with the subordination provisions of Article 7 with respect to any Intercompany Loans in its capacity as an Additional Party under the Intercompany Note. By virtue of its execution and delivery of a Supplemental Indenture (Note Guarantor) pursuant to this Section 11.02(a), such Note Guarantor will be deemed to have caused an Officer to endorse on each Note issued hereunder the notation of Subsidiary Guarantee set forth on the form of the Notes attached hereto as Exhibit A, to the same extent as if the signature of such Note Guarantor appeared on such Note. The validity and enforceability of any Subsidiary Guarantee shall not be affected by the fact that it is not affixed to any particular Note or by the failure of such Note Guarantor to have caused its Officer to endorse on each Note a notation of such Subsidiary Guarantee.

          (b) The delivery of any Note by the Trustee, after authentication thereof under this Indenture, will constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of each Note Guarantor.
     Section 11.03 Instrument for the Payment of Money.
          Each Note Guarantor hereby acknowledges that its Subsidiary Guarantee in Article 11 constitutes an instrument for the payment of money, and consents and agrees that any Guaranteed Party, at its sole option, in the Event of a Default by such Note Guarantor in the payment of any moneys due hereunder, shall have the right to move under New York CPLR Section 3213.
     Section 11.04 Continuing Guarantee.
          The Subsidiary Guarantee in this Article 11 is a continuing Guarantee, and shall apply to all Guaranteed Obligations whenever arising.
     Section 11.05 Appointment, Powers and Immunities of Guarantor Paying Agent.
          Each of the Note Guarantors hereby appoints and authorizes the Guarantor Paying Agent to act as its paying agent hereunder and under the Note Documents, with such powers as are specifically delegated to the Guarantor Paying Agent by the terms of this Indenture and such other powers as are reasonably incidental thereto. The Guarantor Paying Agent (which term as used in this sentence shall include reference to its Affiliates’ officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Indenture, the Notes and the other Note Documents, and shall not by reason of this Indenture, the Notes or any other Note Document be a trustee for any Note Guarantor; (b) shall not be responsible to the Note Guarantors for any recitals, statements, representations or warranties contained in this Indenture, the Notes or in any other Restructuring Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Indenture, the Notes or any other Restructuring Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture, the Notes or any other Restructuring Document or any other document referred to or provided for herein or therein or for any failure by the Issuer, any Note Guarantor or any other Person to perform any of its obligations hereunder or thereunder; and (c) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Restructuring Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own negligence or willful misconduct.

     Section 11.06 Direct Payment; Allocation.
          Without limiting any obligation of the Issuer to pay any amounts outstanding under the Notes and the other Restructuring Documents, the Note Guarantors shall make all scheduled principal and interest payments on the Notes and their Subsidiary Guarantees, directly to the Guarantor Paying Agent (in such allocation among themselves as the Guaranteeing Parties may determine from time to time) without any requirement of demand, notice or presentment of any kind by the Guarantor Paying Agent, the Trustee, or any Noteholder. Such amounts shall be paid by the Note Guarantors to the Guarantor Paying Agent at least one Business Day prior to the date each scheduled payment is due, in immediately available funds; provided, that the Note Guarantors’ obligation to pay such amounts under the Notes and their Subsidiary Guarantees is not discharged until such amounts are delivered to the Trustee in accordance with the next sentence hereof. The Guarantor Paying Agent shall remit the amount of the respective scheduled payments to the Trustee on the day such payments are due.
     Section 11.07 Reliance by Guarantor Paying Agent.
          The Guarantor Paying Agent shall be entitled to rely upon any written certification, notice or other communication (including, without limitation, any telecopy or e-mail) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice of legal counsel, independent accountants and other experts selected by the Guarantor Paying Agent.
     Section 11.08 Replacement of Guarantor Paying Agent; Fees of Guarantor Paying Agent.
          Any replacement Guarantor Paying Agent shall be selected by the Note Guarantors, but shall be reasonably acceptable to the Trustee; provided, that any subsequent Guarantor Paying Agent shall not be a Person that is an Affiliate (as such term is used for purposes of Section 5.07) of the Issuer. Each of the Note Guarantors agrees that for so long as any Obligations under the Notes, this Indenture or any Subsidiary Guarantee shall remain outstanding, it shall maintain a Guarantor Paying Agent in accordance with this Article 11. Without limiting the provisions of Sections 15.10, each Note Guarantor shall be liable, jointly and severally, for all fees of the Guarantor Paying Agent incurred in connection with this Indenture and the Notes and the performance of its duties hereunder, to the extent separately agreed in writing between the Guarantor Paying Agent and the Note Guarantors.
     Section 11.09 Release.
          Notwithstanding anything to the contrary contained in this Indenture or any other Restructuring Document, in the event that any Note Guarantor is sold or all or substantially all of the assets of such Note Guarantor are sold in accordance with this Indenture and the Net Cash Proceeds of such Asset Sale are applied in accordance with Sections 3.01(a) and 3.01(d), such Note Guarantor shall be automatically released from its obligations under its Subsidiary Guarantee, effective as of the date of such sale.

ARTICLE 12
SATISFACTION AND DISCHARGE
     Section 12.01 Satisfaction and Discharge.
          (a) This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued hereunder, when:
               (i) Either
                    (A) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer) have been delivered to the Trustee for cancellation; or
                    (B) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or shall become due and payable within one year and the Issuer or any Note Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;
               (ii) the Issuer or any Note Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and
               (iii) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.
          (b) In addition, the Issuer must deliver (i) an Officer’s Certificate to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied and (ii) an Opinion of Counsel to the Trustee stating that the conditions precedent to the satisfaction and discharge set forth in Section 12.01(a)(i) and (iii) have been satisfied.
          (c) Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to Section 12.01(a)(i)(B), the provisions of Section 12.02 shall survive.

     Section 12.02 Application of Trust Money.
          (a) Subject to Section 14.05, all money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Note Documents to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
          (b) If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.02(a) by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Note Guarantor’s Obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 14.08.
ARTICLE 13
WITHHOLDING TAXES
     Section 13.01 Additional Amounts.
          (a) Any and all payments made by the Issuer or any Note Guarantor to the Noteholders, under or with respect to the Notes, will be made free and clear of and without withholding or other deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including any interest and penalties with respect thereto) imposed or levied by or on behalf of Mexico or any political subdivision thereof or by any authority or agency therein or thereof having power to tax (hereinafter “Mexican Withholding Taxes”), unless the withholding or deduction of such Mexican Withholding Taxes is required by law on such payments. In the event any Mexican Withholding Taxes are required to be so withheld or deducted, the Issuer and the Note Guarantors shall (a) pay such additional amounts (“Additional Amounts”) as may be necessary so that, after making all required deductions or withholdings imposed on payments (including those applicable to additional sums payable under this provision), the net amount received by the Noteholders will not be less than the amounts that would have been received by them had no such withholding or deduction been required, (b) deduct or withhold such Mexican Withholding Taxes, and (c) remit the full amount so deducted or withheld to the relevant taxing or other authority.

     Section 13.02 Mitigation.
          (a) Notwithstanding the foregoing, no such Additional Amounts referenced in Section 13.01 shall be payable for or on account of (a) any Mexican Withholding Taxes which would not have been imposed or levied on a Noteholder (or fiduciary, settlor, beneficiary, member or shareholder of such Noteholder if such Noteholder is an estate or trust, a partnership or a corporation) or beneficial owner but for the existence of any present, future or former connection between such Noteholder or beneficial owner and Mexico or any political subdivision or territory or possession thereof including, without limitation, such Noteholder or beneficial owner (or such fiduciary, settlor, beneficiary, member or shareholder) (i) being or having been a citizen or resident of Mexico, (ii) maintaining or having maintained an office, permanent establishment or branch therein, or (iii) being or having been present or engaged in trade or business therein, except for a connection solely arising from the mere ownership of, or receipt of payment under, such Notes or the entry into or the exercise of rights and the performance of obligations under such Notes or any Restructuring Document (personally or through the Trustee); (b) any estate, inheritance, gift, sales, use, value added, transfer, personal property or similar tax, assessment or other governmental charge; (c) any Mexican Withholding Taxes that are imposed or levied by reason of the failure by the Noteholder or beneficial owner of such Notes to comply with any certification, identification, information, documentation, declaration or other reporting requirement which is required or imposed by a statute, treaty, regulation, general rule or administrative practice as a precondition to exemption from, or reduction in the rate of, the imposition, withholding or deduction of any Mexican Withholding Taxes; provided, that at least 45 days prior to (i) the first payment date with respect to which the Issuer or any Note Guarantor shall apply this clause (c) and (ii) in the event of a change in such certification, identification, information, documentation, declaration or other reporting requirements, the first payment date subsequent to such change, the Issuer or such Note Guarantor shall have notified the Trustee, in writing, that the Noteholders or beneficial owners of the Notes will be required to provide such certification, identification, information or documentation, declaration or other reporting documentation; (d) any Mexican Withholding Taxes that are imposed or levied by reason of the failure by Noteholders or beneficial owners of such Notes to timely comply (subject to the conditions set forth below) with a written request by or on behalf of the Issuer or Note Guarantor, to provide information, documentation or other evidence concerning the nationality, residence, identity, eligibility for benefits under a treaty for avoidance of double taxation to which Mexico is a party which is in effect, a present or former connection with Mexico or any political subdivision or territory or possession thereof or area subject to its jurisdiction, or of the Noteholder or beneficial owner of such Notes that is necessary from time to time to determine the appropriate rate of deduction or withholding of Mexican Withholding Taxes applicable to such Noteholder or beneficial owner; provided, that at least 45 days prior to the first payment date with respect to which the Issuer or Note Guarantor, as applicable, shall apply this clause (d), the Issuer or Note Guarantor, as applicable, shall notify the Trustee, in writing, that such Noteholders or beneficial owners of the Notes shall be required to provide such information, documentation or other evidence; (e) the presentation of such Notes (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that payments to the Noteholder would have been subject to withholding or deduction of Mexican Withholding Tax, and the Noteholder or the beneficial owner of such Notes should have been entitled to Additional Amounts in respect of such Mexican Withholding Taxes on presenting such Notes for payment, in each case, on any date during such 30-day period; (f) any Mexican Withholding Taxes imposed on a payment to an individual and that is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings; (g) any Mexican Withholding Taxes which would have been avoided by a Noteholder presenting the relevant Note (if presentation is required) or requesting that such payment be made to another Paying Agent in a member state of the European Union; or (h) any combination of items (a), (b), (c), (d), (e), (f) or (g) above; nor shall Additional Amounts be paid with respect to any payment on a Note to a Noteholder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of the Note.

          (b) Notwithstanding the foregoing, the limitations on the Issuer’s and each Note Guarantor’s obligation to pay Additional Amounts set forth in clauses (c) and (d) of the preceding paragraph shall not apply if the provision of the certification, identification, information, documentation, declaration or other evidence described in such clauses (c) and (d) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Noteholder or beneficial owner of the Note (taking into account any relevant differences between United States and Mexican law, regulation or administrative practice) than comparable information or other applicable reporting requirements imposed or provided for under United States federal income tax law (including the United States-Mexico Income Tax Treaty), regulations (including proposed regulations) and administrative practice (such as IRS Forms W-8, W-9 and 6166). In addition, the limitations on the Issuer’s and each Note Guarantor’s obligation to pay Additional Amounts set forth in clauses (c) and (d) above of the preceding paragraph shall not apply if the withholding rate of 4.9% is applicable under the terms of paragraph (a) of Section II of Article 195 of the Mexican Income Tax Law, unless (i) the provision of the certification, identification, information, documentation, declaration or other evidence described in above referenced clauses (c) and (d) is expressly required by statute, regulation, general rules or administrative practice in order to apply paragraph (a) of Section II of Article 195 of the Mexican Income Tax Law, the Issuer cannot obtain such certification, identification, information, or satisfy any other reporting requirements on its own through reasonable diligence and the Issuer otherwise would meet the requirements for application of paragraph (a) of Section II of Article 195 of the Mexican Income Tax Law or (ii) in the case of a Noteholder or beneficial owner of Notes that is a pension or retirement fund or other tax-exempt organization, such Noteholder or beneficial owner would be subject to Mexican Withholding Taxes at a rate that is lower than the rate resulting from the application of paragraph (a) of Section II of Article 195 of the Mexican Income Tax Law if the information, documentation or other evidence required under above referenced clauses (c) and (d) were provided. In addition, clauses (c) and (d) of the preceding paragraph shall not be construed to require that a non-resident pension or retirement fund, a non-Mexican tax-exempt organization, a non-resident financial institution or any other Noteholder or beneficial owner of Notes obtain registration with the Ministry of Finance and Public Credit for the purpose of establishing eligibility for an exemption from or reduction of Mexican Withholding Taxes.
     Section 13.03 Notification.
          Upon the Trustee’s receipt of notification from the Issuer or Note Guarantor, as applicable, that the Noteholders or beneficial owners of Notes will be required to provide information or documentation as described in clauses (c) and (d) of Section 13.02 above, the Trustee shall provide such notification to the Noteholders or beneficial owners, as the case may be. The Issuer or Note Guarantor, as applicable, will, upon written request, provide the Trustee, the Noteholders and the Paying Agent with a duly certified or authenticated copy of an original receipt or other evidence reasonably acceptable to such Persons of the payment of Mexican Withholding Taxes which the Issuer or Note Guarantor has withheld or deducted in respect of any payments made under or with respect to the Notes. The Trustee shall, for a period of five years following the due date for each payment, maintain in its files each such certified copy or such other evidence received from the Issuer.

     Section 13.04 Payment of Additional Amounts.
          If the Issuer or any Note Guarantor is obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes (other than Additional Amounts payable on the Closing Date), the Issuer or such Note Guarantor will, upon written request, deliver to the Trustee an Officer’s Certificate stating the fact that such Additional Amounts are payable and the amounts so payable.
     Section 13.05 Withholding and Reporting Requirements.
          The withholding agent will comply with all applicable U.S. backup withholding tax and information reporting requirements.
     Section 13.06 Stamp Taxes, Etc.
          The Issuer and each Note Guarantor shall pay any stamp, issue, registration, documentary or other similar taxes and other duties (including interest and penalties with respect thereto) imposed or levied by Mexico (or any political subdivision or taxing authority thereof or therein) in respect of the creation, issue, offering, or enforcement of the Notes.
     Section 13.07 Limitation on Obligation.
          Except as specifically provided in the Restructuring Documents, the Issuer and the Guarantors shall not be required to make any payment with respect to any tax, duty, assessment or other governmental charge of whatever nature imposed or levied on any Noteholder by any government or any political subdivision or taxing authority thereof or therein.
ARTICLE 14
DISCHARGE OF INDENTURE
     Section 14.01 Option to Effect Legal Defeasance or Covenant Defeasance.
          The Issuer may, at the option of the Board of Directors of the Issuer evidenced by a resolution set forth in an Officer’s Certificate, at any time, elect to have either Section 14.02 or 14.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 14.

     Section 14.02 Legal Defeasance and Discharge.
          Upon the Issuer’s exercise under Section 14.01 of the option applicable to this Section 14.02, the Issuer and the Note Guarantors shall, subject to the satisfaction of the conditions set forth in Section 14.04, be deemed to have been discharged from their respective Obligations with respect to all outstanding Notes and Subsidiary Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 14.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other Obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium and interest on such Notes when such payments are due from the trust referred to in Section 14.04(a); (b) the Issuer’s Obligations with respect to such Notes under Sections 2.03, 2.04, 2.06, 2.08 and 2.10; (c) the rights, powers, trusts, duties and immunities of the Trustee including without limitation thereunder Section 6.07, 14.05 and 14.06 and the Issuer’s Obligations in connection therewith and (d) the provisions of this Section 14.02. Subject to compliance with this Article 14, the Issuer and Note Guarantors may exercise their option under this Section 14.02 notwithstanding the prior exercise of the option under Section 14.03.
     Section 14.03 Covenant Defeasance.
          Upon the exercise under Section 14.01 of the option applicable to this Section 14.03, the Issuer and the Note Guarantors shall, subject to the satisfaction of the conditions set forth in Section 14.04, be released from their respective obligations under the covenants contained in this Indenture, (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 13.01 of the option applicable to this Section 14.03, subject to the satisfaction of the conditions set forth in Section 14.04, noncompliance with Sections 5.01(c), 5.01(d), 5.01(e), 5.01(f), 5.01(g) and 5.01(j) shall not constitute Events of Default.
     Section 14.04 Conditions to Legal or Covenant Defeasance.
          In order to exercise either Legal Defeasance or Covenant Defeasance pursuant to Section 14.02 or Section 14.03:
          (a) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay the principal of, premium and interest on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date;

          (b) in the case of an election under Section 14.02, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Closing Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
          (c) in the case of an election under Section 14.03, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
          (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);
          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which an Issuer is a party or by which the Issuer is bound, including without limitation the Note Documents; and
          (f) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
     Section 14.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.
          Subject to Section 14.06, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying Trustee, collectively for purposes of this Section 14.05, the “Trustee”) or Paying Agent pursuant to Section 14.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee or Paying Agent in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through the Paying Agent as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such money need not be segregated from other funds except to the extent required by law.

          The Issuer shall pay and indemnify the Trustee or Paying Agent against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 14.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
          Anything in this Article 14 to the contrary notwithstanding, the Trustee or Paying Agent shall deliver or pay to the Issuer from time to time upon the written request of the Issuer and be relieved of all liability with respect to any money or non-callable Government Securities held by it as provided in Section 14.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 14.04(c)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
     Section 14.06 Application of Trust Money; Miscellaneous.
          Subject to Section 13.05, the Trustee or Paying Agent shall hold in trust money or Government Securities deposited with it pursuant to Section 14.01, 14.02 or 14.03, as the case may be, and shall apply the deposited money and the money from Government Securities in accordance with the Notes and this Indenture to the payment of principal of, premium, if any, and interest on the Notes; but such money need not be segregated from other funds except to the extent required by law. The Issuer shall pay and indemnify the Trustee or Paying Agent against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 14.01, 14.02 or 14.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.
     Section 14.07 Repayment to the Issuer.
          Any money deposited with the Trustee or Paying Agent, or then held by the Issuer, in trust for the payment of the principal of and premium and interest on any Note and remaining unclaimed for one year after such principal, and premium and interest, has become due and payable shall be paid to the Issuer on its written request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer and the Note Guarantors for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as Trustee thereof, shall thereupon cease; provided, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times and/or The Wall Street Journal (National edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer.

     Section 14.08 Reinstatement.
          If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 14.02 or 14.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Obligations of the Issuer under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 14.02 or 14.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 14.02 or 14.03, as the case may be; provided, that, if the Issuer makes any payment of principal of, and premium, if any, and interest on any Note following the reinstatement of its Obligations under such Note, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 15
MISCELLANEOUS
     Section 15.01 Trust Indenture Act Controls.
          If any provision hereof limits, qualifies or conflicts with (a) another provision hereof which is required to be included in this Indenture by any of the provisions of the TIA, or (b) any provision of the TIA that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.
     Section 15.02 Notices.
          (a) With respect to the Issuer, any Note Guarantor or the Trustee, all notices, directions, demands, requests and other communications provided for in this Indenture shall be in writing (including by facsimile transmission). All such written notices, directions, requests and other communications shall be mailed, faxed or delivered to the applicable address or facsimile number to the address or facsimile number set forth with respect to such party below:

(i)	if to the Issuer or any Note Guarantor:

c/o Corporación Durango, S.A.B. de C.V.
Torre Corporativa Durango
Potasio 150, Ciudad Industrial
Durango, Durango
United Mexican States 34220
Attention: C.P. Mayela Rincón de Velasco
Facsimile: 011-52-618-814-0048
Telephone: 011-52-618-829-1007

With a copy to:

c/o Corporación Durango, S.A.B. de C.V.
Torre Mayor
Paseo de la Reforma 505
Colonia Cuauhtémoc, Delegación Cuauhtémoc
Mexico, DF
United Mexican States
Attention: Lic. Gabriel Villegas Salazar
Facsimile: 011-52-55-5488-3153
Telephone: 011-52-55-5242-0678

(ii)	if to the Trustee: [591 Broadway, Suite 2A New York, NY 10012] Attention: Facsimile: Telephone:
or to such other address or facsimile number as shall be designated by such party in a notice to the other parties. Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Note Register by first class mail postage prepaid, not later than the latest date, and not earlier than the earlier date, prescribed in the Notes for the giving of such notice or, as to any Global Note registered in the name of DTC or its nominee, as agreed by the Issuer, the Trustee and DTC. Neither the failure to give any notice to a particular Holder, nor any defect in a notice given to a particular Holder, will affect the sufficiency of any notices given to another Holder.
          (b) All such notices, directions, requests and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto, and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto, (B) if delivered by facsimile, when sent and receipt has been confirmed by telephone or in writing; provided, that notices and communications to the Trustee pursuant to Article 2 or 12 shall not be effective until received by the Trustee.
          (c) The Trustee shall be entitled to rely and act upon any notice, direction, request or other communication believed in good faith by such Person to have been given by or on behalf of the Issuer or any Note Guarantor. If the Issuer mails a notice or communication to the Holders, it shall mail a copy to the Trustee at the same time.
          (d) Any notice or communication shall also be so mailed to any Person described in TIA section 313(c), to the extent required by the TIA.
     Section 15.03 Communication among Holders.
          Holders may communicate pursuant to TIA section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Note Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA section 312(c).

     Section 15.04 Certificate and Opinion as to Conditions Precedent.
          Upon any request or application by the Issuer to the Trustee to take any action under this Indenture (other than the initial issuance of the Notes), the Issuer shall furnish to the Trustee upon request:
          (a) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 15.07) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 15.07) stating that, in the opinion of such counsel, all such conditions precedent and covenants of a legal nature have been satisfied.
     Section 15.05 Payment Date Other Than a Business Day.
          If any payment due hereunder or under the Notes is due on a day which is not a Business Day (for purposes of this Section 15.05, a “Stated Payment Date”) then such payment may be made on the next succeeding Business Day with the same force and effect as if made on the Stated Payment Date.
     Section 15.06 Acts of Holders.
          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer and the Note Guarantors. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee, the Issuer and the Note Guarantors , if made in the manner provided in this Section 15.06.
          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) Except as set forth in Section 8.05, if the Issuer shall solicit from the Holders of the Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, by or pursuant to a resolution of its Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so. Notwithstanding TIA section 316(c), such record date shall be the record date specified in or pursuant to such resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith or the date of the most recent list of Holders forwarded to the Trustee prior to such solicitation and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Notes shall be computed as of such record date; provided, that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.
          (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.
          (e) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.
     Section 15.07 Statements Required in Certificate or Opinion.
          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA section 314(a)(4)) shall comply with the provisions of TIA section 314(e) and shall include:
          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;
          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
     Section 15.08 Rules by Trustee, Paying Agent or Registrar.
          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
     Section 15.09 Judgment Currency.
          The Issuer and each Note Guarantor agrees that U.S. Dollars are the sole currency for the payment of all sums payable in respect of the Notes. All indemnities to be paid under this Indenture, shall be payable immediately when due in U.S. Dollars in the full amount due, without deduction for any variation in any Rate of Exchange (as defined below). The Issuer and the Note Guarantors agree to indemnify any Noteholder against any losses incurred by such Noteholder as a result of any judgment or order being given or made for the amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than U.S. Dollars and as a result of any variation as between (i) the rate of exchange at which the Dollar amount is converted into Judgment Currency (the “Rate of Exchange”) and (ii) the Rate of Exchange at which the Noteholder is then able to purchase U.S. Dollars with the amount of the Judgment Currency actually received by such Noteholder. The indemnity set forth in this Section 15.09 shall constitute a separate and independent obligation of the Issuer and each Note Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.
     Section 15.10 Costs and Expenses.
          The Issuer and each Note Guarantor, jointly and severally, shall:
          (a) pay or reimburse the Trustee, the Guarantor Paying Agent, and one U.S. legal counsel and one Mexican legal counsel for a committee representing a majority in outstanding principal amount of the Notes, all reasonable and documented fees, costs and expenses (including any registration or notary fees, costs and expenses) incurred by or charged to such Person in connection with or arising out of any amendment, supplement, consent, waiver or modification of this Indenture, the Note Documents, any Restructuring Document and any other documents prepared in connection herewith or therewith (in each case, whether or not consummated), including reasonable fees and disbursements of counsel and financial advisors to the Trustee; and
          (b) pay or reimburse the Trustee, the Guarantor Paying Agent, and one U.S. and one Mexican legal counsel for a committee representing a majority in outstanding principal amount of the Notes, all reasonable and documented costs and expenses (including reasonable fees and disbursements of counsel and financial advisors to the Trustee and including any registration or notary fees, costs and expenses) incurred by any such Person in connection with or arising out of the enforcement, attempted enforcement, or preservation of any rights or remedies under this Indenture, any Note Agreement or any other Restructuring Document and the protection or preservation of any right or claim by any such Person against the Issuer or any Note Guarantor arising out of this Indenture or any other Restructuring Document during the existence of an Event of Default or after acceleration of any of the Indebtedness under the Notes (including in connection with any proposed or actual “workout” or restructuring of the Notes).

     Section 15.11 Indemnification.
          Whether or not the transactions contemplated hereby are consummated, the Issuer and each Note Guarantor, jointly and severally, shall indemnify and hold harmless each Steering Group member and their respective Affiliates, directors, officers, employees, counsel, financial advisors, agents and attorneys-in-fact (each, an “Indemnified Person”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, charges, expenses and disbursements (including the current payment of all reasonable fees and disbursements of counsel) of any kind or nature whatsoever that may at any time be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement or performance of this Indenture, any Note Document or any other Restructuring Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated hereby or thereby or the consummation of the transactions contemplated hereby or thereby, or (b) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided, that such indemnity shall not, as to any Indemnified Person, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, charges, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Person (or its Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact). All amounts due under this Section 15.11 shall be payable within 10 Business Days after demand therefor. The agreements in this Section 15.11 shall survive the replacement of any Steering Group member, the termination of any Restructuring Document and the repayment, satisfaction or discharge of all other obligations under the Restructuring Documents.
     Section 15.12 Limitation of Rights; No Waiver.
          No failure by the Trustee or any Noteholder to exercise, and no delay by any such Person in exercising, any right, remedy or power under this Indenture, any Note Document or any other Restructuring Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Indenture, any Note Document or any other Restructuring Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     Section 15.13 Payments Set Aside.
          To the extent that the Issuer or a Note Guarantor makes a payment to the Trustee or any Noteholder, or the Trustee, or any Noteholder exercises a right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or otherwise required to be repaid to a trustee, receiver or any other party in connection with any insolvency or similar proceeding, then to the extent of any amounts recovered from the Trustee, or any Noteholder or repaid to a trustee, receiver or other party, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred.
     Section 15.14 Governing Law.
          THE INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
     Section 15.15 No Adverse Interpretation of Other Agreements.
          This Indenture may not be used to interpret any other Indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such Indenture, loan or debt agreement may not be used to interpret this Indenture.
     Section 15.16 Successors.
          All agreements of the Issuer in this Indenture and the Notes shall bind their respective successors and potential assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.
     Section 15.17 Severability.
          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 15.18 Consent to Jurisdiction; Process Agent.
          Any action or proceeding relating to this Indenture shall be brought and enforced in the Federal courts of the United States for the Southern District of New York or in any court of the State of New York, and the Issuer irrevocably submits to the exclusive jurisdiction of each such court in respect of any such action or proceeding. The Issuer hereby irrevocably appoints CT Corporation System, with an office on the date hereof at 111 Eighth Avenue, 13th Floor, New York, New York 10011, U.S.A., as the Process Agent. Service of process in any action or proceeding relating to this Indenture in the courts referred to in the first sentence of this Section 15.18may be made by mailing by certified mail or delivering a copy of such process to the Issuer in care of the Process Agent at the address specified above for the Process Agent (or at such other address as the Process Agent may provide to the parties listed in Section 14.02), and the Issuer hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. The Issuer also irrevocably consents, to the fullest extent permitted by Applicable Law, to such service upon it by the mailing by certified mail of copies thereof by U.S. airmail to its address set forth in Schedule 14.02. So long as the Issuer or any Note Guarantor is obligated hereunder, it will maintain a duly appointed Process Agent in New York City. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law. The parties hereto agree that a final judgment in any suit, action, or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Issuer irrevocably waives, to the fullest extent permitted by Applicable Law, (i) any objection that any party may now or hereafter have to the laying of venue of any action or proceeding with respect to the Restructuring Documents in the Federal Courts of the United States for the Southern District of New York, or the Supreme Court of the State of New York, County of New York, (ii) any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum and (iii) their rights to bring an action or proceeding in any other jurisdiction to which they might be entitled. The Issuer hereby also irrevocably waives, to the fullest extent permitted by law, the right to demand that the Trustee any Holder of the Notes post a performance bond or guaranty in any action or proceeding initiated against the Issuer or any Note Guarantor.
     Section 15.19 Counterpart Originals.
          This Indenture may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document.
     Section 15.20 Table of Contents, Headings, etc.
          The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
     Section 15.21 No Waiver; Remedies.
          No failure on the part of any Holder or the Trustee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     Section 15.22 Binding Effect.
          This Indenture shall become effective when it shall have been executed by the Issuer and the Trustee and thereafter shall be binding upon and inure to the benefit of the Issuer, the Trustee and each Holder and their respective successors and assigns, except that the Issuer and the Note Guarantors shall not have the right to assign their respective rights hereunder or any interest herein except as otherwise specifically set forth herein.
     Section 15.23 Entire Agreement.
          The Restructuring Documents, together with all of the other certificates and documents delivered hereunder and thereunder, embody the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. Delivery of an executed signature page of this Indenture by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof. A set of the copies of this Indenture signed by all parties shall be lodged with the Issuer and the Trustee.
[The remainder of this page is intentionally left blank; signature pages follow.]

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and delivered as of the day and year first above written.

ISSUER: CORPORACIÓN DURANGO, S.A.B. de C.V.
By:
Name:
Title:

TRUSTEE: WILMINGTON TRUST FSB, as Trustee
By:
Name:
Title:

NOTE GUARANTORS: PORTEADORES DE DURANGO, S.A. DE C.V.
By:
Name:
Title:

RECICLAJES CENTAURO, S.A. DE C.V.
By:
Name:
Title:

Signature Page to Indenture

COMPAÑIA NORTEAMERICANA DE INVERSIONES EN CELULOSA Y PAPEL, S.A. DE C.V.
By:
Name:
Title:

ADMINISTRACIÓN CORPORATIVA DE DURANGO, S.A. DE C.V.
By:
Name:
Title:

LÍNEAS AÉREAS EJECUTIVAS DE DURANGO, S.A. DE C.V.
By:
Name:
Title:

EMPAQUES DE CARTÓN TITÁN, S.A. DE C.V.
By:
Name:
Title:

INMOBILIÀRIA INDUSTRIAL TIZAYUCA, S.A. DE C.V.
By:
Name:
Title:

Signature Page to Indenture

SERVICIOS INDUSTRIALES TIZAYUCA, S.A. DE C.V.
By:
Name:
Title:

ATENMEX, S.A. DE C.V.
By:
Name:
Title:

ATENSA, S.A. DE C.V.
By:
Name:
Title:

ECTSA INDUSTRIAL, S.A. DE C.V.
By:
Name:
Title:

EYEMSA INDUSTRIAL, S.A. DE C.V.
By:
Name:
Title:

CARTONPACK INDUSTRIAL, S.A. DE C.V.
By:
Name:
Title:

Signature Page to Indenture

ADMINISTRACIÓN INDUSTRIAL CENTAURO, S.A. DE C.V.
By:
Name:
Title:

ADMINISTRADORA INDUSTRIAL DURANGO, S.A. DE C.V.
By:
Name:
Title:

PONDEROSA INDUSTRIAL DE MÉXICO, S.A. DE C.V.
By:
Name:
Title:

MEXPAPE, S.A. DE C.V.
By:
Name:
Title:

FAPATUX, S.A. DE C.V.
By:
Name:
Title:

Signature Page to Indenture

SERVICIOS PIPSAMEX, S.A. DE C.V.
By:
Name:
Title:

FORMATODO INDUSTRIAL, S.A. DE C.V.
By:
Name:
Title:

PAPER INTERNATIONAL, INC.
By:
Name:
Title:

FIBER MANAGEMENT OF TEXAS, INC.
By:
Name:
Title:

GRUPO PIPSAMEX, S.A. DE C.V.
By:
Name:
Title:

MCKINLEY PAPER COMPANY
By:
Name:
Title:

Signature Page to Indenture

SUMMAFIBERS INC.
By:
Name:
Title:

EMPRESAS TITÁN, S.A. DE C.V.
By:
Name:
Title:

Signature Page to Indenture

EXHIBIT A
FORM OF NOTE
[Face of Note]

     CUSIP
STEP UP RATE SENIOR GUARANTEED NOTE DUE 2016

No.	$
CORPORACIÓN DURANGO, S.A.B. de C.V.
promises to pay to Cede & Co. or its registered assigns, the principal sum of [                                ] on December 31, 2016.
Interest Payment Dates: Each January [          ], April [          ], July [          ] and October [          ] beginning [October [          ]], 2009.
Regular Record Dates: January [          ], April [          ], July [          ] and October [          ].
Dated:                     , 2009

CORPORACIÓN DURANGO, S.A.B. de C.V.
By:
Name:
Title:

This is one of the Notes referred to in the
within-mentioned Indenture:
WILMINGTON TRUST FSB,
as Authenticating Agent

By:
Authorized Signatory

[Back of Note]
STEP UP RATE SENIOR GUARANTEED NOTE DUE 2016
THE SECURITY REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF SUCH STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION.
[INSERT LEGEND FROM SECTION 2.02 OF THE INDENTURE ON ANY GLOBAL NOTE.]
[INSERT APPROPRIATE LEGENDS IF NOTE WILL BE FURTHER SUBJECT TO THE TERMS OF ANY RESTRUCTURING DOCUMENT.]
     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
     1. Interest. Interest shall accrue each year on the principal amount of the Notes from                          , 2009 (“Issuance Date”) until maturity at the per annum interest rate equal to the "Applicable Interest Rate”, as set forth below:

Column 1	Column 2	Column 3	Column 4
	Applicable Interest	Per Annum Cash	Per Annum PIK
Year	Rate	Rate	Rate
1	6.00%	3.00%	3.00%
2	7.00%	4.00%	3.00%
3	7.00%	5.00%	2.00%
4	7.00%	7.00%	None
5	10.00%	10.00%	None
6	10.00%	10.00%	None
7	10.00%	10.00%	None

     CORPORACIÓN DURANGO, S.A.B. de C.V. (the “Issuer”) shall pay cash interest quarterly on January [          ], April [          ], July [          ], October [          ] of each year (each an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further, that the first Interest Payment Date shall be [October [          ]], 2009. The Issuer shall pay interest (including, to the extent allowed by applicable law, post-petition interest in any proceeding under any Bankruptcy Laws) on overdue principal and premium, if any, from time to time on demand at a rate that is 2% per annum in excess of the rate then in effect; it shall pay interest (including, to the extent allowed by applicable law, post-petition interest in any, proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months and shall be payable for the actual number of days elapsed (including the first day, but excluding the last day of each calculation period).

     For purposes of this Note, "Applicable Interest Rate” means as of the applicable year of maturity of the Note, the percentage set forth in Column 2 of the table set forth in Section 1 above. Interest shall be paid in cash as described in the first paragraph of this Section 1, provided, that (i) the Issuer shall have the option to pay in kind and capitalize the percentage portion of the Applicable Interest Rate set forth in Column 4 of the table above (“Applicable PIK Interest”) during the first three years of this Note and add to the outstanding principal balance of this Note such Applicable PIK Interest (“Additional PIK Principal”), and thereafter the amount of such Additional PIK Interest so capitalized shall constitute Additional PIK Principal and shall for all purposes hereof constitute a principal obligation hereunder, and shall bear interest as provided in this Section 1 at the then Applicable Interest Rate beginning on the date that such Additional PIK Interest is capitalized and added as Additional PIK Principal, and (ii) after the third anniversary of the Issuance Date, the Applicable Interest Rate shall be paid in cash. Within 60 days after the beginning of each fiscal year after the Closing Date, the Issuer shall deliver a replacement Global Note to the Trustee, in the form of and including the same terms and other provisions of the Note attached to the Indenture as Exhibit A, reflecting the amounts any Additional PIK Principal elected to be capitalized by Issuer to the principal amount of the notes in accordance with this Section 1.
     2. Method of Payment. On each Interest Payment Date, the Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the next preceding Regular Record Date, even if such Notes are cancelled after such Regular Record Date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Issuer maintained for such purpose within or without the City and State of New York, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Note Register; provided, that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     3. Registrar. Initially, Wilmington, shall act as Registrar.
     4. Indenture. The Notes are issued under an Indenture, dated as of [___], 2009 (the “Indenture”) between the Issuer and the Trustee. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

     5. Optional Redemption. At any time after the Closing Date, the Issuer may, at its option, on any one or more occasions, redeem all or any portion of the outstanding principal amount of Notes at the Redemption Prices set forth in Section 3.02 of the Indenture.
     6. Mandatory Redemption. The Issuer is not required to make regularly scheduled mandatory redemption or sinking fund payments with respect to the Notes. However, the Issuer may be required to use certain Net Cash Proceeds to redeem some or all of the Notes, as set forth in Section 3.01 of the Indenture at the Redemption Prices set forth in Section 3.01 of the Indenture.
     7. Notice of Redemption. At least five (5) days before a Redemption Date, the Issuer shall mail or cause to be mailed by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address. The notice shall identify the Notes to be redeemed and shall state:
          (i) the Redemption Date;
          (ii) the Redemption Price for the Notes and the amount of accrued interest thereon;
          (iii) if any Note is being redeemed in part, the portion of the principal amount of such Notes to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;
          (iv) the name and address of the Paying Agent;
          (v) that any Physical Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;
          (vi) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;
          (vii) the paragraph of the Notes and/or Section of the Indenture pursuant to which the Notes called for redemption are being redeemed; and
          (viii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.
     At the Issuer’s request, the Trustee shall give the notice of redemption in the name of the Issuer and at the Issuer’s expense; provided, that the Issuer shall have delivered to the Trustee, at least 15 days prior to the redemption date an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in the notice as provided in the preceding paragraph. The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice.

     8. Denominations, Transfer, Exchange. The Notes are in fully registered form without coupons in denominations of $1.00 and integral multiples thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a Regular Record Date and the corresponding Interest Payment Date.
     9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.
     10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuer’s Obligations to Holders of the Notes in case of a merger or consolidation or sale of substantially all of the Issuer’s or a Note Guarantor’s assets in a transaction permitted by the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under TIA, to allow any Note Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Notes, or to make any other change that does not adversely affect the rights of any Holder of Notes.
     11. Defaults and Remedies. An “Event of Default” shall exist with respect to the Notes if any of the following occurs and is continuing:
          (a) default in the payment of interest, late fees, penalties or similar amounts on any Note when the same becomes due and payable and such default continues for a period of 10 days;
          (b) default in the payment of all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, upon redemption, by acceleration, or otherwise;

          (c) any representation or warranty made to the Holders of the Notes by the Issuer or any Note Guarantor in any Note Document proves to have been untrue or inaccurate in any material respect when made;
          (d) failure by the Issuer to comply with Section 4.02 of the Indenture;
          (e) failure by the Issuer or any Note Guarantor to observe or perform any covenant or agreement required to be observed or performed by it contained in the Note or the Indenture, if such failure is not remedied within 30 days after written notice is given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, specifying such default, requiring that it be remedied and stating that such notice is a “Notice of Default”;
          (f) one or more final, non-appealable judgments or orders not fully covered by insurance shall be entered against the Issuer or any Note Guarantor for the payment of money in excess of $10,000,000 in the aggregate for all such judgments or orders (treating any deductibles, self-insurance or retention as not covered by insurance) and shall continue in existence and remain unpaid or otherwise discharged for more than five Business Days;
          (g) any Note Document (including, specifically, any Subsidiary Guarantee) shall be found by a court of competent jurisdiction to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Note Guarantor, or any Person acting on behalf of any Note Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee or any Note Document to which it is a party;
          (h) the Issuer or any Note Guarantor shall (i) admit in writing its inability to pay, its debts as they become due, (ii) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar Bankruptcy Law of any jurisdiction (including a concurso mercantil proceeding) (iii) make a general assignment for the benefit of its creditors, (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) be adjudicated insolvent, or to be liquidated, or (vi) take corporate action for the purpose of any of the foregoing;
          (i) a court or Governmental Authority of competent jurisdiction shall enter an order appointing, without consent by the Issuer or a Note Guarantor, a custodian, receiver, trustee or other officer with similar powers with respect to such Person or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any Bankruptcy Law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Issuer or any Note Guarantor, or any such petition shall be filed against the Issuer or any Note Guarantor and not be dismissed within 60 days; or

          (j) there shall have occurred and be continuing an event of default under any Other Material Indebtedness of the Issuer or any Note Guarantor that does not otherwise constitute an Event of Default hereunder (i) caused by a failure to pay principal, premium or interest when due under such Other Material Indebtedness (including as a result of acceleration by the holders of such Other Material Indebtedness (or by a trustee or agent on their behalf) before its Stated Maturity or before its regularly scheduled dates of payment, or (ii) that involves any other failure to perform or comply with any other term of such Other Material Indebtedness which has not been remedied or waived within the applicable grace period from the date an Officer of the Issuer provided (or was required by Section 4.02 of the Indenture to provide) notice thereof to the Trustee; provided, that if any waiver of any such Event of Default is granted by the Holders of such Other Material Indebtedness prior to any remedial action (other than an acceleration which has been rescinded) being taken by Holders of the Notes in respect thereof, such Event of Default shall be deemed to have been waived by the Holders of the Notes.
     12. Notation of Subsidiary Guarantee. The Note will be entitled to the benefits of the Subsidiary Guarantees made for the benefit of the Holders in Article 11 of the Indenture. As more fully set forth in the Indenture, each Note Guarantor has, irrevocably and unconditionally, jointly and severally with each of the other Note Guarantors, Guaranteed and does hereby unconditionally Guarantee, to the extent set forth in the Indenture and subject to the provisions of Article 11 of the Indenture, the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance to such Guaranteed Party of the principal of and interest under the Indenture and the Notes and all other amounts and obligations from time to time owing to such Guaranteed Party by the Issuer under the Restructuring Documents (such obligations being herein collectively called the “Guaranteed Obligations”). The obligations of the Note Guarantors to the Noteholders and the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. The Subsidiary Guarantee (as defined in the Supplemental Indenture (Note Guarantor) will be binding upon each Note Guarantor and its successors and assigns and will inure to the benefit of the successors and assigns of the Trustee and the Noteholders and, in the event of any transfer or assignment of rights by any Noteholder or the Trustee, the rights and privileges herein conferred upon that party will automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.
     13. Payment Date Other Than a Business Day. If any payment due hereunder is due on a day which is not a Business Day (for purposes of this Section 12, a “Stated Payment Date”) then such payment may be made on the next succeeding Business Day with the same force and effect as if made on the Stated Payment Date; provided, that, if such next Business Day is in a different calendar month, such payment shall be made on the Business Day immediately preceding the Stated Payment Date.
     14. Trustee Dealings with Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.
     15. No Recourse Against Others. No director, officer, employee, incorporator or stockholder, of the Issuer, as such, shall have any liability for any Obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

     16. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
     17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
     19. Governing Law. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
     The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
CORPORACIÓN DURANGO, S.A.B. de C.V.
Potasio 150
Ciudad Industrial, Durango
Durango, United Mexican States 34220
Attention: [                              ]

Assignment Form
To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:
Your Signature:
(Sign exactly as your name appears on the face
of this Note)
Signature Guarantee:

EXHIBIT B
FORM OF CLOSING CONDITIONS SIDE LETTER
[                    , 2009]
Ladies and Gentlemen:
          Reference is made to the Indenture entered into among Corporación Durango, S.A.B. de C.V. (the “Issuer”), the Note Guarantors named therein (the “Note Guarantors”), and Wilmington Trust FSB (the “Trustee”), dated as of [                               ], 2009 (the “Indenture”). This is the “Closing Conditions Side Letter” referred to in the Indenture and attached to the Indenture as Exhibit B. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Indenture. Notwithstanding any other provision of the Indenture, the parties to the Indenture hereby agree as follows:
     1. Each of the following conditions constitute conditions precedent to the execution and delivery of the Restructuring Documents, the Trustee’s authentication and delivery of the Notes and consummation of the financial restructuring contemplated under the Indenture, and at or prior the Closing Date, the Issuer and the Note Guarantors shall have satisfied each of the following conditions or obtained a written waiver thereof by the Steering Group:
          (a) Documentation. Each of (i) the Note Documents, the Closing Conditions Side Letter and the documentation setting forth the terms of the Restructuring Equity shall have been duly executed and delivered by each party thereto, and each such document shall be in full force and effect and (ii) the U.S. Plan and the Convenio shall have been duly confirmed and approved on a final basis under applicable Bankruptcy Law;
          (b) Documentation of Intercompany Loans. All Intercompany Loans shall have been re-documented by the Issuer, in the form of the Intercompany Note attached to the Indenture as Exhibit C;
          (c) Grant of Restructuring Equity. The Issuer shall have (i) informed all Noteholders of the steps necessary to have the Restructuring Equity credited to their respective accounts, (ii) retained a qualified agent to assist Pre-Restructuring Creditors in having their Restructuring Equity credited to their respective accounts and (iii) shall have delivered the documents required by Section 4.11 of the Indenture;
          (d) Governmental and Third Party Approvals. All approvals, consents, exemptions, authorizations, permits, licenses, consents, or other action by, or notice to or filing with any Governmental Authority or third person, in each case as may be required for the Issuer or any Guarantor to execute, deliver or perform the Restructuring Documents to which it is a party, shall have been obtained and be in full force and effect;
          (e) Legal Opinions. The Trustee shall have received the legal opinion required of White & Case LLP, Santamarina y Steta, S.C. and Morrison & Foerster LLP with respect to the transactions contemplated by the Restructuring Documents;

B-1

          (f) Secretary Certificates and Closing Certificate. The Trustee, on behalf of the Noteholders, shall have received (i) from the Issuer and each Note Guarantor, a secretary certificate duly completed and executed by the corporate secretary of the Issuer and each Note Guarantor, as applicable, attaching (A) copies of the Issuer’s or the applicable Note Guarantor’s estatutos sociales, (B) copies of the resolutions of the Board of Directors or other governing body of the Issuer or such Note Guarantor, authorizing, among other matters, the execution, delivery and performance of each of the Restructuring Documents to which the Issuer or such Note Guarantor is a party and all powers of attorney of each attorney-in-fact (apoderado) of the Issuer and/or Note Guarantor related thereto, and recording the undersigned as Secretary of the Board of Directors or other applicable governing body of the Issuer and/or Note Guarantor and (C) a list containing the name and a genuine specimen of the signature of each individual authorized to execute the Restructuring Documents on behalf of the Issuer and/or Note Guarantor as its duly appointed attorney-in-fact (apoderado), and (ii) from the Issuer, a certificate of duly completed and executed by an Officer of the Issuer, in substantially the form attached hereto, certifying as to the satisfaction of the conditions contained herein as of the Closing (such Officer certificate, the “Closing Certificate”);
          (g) Translated Documents. The Issuer shall cause to be delivered to the Trustee (i) agreed upon English translations of the Restructuring Documents and (ii) agreed upon Spanish translations of the Restructuring Documents;
          (h) Powers of Attorney. The Issuer and each relevant Note Guarantor shall have duly executed and delivered each power of attorney contemplated by the Restructuring Documents;
          (i) Representations, Warranties, Covenants and Conditions. The representations and warranties of the Issuer and the Note Guarantors contained in the Rep & Warranty Certificate shall be true and correct as of the Closing Date. On or prior to the Closing Date, the Issuer and each Note Guarantor shall have performed or complied with all of the agreements and covenants contained in the Restructuring Documents to be performed, complied with or satisfied pursuant to the Restructuring Documents prior to the Closing Date;
          (j) Restructuring Fee. The Issuer shall have paid, or shall have caused McKinley Paper Company to pay, the one-time $10,000,000 restructuring fee to the Noteholders, on a pro-rata basis; and
          (k) Restructuring Expenses. To the extent invoiced at or prior to the Closing, the Issuer shall have paid or reimbursed the Trustee, the Guarantor Paying Agent, and each Steering Group member for all reasonable and documented fees, costs and expenses (including any registration or notary fees, costs and expenses) charged by or incurred by such Person in connection with or arising out of the development, negotiation, preparation, delivery and execution of (in each case, whether or not consummated) the Indenture, the Note Documents and the other Restructuring Documents or any other document prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby (whether before or after Closing), including reasonable fees and disbursements of legal counsel (including, specifically, reasonable costs and expenses of Bingham McCutchen LLP and Cervantes Aguilar-Alvarez y Sainz S.C), financial advisors (including, specifically, reasonable expenses of Houlihan Lokey) and the intervenor appointed in the Concurso Proceeding by the existing trustee under the Indenture dated as of October 5, 2007.

B-2

     2. This Closing Conditions Side Letter shall be construed and enforced in accordance with, and governed by, the laws of the State of New York, without regard to its conflict of laws provisions. This Closing Conditions Side Letter may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument. Facsimile signatures shall be acceptable and binding.

ISSUER: Corporación Durango, S.A.B. de C.V.
By:
Name:
Title:

NOTE GUARANTORS: Porteadores de Durango, S.A. de C.V.
By:
Name:
Title:

Reciclajes Centauro, S.A. de C.V.
By:
Name:
Title:

Compañia Norteamericana de Inversiones En Celulosa Y Papel, S.A. de C.V.
By:
Name:
Title:

Administración Corporativa de Durango, S.A. de C.V.
By:
Name:
Title:

B-3

Líneas Aéreas Ejecutivas de Durango, S.A. de C.V.
By:
Name:
Title:

Empaques de Cartón Titán, S.A. de C.V.
By:
Name:
Title:

Inmobiliària Industrial Tizayuca, S.A. de C.V.
By:
Name:
Title:

Servicios Industriales Tizayuca, S.A. de C.V.
By:
Name:
Title:

Atenmex, S.A. de C.V.
By:
Name:
Title:

Atensa, S.A. de C.V.
By:
Name:
Title:

Ectsa Industrial, S.A. de C.V.
By:
Name:
Title:

B-4

Eyemsa Industrial, S.A. de C.V.
By:
Name:
Title:

Cartonpack Industrial, S.A. de C.V.
By:
Name:
Title:

Administración Industrial Centauro, S.A. de C.V.
By:
Name:
Title:

Administradora Industrial Durango, S.A. de C.V.
By:
Name:
Title:

Ponderosa Industrial De México, S.A. de C.V.
By:
Name:
Title:

Mexpape, S.A. de C.V.
By:
Name:
Title:

Fapatux, S.A. de C.V.
By:
Name:
Title:

B-5

Servicios Pipsamex, S.A. de C.V.
By:
Name:
Title:

Formatodo Industrial, S.A. de C.V.
By:
Name:
Title:

Paper International, Inc.
By:
Name:
Title:

Fiber Management of Texas, Inc.
By:
Name:
Title:

Grupo Pipsamex, S.A. de C.V.
By:
Name:
Title:

McKinley Paper Company
By:
Name:
Title:

Summafibers Inc.
By:
Name:
Title:

B-6

Empresas Titán, S.A. de C.V.
By:
Name:
Title:

B-7

FORM OF CLOSING CERTIFICATE
CORPORACIÓN DURANGO, S.A.B. DE C.V.
DATED AS OF                     , 2009
          The undersigned, Mayela Rincon de Velasco, the duly appointed Chief Financial Officer of Corporación Durango, S.A.B. de C.V. (the “Issuer”), a corporation (sociedad anónima bursátil de capital variable) organized under the laws of Mexico, does hereby certify in the name of and on behalf of the Issuer, pursuant to Section 1(f)(ii) of the Closing Conditions Side Letter (as defined in the Indenture) delivered in connection with the Indenture entered into among the Issuer, the Note Guarantors named therein (the “Note Guarantors”), and Wilmington Trust FSB (the "Trustee”), dated as of [                          ], 2009 (the “Indenture”), as of the date hereof, as follows (capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Indenture):
          (i) the undersigned has read the conditions precedent under the Indenture to the authentication and delivery of the Notes by the Trustee;
          (ii) in connection with the preparation of this certificate, the undersigned has examined originals or copies certified or otherwise identified to our satisfaction of the Restructuring Documents and other documents as we have deemed relevant to the rendering of this certificate and we have made such investigations of law as we have deemed appropriate as a basis for issuance of this certificate;
          (iii) the undersigned has made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or note the conditions precedent under the Closing Conditions Side Letter to the authentication and delivery of the Notes by the Trustee have been satisfied; and
          (iv) the undersigned is of the opinion that the conditions precedent under the Closing Conditions Side Letter to the authentication and delivery of the Notes by the Trustee have been satisfied.
[Signature on following page]

B-8

EXHIBIT C
FORM OF INTERCOMPANY NOTE
THE INDEBTEDNESS EVIDENCED BY THIS INSTRUMENT IS FULLY AND COMPLETELY SUBORDINATED IN THE RIGHT OF PAYMENT AND PRIORITY TO AND THE INDEFEASIBLE PAYMENT IN FULL IN CASH OF ALL OBLIGATIONS UNDER THE NOTE DOCUMENTS (AS DEFINED BELOW) TO THE EXTENT PROVIDED HEREIN.
Dated: [          ], 2009
     FOR VALUE RECEIVED, the undersigned CORPORACIÓN DURANGO, S.A.B. de C.V. (the “Issuer”), and each of the undersigned Subsidiaries of the Issuer (collectively with the Issuer, the “Group Members” and each, a “Group Member”) which is a party to this intercompany subordinated promissory note (this “Intercompany Note”) as a Payor (as defined below) promises to pay to the order of such other Group Member that makes Intercompany Loans to such Group Member (each Group Member which borrows money pursuant to this Intercompany Note is referred to herein as a “Payor” and each Group Member which makes Intercompany Loans pursuant to this Intercompany Note is referred to herein as a "Payee”), on [                    , 2031] (the “Maturity Date”), in lawful money of the United States of America, in immediately available funds and at the appropriate office of the Payee, the aggregate unpaid principal amount of all Intercompany Loans heretofore and hereafter made by such Payee to such Payor and any other Indebtedness now or hereafter owing by such Payor to such Payee as shown either on Schedule A attached hereto (and any continuation thereof) or in the books and records of such Payee. The failure to show any such indebtedness or any error in showing such Indebtedness shall not affect the obligations of any Payor hereunder. Capitalized terms used, but not otherwise defined herein, shall have the meaning given to such terms under the Indenture, dated as of [                    ], 2009, among the Group Members and the Trustee, as amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms thereof (the "Indenture”).
     The entire principal amount of this Intercompany Note and all outstanding interest thereon shall be payable by each Payor to the relevant Payee on the Maturity Date. The unpaid principal amount hereof from time to time outstanding shall bear interest at a rate equal to [___] percentage points above the 28 day Interbank Equilibrium Interest Rate (TIIE) as calculated and published by Banco de México on the Closing Date. All accrued interest under this Intercompany Note shall be capitalized and added to the outstanding and unpaid principal amount hereof on an annual basis. Amounts outstanding under this Intercompany Note may not be prepaid in whole or in part at any time prior to the Maturity Date and no Payee under this Intercompany Note shall make any cash payments hereunder until the Maturity Date. Each Payor and any endorser of this Intercompany Note hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

     The Intercompany Loans evidenced by this Intercompany Note shall constitute “Subordinated Debt,” as defined in the Indenture, and each Payee agrees that any and all claims of such Payee in its capacity as a Subordinated Creditor against any Payor that is a Note Guarantor or any endorser of the obligations of any Payor that is a Note Guarantor under this Intercompany Note, or against any of their respective properties, shall be fully and completely subordinated in the right of payment and priority to and the indefeasible payment in full in cash of any principal, interest, fees, penalties, premiums, or additional or other amounts or Obligations owing in respect of the Senior Debt, and each Payee that is a Subordinated Creditor and Additional Party (as defined below) agrees to be bound by all the subordination terms and provisions set forth in Article 7 of the Indenture. Each Payee shall not take or omit to take any action or assert any claim with respect to the Subordinated Debt evidenced by this Intercompany Note or otherwise that is inconsistent with the provisions of Article 7 of the Indenture. Without limiting the foregoing, the Payees will not attempt to assert, collect or enforce their rights as Subordinated Creditors in respect of the Subordinated Debt evidenced by this Intercompany Note until the Senior Debt has been finally paid in full in cash. Until the Senior Debt has been finally paid in full in cash, the Payees shall not have any right of subrogation, reimbursement, restitution, contribution or indemnity whatsoever from any assets of the Issuer or any Note Guarantor of or provider of collateral security for the Senior Debt. The Payees further waive any and all rights with respect to marshalling. The Payees will hold in trust and immediately pay over to the Trustee, in the same form of payment received, with appropriate endorsements, for application to the Senior Debt, any cash amount that the Payees receive hereunder in their capacity as Subordinated Creditors as a payment with respect to the Subordinated Debt represented by this Intercompany Note, or any property received as collateral for the Subordinated Debt. In the event of any case or proceeding, voluntary or involuntary, for the distribution, division or application of all or part of the Assets of the Issuer or any Note Guarantor, whether such case or proceeding be for the liquidation, dissolution or winding up of the Issuer or a Note Guarantor, a receivership, insolvency or bankruptcy case or proceeding, an assignment for the benefit of creditors, or a concurso mercantil proceeding, the Trustee is hereby irrevocably authorized to receive and collect for the benefit of the Noteholders any cash or other Assets of the Issuer or Note Guarantor distributed, divided or applied by way of dividend or payment, or any securities issued on account of any Subordinated Debt, and apply such cash to, or to hold such other assets or securities as collateral for, the Senior Debt, until all of the Senior Debt shall have been paid in full in cash, rendering to the Subordinated Creditors any surplus to which the Subordinated Creditors are then entitled.
     This Intercompany Note shall be binding upon each Payor and its successors and assigns, and the terms and provisions of this Intercompany Note shall inure to the benefit of Payee and its successors and assigns, including subsequent holders hereof. Notwithstanding anything to the contrary contained herein, or in any other promissory note or other instrument, this Intercompany Note (i) replaces and supersedes any and all promissory notes or other instruments which create or evidence any Intercompany Loans made on or before the Closing Date by any Payee to any other Group Member and (ii) shall not be deemed replaced, superseded or in any way modified by any promissory note or other instrument entered into on or after the date hereof which purports to create or evidence any Intercompany Loan by any Payee to any other Group Member.

     THIS INTERCOMPANY NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS INTERCOMPANY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES.
     The terms and provisions of this Intercompany Note are severable, and if any term or provision shall be determined to be superseded, illegal, invalid or otherwise unenforceable in whole or in part pursuant to an Applicable Law or a Bankruptcy Law by a Governmental Authority having jurisdiction, such determination shall not in any manner impair or otherwise affect the validity, legality or enforceability of that term or provision in any other jurisdiction or any of the remaining terms and provisions of this Intercompany Note in any jurisdiction.
     From time to time after the date hereof, additional Subsidiaries of the Issuer may become parties hereto (as Payor and/or Payee, as the case may be) by executing a counterpart signature page to this Intercompany Note (each additional Subsidiary, an “Additional Party”). Upon delivery of such counterpart signature page to the Payees, notice of which is hereby waived by the other Payors, each Additional Party shall be a Payor and/or a Payee, as the case may be, and shall be as fully a party hereto as if such Additional Party were an original signatory hereof. Each Payor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Payor or Payee hereunder. This Intercompany Note shall be fully effective as to any Payor or Payee that is or becomes a party hereto regardless of whether any other person becomes, or fails to become, or ceases to be a Payor or Payee hereunder.
     This Intercompany Note may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Intercompany Note by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Intercompany Note.
[The remainder of this page is intentionally left blank; signature pages follow.]

     IN WITNESS WHEREOF, each Payor and Payee has caused this Intercompany Note to be executed and delivered by its proper and duly authorized officer as of the date set forth above.

Corporación Durango, S.A.B. de C.V., as a Payor and Payee
By:
Name:
Title:

Porteadores de Durango, S.A. de C.V., as a Payor and Payee
By:
Name:
Title:

Reciclajes Centauro, S.A. de C.V., as a Payor and Payee
By:
Name:
Title:

Compañia Norteamericana de Inversiones En Celulosa Y Papel, S.A. de C.V., as a Payor and Payee
By:
Name:
Title:

Administración Corporativa de Durango, S.A. de C.V., as a Payor and Payee
By:
Name:
Title:

Líneas Aéreas Ejecutivas de Durango, S.A. de C.V, as a Payor and Payee
By:
Name:
Title:

Empaques de Cartón Titán, S.A. de C.V., as a Payor and Payee
By:
Name:
Title:

Inmobiliària Industrial Tizayuca, S.A. de C.V., as a Payor and Payee
By:
Name:
Title:

Servicios Industriales Tizayuca, S.A. de C.V., as a Payor and Payee
By:
Name:
Title:

Atenmex, S.A. de C.V., as a Payor and Payee
By:
Name:
Title:

Atensa, S.A. de C.V., as a Payor and Payee
By:
Name:
Title:

Ectsa Industrial, S.A. de C.V., as a Payor and Payee
By:
Name:
Title:

Eyemsa Industrial, S.A. de C.V., as a Payor and Payee
By:
Name:
Title:

Cartonpack Industrial, S.A. de C.V., as a Payor and Payee
By:
Name:
Title:

Administración Industrial Centauro, S.A. de C.V., as a Payor and Payee
By:
Name:
Title:

Administradora Industrial Durango, S.A. de C.V.
By:
Name:
Title:

Ponderosa Industrial De México, S.A. de C.V., as a Payor and Payee
By:
Name:
Title:

Mexpape, S.A. de C.V., as a Payor and Payee
By:
Name:
Title:

Fapatux, S.A. de C.V., as a Payor and Payee
By:
Name:
Title:

Servicios Pipsamex, S.A. de C.V., as a Payor and Payee
By:
Name:
Title:

Formatodo Industrial, S.A. de C.V., as a Payor and Payee
By:
Name:
Title:

Paper International, Inc., as a Payor and Payee
By:
Name:
Title:

Fiber Management of Texas, Inc., as a Payor and Payee
By:
Name:
Title:

Grupo Pipsamex, S.A. de C.V., as a Payor and Payee
By:
Name:
Title:

McKinley Paper Company, as a Payor and Payee
By:
Name:
Title:

Summafibers Inc., as a Payor and Payee
By:
Name:
Title:

Empresas Titán, S.A. de C.V., as a Payor and Payee
By:
Name:
Title:

SCHEDULE A

TRANSACTIONS
ON
INTERCOMPANY NOTE

Outstanding
Principal Balance
			Amount of Advance	Amount of Principal	from Payor to Payee	Notation
Date	Name of Payor	Name of Payee	This Date	Paid This Date	This Date	Made By

EXHIBIT D
FORM OF REP & WARRANTY CERTIFICATE
DATED AS OF                     , 2009
     Reference is made to the Indenture entered into among Corporación Durango, S.A.B. de C.V. (the "Issuer”), the Note Guarantors named therein (the “Note Guarantors”), and Wilmington Trust FSB (the "Trustee”), dated as of [                    ], 2009 (the “Indenture”). This is the “Rep & Warranty Certificate” referred to in the Indenture and attached to the Indenture as Exhibit D. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Indenture. The undersigned, being the duly appointed Chief Financial Officer, of the Issuer or the relevant Note Guarantor, as applicable, does hereby certify in the name of and on behalf of the Issuer or such relevant Note Guarantor, as of the date hereof, as follows; provided, that each Note Guarantor represents and warrants as to itself only:
     1. Corporate Existence and Power. The Issuer and each Note Guarantor (a) is duly organized and validly existing under the laws of the jurisdiction of its organization; (b) has the requisite power and authority and all of its material licenses, authorizations, consents and approvals to own, lease and operate its Assets and to conduct its business and to execute, deliver, and perform its obligations under each of the Restructuring Documents to which it is a party; and (c) is duly qualified as a foreign entity and is licensed and in good standing (or the equivalent, if any, under Mexican law) under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
     2. Corporate Authorization; Non-Contravention. The execution, delivery and performance by the Issuer and each Note Guarantor of each Restructuring Document (including the issuance of the Restructuring Equity) to which such Person is party have been duly authorized by all necessary corporate action, and do not and will not (a) contravene the terms of such Person’s Organizational Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party, or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject (and neither the Issuer nor any Note Guarantor is a party to any agreement which (x) requires that the proceeds of any Equity Issuance be applied in a manner other than as required by the Indenture, or (y) except with respect to Permitted Liens, requires that the proceeds of any Asset Sale be applied in a manner other than as required by the Indenture), except for a prospective breach which may be alleged under certain debt instruments to which Pipsamex is a party; or (c) violate any Applicable Law or any Bankruptcy Law. As used herein, “Organizational Document” means (a) with respect to any corporation, the estatutos sociales, the certificate or articles of incorporation, the bylaws, any certificate of designation or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the shareholders or the board of directors (or any committee thereof) of such corporation and (b) with respect to any other entity, as applicable to such type of entity, its certificate of formation or limited liability company certificate, limited liability company agreement, memorandum and articles of association, partnership agreement or similar constitutive documents and including all agreements, voting trusts and similar arrangements with or among the holders of such Person’s Capital Stock.

     3. Binding Effect; Satisfaction of Closing Conditions. The Indenture and each other Restructuring Document to which the Issuer or any Note Guarantor is a party have been duly executed and delivered by each such Person and constitute the legal, valid and binding obligations of the Issuer and such Note Guarantor to the extent such Person is a party thereto, enforceable against each such Person in accordance with their respective terms, except as enforceability may be limited by applicable Bankruptcy Laws or similar laws affecting creditors’ rights generally or by general principles of equity (whether applied by a court of law or equity). The conditions set forth in the Closing Conditions Side Letter have been satisfied on or prior to the date hereof.
     4. Financial Condition. Attached hereto as Schedule 4 are [list recent financial statements delivered by Issuer and its consolidated Subsidiaries to the Steering Group in connection with the restructuring] (the “Financial Statements”). The Financial Statements (a) were prepared in accordance with Mexican NIF consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (b) fairly present, in all material respects, the financial condition of the Issuer and its Subsidiaries, on a consolidated basis, as of the dates thereof, and results of operations for the periods covered thereby, subject to ordinary year-end audit adjustments and the absence of footnotes.
     5. Ownership; Subsidiaries. Except for the Restructuring Equity, neither the Issuer nor any Note Guarantor has outstanding shares of Capital Stock other than shares that (a) have been validly issued, (b) are fully paid and non-assessable, and (c) are owned as indicated in Schedule 5.
     6. Commercial Activity; Absence of Immunity.
a.	The Issuer and each Note Guarantor is subject to civil and commercial law with respect to its obligations under the Indenture and each other Restructuring Document to which it is a party. The making and performance by the Issuer and each Note Guarantor of the Indenture and each other Restructuring Document to which it is a party constitute private and commercial acts rather than public or governmental acts, and neither it, nor any of its Property is entitled to any right of immunity in any jurisdiction from suit, court jurisdiction, judgment, attachment (whether before or after judgment), set-off or execution of a judgment or from any other legal process or remedy relating to its obligations under the Indenture and each other Restructuring Document to which it is a party.

b.	It is not necessary (i) in order for the Trustee or any Noteholder to enforce the Indenture or any other Restructuring Document or (ii) solely by reason of the execution, delivery and performance of the Indenture or any other Restructuring Document, that the Trustee or any Noteholder be licensed or qualified with any Governmental Authority in Mexico or be entitled to carry on business in Mexico.

c.	Full Disclosure. The Issuer has disclosed to the Noteholders and Steering Group in writing any and all facts or circumstances not otherwise disclosed in the Financial Statements referred to in Section 4 and the Issuer’s public filings that could reasonably be expected to have a Material Adverse Effect.
     7. Guarantor Paying Agent. The Guarantor Paying Agent is not an Affiliate of the Issuer or any Subsidiary thereof.
     8. Secured Indebtedness. Except as set forth on Schedule A to the Indenture, the Secured Indebtedness and all documentation relating to the Secured Indebtedness has not been amended or modified in any respect as of the date hereof.
     9. No Material Adverse Effect. Since December 31, 2008, no event, fact or circumstance has occurred that has resulted, or could reasonably be expected to result, in a Material Adverse Effect.

ISSUER: Corporación Durango, S.A.B. de C.V.
By:
Name:
Title:

NOTE GUARANTORS: Porteadores de Durango, S.A. de C.V.
By:
Name:
Title:

Reciclajes Centauro, S.A. de C.V.
By:
Name:
Title:

Compañia Norteamericana de Inversiones En Celulosa Y Papel, S.A. de C.V.
By:
Name:
Title:

Administración Corporativa de Durango, S.A. de C.V.
By:
Name:
Title:

Líneas Aéreas Ejecutivas de Durango, S.A. de C.V.
By:
Name:
Title:

Empaques de Cartón Titán, S.A. de C.V.
By:
Name:
Title:

Inmobiliària Industrial Tizayuca, S.A. de C.V.
By:
Name:
Title:

Servicios Industriales Tizayuca, S.A. de C.V.
By:
Name:
Title:

Atenmex, S.A. de C.V.
By:
Name:
Title:

Atensa, S.A. de C.V.
By:
Name:
Title:

Ectsa Industrial, S.A. de C.V.
By:
Name:
Title:

Eyemsa Industrial, S.A. de C.V.
By:
Name:
Title:

Cartonpack Industrial, S.A. de C.V.
By:
Name:
Title:

Administración Industrial Centauro, S.A. de C.V.
By:
Name:
Title:

Administradora Industrial Durango, S.A. de C.V.
By:
Name:
Title:

Ponderosa Industrial De México, S.A. de C.V.
By:
Name:
Title:

Mexpape, S.A. de C.V.
By:
Name:
Title:

Fapatux, S.A. de C.V.
By:
Name:
Title:

Servicios Pipsamex, S.A. de C.V.
By:
Name:
Title:

Formatodo Industrial, S.A. de C.V.
By:
Name:
Title:

Paper International, Inc.
By:
Name:
Title:

Fiber Management of Texas, Inc.
By:
Name:
Title:

Grupo Pipsamex, S.A. de C.V.
By:
Name:
Title:

McKinley Paper Company
By:
Name:
Title:

Summafibers Inc.
By:
Name:
Title:

Empresas Titán, S.A. de C.V.
By:
Name:
Title:

EXHIBIT E
FORM OF SUPPLEMENTAL INDENTURE
(To be delivered by an additional Note Guarantor)
     SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of      , among [Name of new Subsidiary(ies)] (the “Note Guarantors”), each a direct or indirect Subsidiary of CORPORACIÓN DURANGO, S.A.B. DE C.V., a sociedad anónima bursátil de capital variable organized under the laws of Mexico (the “Issuer”) and WILMINGTON TRUST FSB, as Trustee (the “Trustee”).
RECITALS
     WHEREAS, the Issuer and certain of its Subsidiaries have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of ___, 2009 providing for the issuance of an $250,000,000 Step Up Rate Senior Guaranteed Notes due 2016 (the “Notes”);
     WHEREAS, the Indenture provides that under certain circumstances the Note Guarantors will execute and deliver to the Trustee a supplemental indenture pursuant to which the Note Guarantors will unconditionally Guarantee to each Noteholder, the Trustee and the Guarantor Paying Agent (each, a “Guaranteed Party” and collectively, the “Guaranteed Parties”), the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance to such Guaranteed Party of the principal of and interest under the Indenture and the Notes and all other amounts and obligations from time to time owing to such Guaranteed Party by the Issuer under the Restructuring Documents (such obligations being herein collectively called the “Guaranteed Obligations”) on the terms and conditions set forth herein (the “Subsidiary Guarantee”);
     WHEREAS, concurrent with the execution and delivery of this Supplemental Indenture, such Note Guarantors have executed and delivered counterpart signature pages to the Intercompany Note and became Additional Parties to the Intercompany Note in their capacity as Payors and/or Payees, as applicable (as such terms are defined in the Intercompany Note) as described in Exhibit C to the Indenture, and the Indenture provides that in connection with such execution and delivery, the Note Guarantors shall be bound by all of the provisions of Article 7 of the Indenture regarding the full and complete subordination in the right of payment and priority of the obligations owed to such Additional Party with respect to any Intercompany Loan under the Intercompany Note in its capacity as a Subordinated Creditor to the indefeasible payment in full in cash of any principal, interest, fees, penalties, premiums, or additional or other amounts owing in respect of the Senior Debt (as defined in the Indenture); and
     WHEREAS, pursuant to Section 9.01(a) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Note Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Noteholders as follows:
     1. Capitalized Terms. Capitalized terms used herein without definition will have the meanings assigned to them in the Indenture.
     2. Agreement to Guarantee. Subject to the provisions of Article 11 of the Indenture, each Note Guarantor hereby agrees as follows:
a.	Such Note Guarantor, jointly and severally with each of the other Note Guarantors, unconditionally Guarantees to each Guaranteed Party, the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance to such Guaranteed Party of the Guaranteed Obligations.

b.	Such Note Guarantor further jointly and severally agrees that (i) if at the time any Guaranteed Obligation becomes due (whether at stated maturity, by acceleration or otherwise), such Note Guarantor will promptly pay or perform the same directly to the Guarantor Paying Agent, in accordance with Article 11 of the Indenture and this Subsidiary Guarantee, without any demand or notice to such Note Guarantor or the Issuer and (ii) in the case of any extension of tie of payment, performance or renewal of any Notes or any of such other Guaranteed Obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so Guaranteed or any performance so Guaranteed for whatever reason, each of the Note Guarantors will be jointly and severally obligated to pay the same immediately. Such Note Guarantor agrees that this is a Guarantee of payment and performance and not of collection.

c.	Subject to Sections 11.09 and 14.02 of the Indenture, unless such Note Guarantor’s obligations under this Subsidiary Guarantee have been waived, terminated or released, the obligations of such Note Guarantor hereunder are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability the Indenture, the Notes or the Obligations of the Issuer under the Indenture, the Notes, or any other Restructuring Document, the absence of any action to enforce the same, any waiver or consent by any Noteholder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same, any substitution, release or exchange of any other Guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by Applicable Law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of Section 11.01(b) of the Indenture that the obligations of such Note Guarantor under Article 11 of the Indenture shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of such Note Guarantor hereunder, which shall remain absolute and unconditional as described above:

i.	at any time or from time to time, without notice to the Note Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived (other than, with respect to a Note Guarantor, the extension or waiver of an obligation of such Note Guarantor);

ii.	any of the acts mentioned in any of the provisions of the Indenture, the Notes, any Restructuring Document, or any other agreement or instrument referred to herein shall be done or omitted; or

iii.	the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under the Indenture, the Notes, any Restructuring Document or any other agreement or instrument referred to herein shall be waived (other than, with respect to any Note Guarantor, the waiver, termination or release of an obligation of such Note Guarantor); or any other Guarantee of any of the Guaranteed Obligations shall be released or exchanged in whole or in part or otherwise dealt with;
d.	Such Note Guarantor hereby covenants that its Subsidiary Guarantee made pursuant to this Supplemental Indenture will not be discharged except by complete performance of the Guaranteed Obligations and expressly waives (x) diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, protest and all notices whatsoever, and any requirement that the Guarantor Paying Agent, the Trustee, or any Noteholder exhaust any right, power or remedy or proceed first against the Issuer the Indenture, the Notes, any Restructuring Document or any other agreement or instrument referred to herein, or against any other Person under any other Guarantee of any of the Guaranteed Obligations and (y) any right or benefit of orden, división and excusión that might be available to it under Articles 2813, 2814, 2815, 2817, 2818, 2820, 2821, 2822, 2823, 2827, 2840, 2842, 2844, 2845, 2846, 2847, 2848, 2849 and other related articles of the Código Civil Federal of México, and all other related or similar articles in the Código Civil para el Distrito Federal and in the civil codes of all the States of México and agrees that the term “Guaranteed Obligations” shall not be affected by the application of any such provisions of Mexican law.

e.	The obligations of such Note Guarantor under Article 11 of the Indenture and its Subsidiary Guarantee shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Issuer in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each of the Note Guarantors jointly and severally agrees that it will indemnify each Guaranteed Party or demand for all reasonable costs and expenses (including, without limitation, the reasonable fees of counsel) incurred by such Guaranteed Party in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

f.	Such Note Guarantor agrees that until the payment, performance and satisfaction in full of all due and owing Guaranteed Obligations, it shall not exercise any right or remedy arising by reason of any performance by it of its Subsidiary Guarantee, whether by subrogation or otherwise, against the Issuer, any other Note Guarantor or any other guarantor of any of the Guaranteed Obligations. Each of the Note Guarantors further jointly and severally agrees that, as between such Note Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations may be accelerated and declared forthwith due and payable as against the Issuer as provided in Article 6 of the Indenture for the purposes of its Subsidiary Guarantee made pursuant to the Indenture, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations; and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6 of the Indenture, such Guaranteed Obligations (whether or not due and payable) will forthwith become due and payable by such Note Guarantor for the purposes of its Subsidiary Guarantee made pursuant to the Indenture.

g.	The Note Guarantors will have the right to seek contribution from any non-paying Note Guarantor so long as the exercise of such right does not impair the rights of the Holders under their Subsidiary Guarantees pursuant to the Indenture.

h.	In any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of such Note Guarantor under its Subsidiary Guarantee and Article 11 of the Indenture would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under its Subsidiary Guarantee and Article 11 of the Indenture, then, notwithstanding any other provision hereof to the contrary, the amount of such liability under its Subsidiary Guarantee and Article 11 of the Indenture shall, without any further action by such Note Guarantor, any Guaranteed Party or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

     3. Execution and Delivery of Subsidiary Guarantees.
a.	By virtue of its execution and delivery of this Supplemental Indenture, each Note Guarantor is deemed to have caused an Officer to endorse on each Note issued hereunder the notation of Subsidiary Guarantee set forth on the form of the Notes attached hereto as Exhibit A, to the same extent as if the signature of such Note Guarantor appeared on such Note.

b.	If the Issuer or a Note Guarantor creates or acquires any Subsidiary after the date of the Indenture, the Issuer shall concurrently cause (i) such Subsidiary to execute a Supplemental Indenture (Note Guarantor) and to comply with the terms of Article 11 of the Indenture as a Note Guarantor, and (ii) such Subsidiary to execute a counterpart signature page to the Intercompany Note and to comply with the subordination provisions of Article 7 with respect to any Intercompany Loans in its capacity as an Additional Party under the Intercompany Note.

c.	The validity and enforceability of any Subsidiary Guarantee shall not be affected by the fact that it is not affixed to any particular Note or by the failure of such Note Guarantor to have caused its Officer to endorse on each Note a notation of such Subsidiary Guarantee.

d.	The delivery of any Note by the Trustee, after authentication thereof under the Indenture, will constitute due delivery of the Subsidiary Guarantee set forth in the Indenture on behalf of each Note Guarantor.
     4. Instrument for the Payment of Money. Each Note Guarantor hereby acknowledges that its Subsidiary Guarantee herein and Article 11 of the Indenture constitutes an instrument for the payment of money, and consents and agrees that any Guaranteed Party, at its sole option, in the Event of a Default by such Note Guarantor in the payment of any moneys due hereunder, shall have the right to move under New York CPLR Section 3213.
     5. Continuing Guarantee. The Subsidiary Guarantee set forth herein and in Article 11 of the Indenture is a continuing Guarantee, and shall apply to all Guaranteed Obligations whenever arising.
     6. Appointment, Powers and Immunities of Guarantor Paying Agent. Each of the Note Guarantors hereby appoints and authorizes the Guarantor Paying Agent to act as its paying agent hereunder and under the Note Documents, with such powers as are specifically delegated to the Guarantor Paying Agent by the terms of the Indenture and such other powers as are reasonably incidental thereto. The Guarantor Paying Agent (which term as used in this sentence shall include reference to its Affiliates’ officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in the Indenture, the Notes and the other Note Documents, and shall not by reason of the Indenture, the Notes or any other Note Document be a trustee for any Note Guarantor; (b) shall not be responsible to the Note Guarantors for any recitals, statements, representations or warranties contained in the Indenture, the Notes or in any other Restructuring Document, or in any certificate or other document referred to or provided for in, or received by any of them under, the Indenture, the Notes or any other Restructuring Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Indenture, the Notes or any other Restructuring Document or any other document referred to or provided for herein or therein or for any failure by the Issuer, any Note Guarantor or any other Person to perform any of its obligations hereunder or thereunder; and (c) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Restructuring Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own negligence or willful misconduct.

     7. Direct Payment; Allocation. Without limiting any obligation of the Issuer to pay any amounts outstanding under the Notes and the other Restructuring Documents, the Note Guarantors shall make all scheduled principal and interest payments on the Notes and their Subsidiary Guarantees, directly to the Guarantor Paying Agent (in such allocation among themselves as the Guaranteeing Parties may determine from time to time) without any requirement of demand, notice or presentment of any kind by the Guarantor Paying Agent, the Trustee, or any Noteholder. Such amounts shall be paid by the Note Guarantors to the Guarantor Paying Agent at least one Business Day prior to the date each scheduled payment is due, in immediately available funds; provided, that the Note Guarantors’ obligation to pay such amounts under the Notes and their Subsidiary Guarantees is not discharged until such amounts are delivered to the Trustee in accordance with the next sentence hereof. The Guarantor Paying Agent shall remit the amount of the respective scheduled payments to the Trustee on the day such payments are due.
     8. Reliance by Guarantor Paying Agent. The Guarantor Paying Agent shall be entitled to rely upon any written certification, notice or other communication (including, without limitation, any telecopy or e-mail) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice of legal counsel, independent accountants and other experts selected by the Guarantor Paying Agent.
     9. Replacement of Guarantor Paying Agent; Fees of Guarantor Paying Agent. Any replacement Guarantor Paying Agent shall be selected by the Note Guarantors, but shall be reasonably acceptable to the Trustee; provided, that any subsequent Guarantor Paying Agent shall not be a Person that is an Affiliate (as such term is used for purposes of Section 5.07 of the Indenture) of the Issuer. Each of the Note Guarantors agrees that for so long as any Obligations under the Notes, the Indenture or any Subsidiary Guarantee shall remain outstanding, it shall maintain a Guarantor Paying Agent in accordance with Article 11 of the Indenture. Without limiting the provisions of Sections 15.10 of the Indenture, each Note Guarantor shall be liable, jointly and severally, for all fees of the Guarantor Paying Agent incurred in connection with the Indenture and the Notes and the performance of its duties hereunder, to the extent separately agreed in writing between the Guarantor Paying Agent and the Note Guarantors.
     10. Release. Notwithstanding anything to the contrary contained in the Indenture or any other Restructuring Document, in the event that any Note Guarantor is sold or all or substantially all of the assets of such Note Guarantor are sold in accordance with the Indenture, such Note Guarantor shall be automatically released from its obligations under its Subsidiary Guarantee.

     11. Subordination of Intercompany Loans. Each Note Guarantor hereby agrees, in its capacity as an Additional Party to the Intercompany Note and a Subordinated Creditor, such Note Guarantor shall be subject to the subordination provisions of Article 7 of the Indenture, which provisions are incorporated herein by reference, and agrees as follows:
a.	Defined Terms. As used herein, “Senior Debt” means all obligations created or evidenced by the Note Documents, including any subsequent notes, instruments or agreements of Indebtedness of any type or form whatsoever relating thereto, and “Subordinated Debt” means all Intercompany Loans evidenced or created by the Intercompany Note and “Subordinated Creditors” means any Additional Party that is a Payee under the Intercompany Note and/or any other holders of any Subordinated Debt.

b.	General Treatment of Intercompany Loans. The Intercompany Loans evidenced by the Intercompany Note to which the Additional Parties became parties in connection with the execution and delivery of their counterpart signatures to the Intercompany Note constitute “Subordinated Debt” that is fully and completely subordinated in right of payment and priority to and the indefeasible payment in full in cash of any principal, interest, fees, penalties, premiums, or additional or other amounts owing in respect of the Senior Debt.

c.	Remedies. The Subordinated Creditors will not take or omit to take any action or assert any claim with respect to the Subordinated Debt or otherwise which is inconsistent with the provisions of the Indenture. Without limiting the foregoing, the Subordinated Creditors will not attempt to assert, collect or enforce the Subordinated Debt or any part thereof until the Senior Debt has been finally paid in full in cash. Until the Senior Debt has been finally paid in full in cash, the Subordinated Creditors shall not have any right of subrogation, reimbursement, restitution, contribution or indemnity whatsoever from any assets of the Issuer or any Note Guarantor of or provider of collateral security for the Senior Debt. The Subordinated Creditors further waive any and all rights with respect to marshalling.

d.	Hold in Trust. The Subordinated Creditors will hold in trust and immediately pay over to the Trustee, in the same form of payment received, with appropriate endorsements, for application to the Senior Debt, any cash amount that the Subordinated Creditors receive as a payment with respect to the Subordinated Debt, or any property received as collateral for the Subordinated Debt.

e.	Payments in Bankruptcy or Liquidation. In the event of any case or proceeding, voluntary or involuntary, for the distribution, division or application of all or part of the Assets of the Issuer, whether such case or proceeding be for the liquidation, dissolution or winding up of the Issuer, a receivership, insolvency or bankruptcy case or proceeding, an assignment for the benefit of creditors, or a concurso mercantil proceeding, the Trustee is hereby irrevocably authorized to receive and collect for the benefit of the Holders any cash or other Assets of the Issuer distributed, divided or applied by way of dividend or payment, or any securities issued on account of any Subordinated Debt, and apply such cash to, or to hold such other assets or securities as collateral for, the Senior Debt, until all of the Senior Debt shall have been paid in full in cash, rendering to the Subordinated Creditors any surplus to which the Subordinated Creditors are then entitled.

f.	Subordinated Debt Voting Rights. By endorsing and delivering its counterpart Intercompany Note to the Trustee, each Subordinated Creditor conveys to the Trustee all voting rights associated with such Intercompany Note, including, in the event of any proceeding, voluntary or involuntary, for the distribution, division or application of all or part of the assets of the Issuer (whether such case or proceeding be for the liquidation, dissolution or winding up of the Issuer, a receivership, insolvency or bankruptcy case or proceeding, an assignment for the benefit of creditors, or a concurso mercantil proceeding), the right to file a proof of claim on behalf of such Subordinated Creditor and to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension, and such rights shall remain in full force and effect until all of the Senior Debt shall have been paid in full in cash.

g.	Further Assurances. Each Subordinated Creditor hereby agrees, upon request of the Trustee at any time and from time to time, to execute such other documents or instruments, or take such actions, as may be requested by the Trustee further to effectuate the terms of Article 7 of the Indenture.

h.	Modification or Sale of Subordinated Debt. The Subordinated Creditors will not modify any of the terms of any of the Subordinated Debt in a way that is adverse to the interests of the holders of the Senior Debt. Except for the netting and capitalization referred to in Section 7.02 of the Indenture, no Subordinated Creditor will sell, transfer, pledge, assign, hypothecate or otherwise dispose of any or all of the Subordinated Debt to any Person.

i.	Termination of Subordination. The terms of Article 7 of the Indenture shall continue in full force and effect, and the obligations and agreements of the Subordinated Creditors and the Issuer hereunder shall continue to be fully operative, until the indefeasible payment in full in cash of any principal, interest, fees, penalties, premiums, or additional or other amounts owing in respect of the Senior Debt, and such full payment and satisfaction shall be final and not avoidable.
     12. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
     13. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

     14. Effect of headings. The Section headings herein are for convenience only and will not affect the construction hereof.
     15. The Trustee. The Trustee will not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Note Guarantors and the Issuer.
     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated:                                ,

ISSUER: CORPORACIÓN DURANGO, S.A.B. de C.V.
By:
Name:
Title:

TRUSTEE: WILMINGTON TRUST FSB, as Trustee
By:
Name:
Title:

NOTE GUARANTORS: [EXISTING NOTE GUARANTORS] [ADDITIONAL NOTE GUARANTORS]

EXHIBIT F
ELECTION OF HOLDER TO REQUIRE REPURCHASE
     1. Pursuant to Section 10.01 of the Indenture, the undersigned hereby elects to have the principal amount of the Note set forth below repurchased by the Issuer.
     2. The undersigned hereby directs the Trustee or the Issuer to pay it or                an amount in cash equal to one hundred one percent (101%) of the principal amount to be repurchased (as set forth below), plus interest accrued to the Repurchase Date.
Dated:
Signature
Signature Guaranteed
      Principal amount to be repurchased:
(must be equal to U.S.$1,000 or any greater
integral multiple of U.S.$1,000):
     Remaining principal amount following such repurchase:

F-1

Schedule A

Indebtedness of the Issuer and its Subsidiaries

(Pro Forma as of April 15, 2009)
A. Secured Indebtedness

Creditor	Debtor	Principal Amount

1. Guarantees

Banco Nacional de Comercio Exterior S.N.C.	Pipsamex (guaranteed by the Issuer)	U.S.$164,738

Subtotal of Guarantees		U.S.$164,738

2. Standby Letters of Credit*

Bank of Oklahoma	McKinley	U.S.$1,190,000

Bank of Oklahoma	McKinley	U.S.$4,979,013

Bank of Oklahoma	McKinley	U.S.$1,000,000

Compass Bank	Summa Fiber Inc.	U.S.$700,000

Compass Bank	Summa Fiber Inc.	U.S.$150,000

Laredo National Bank	Summa Fiber Inc.	U.S.$350,000

Laredo National Bank	Summa Fiber Inc.	U.S.$750,000

* — These are contingent obligations of the Issuer not included on the Issuer’s balance sheet.

Subtotal of Letters of Credit		U.S.$9,119,013

3. Vendor Financing

MarquipWard	Empaques de Cartón Titán, S.A. de C.V.	U.S.$489,737

MarquipWard	Empaques de Cartón Titán, S.A. de C.V.	U.S.$506,878

MarquipWard	Empaques de Cartón Titán, S.A. de C.V.	U.S.$73,461

MarquipWard	Empaques de Cartón Titán, S.A. de C.V.	U.S.$73,461

Schedule A-1

Creditor	Debtor	Principal Amount
MarquipWard	Empaques de Cartón Titán, S.A. de C.V.	U.S.$541,450

MarquipWard	Empaques de Cartón Titán, S.A. de C.V.	U.S.$612,850

MarquipWard	Empaques de Cartón Titán, S.A. de C.V.	U.S.$167,994

Maq FFG Ward MPA	Empaques de Cartón Titán, S.A. de C.V.	U.S.$1,262,250

Martin	Empaques de Cartón Titán, S.A. de C.V.	€468,143

Martin	Empaques de Cartón Titán, S.A. de C.V.	€118,677

Martin	Empaques de Cartón Titán, S.A. de C.V.	€969,960

BHS	Empaques de Cartón Titán, S.A. de C.V.	€6,739,895

Subtotal of Vendor Financing		U.S.$14,762,659[1]

Total Secured Indebtedness (principal only)		U.S.$24,046,410
B. Unsecured Note Indebtedness

		Principal Amount	Principal Amount
Creditor	Debtor	(prior to Closing)	(after Closing)

Holders of the Corporación Durango US$520,000,000 10.5% Senior Notes due 2017 (the “2017 Notes”)	The Issuer	US$508,500,000	0[2]

Total Unsecured Note Debt (principal only)		US$508,500,000	0

[1]	Amounts in Euros converted at a rate of U.S.$1.33/€1.00.

[2]	All Unsecured Note Indebtedness under the 2017 Notes shall have been extinguished as of the Closing in connection with the execution and delivery of the Restructuring Documents. All Indebtedness held by ANG under the 2017 Notes will be exchanged in full and final satisfaction of all ANG claims for 35.0% (on a fully diluted basis) of the Common Shares of the Issuer, and the remaining portion of the Indebtedness under the 2017 Notes held by the Noteholders will be exchanged for the Notes and the issuance of the Restructuring Equity.

Schedule A-2

C. Unsecured Bank Indebtedness

Creditor	Debtor	Principal Amount

Commerz Bank Total Unsecured Bank Debt (principal only)	Ponderosa Industrial de México, S.A. de C.V.	US$2,848,860 US$2,848,860

Schedule A-3